UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14C
(Rule 14c-101)
INFORMATION REQUIRED IN INFORMATION STATEMENT
SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934 (Amendment No.)

Check the appropriate box:

☒Preliminary Information Statement ☐Definitive Information Statement	☐ Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

TRINSIC, INC.
(Name of Registrant as Specified in its Charter)

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☒ No fee required.

☐     Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

TRINSIC, INC.
601 SOUTH HARBOUR ISLAND BOULEVARD, SUITE 220
TAMPA, FLORIDA 33602
(813) 273-6261

NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD           , 2007
Atmore, Alabama
          , 2007

The Special Meeting of Stockholders (the “Special Meeting”) of Trinsic, Inc., a Delaware corporation (“Trinsic” or the “Company”), will be held at the Company’s Atmore, Alabama facility, 100 Brookwood Road, Atmore, Alabama 36502, on           , 2007, at 10:00 A.M. (local time) for the following purposes:

1. To approve an amendment to our Certificate of Incorporation to effect a 1-for-50 reverse stock split of our Common Stock, with holders of less than 50 shares being entitled to receive cash in lieu of any fractional shares;

2. To approve an amendment to the Company’s Certificate of Incorporation to effect a 50-for-1 forward stock split of the Company’s outstanding Common Stock after giving effect to the reverse stock split (together with the reverse stock split, the “Reverse/Forward Stock Split”). If the amendment to the Company’s Certificate of Incorporation to effect the reverse stock split is not approved by our stockholders, the proposal to amend the Company’s Certificate of Incorporation to effect the forward stock split will be withdrawn; and

3. To transact such other business as may properly come before the Special Meeting.

All of the above matters are more fully discussed in the accompanying information statement. Management is not aware of other matters that will come before the meeting.

The Board of Directors has fixed the close of business on           , 2007 (the “Record Date”) as the record date for determining the stockholders entitled to notice of and to vote at the Special Meeting and any adjournment or postponement thereof.

Shares of Common Stock can be voted at the meeting only if the holder is present at the meeting in person or by a valid proxy. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THE BOARD OF DIRECTORS RESERVES THE RIGHT TO ABANDON THE REVERSE/FORWARD STOCK SPLIT PROPOSAL AND THE RELATED AMENDMENTS AT ANY TIME PRIOR TO THEIR EFFECTIVENESS NOTWITHSTANDING AUTHORIZATION THEREOF BY TRINSIC’S STOCKHOLDERS.

All stockholders are cordially invited to attend the meeting.

By Order of the Board of Directors,

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Horace J. Davis III
Chief Executive Officer

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TRINSIC, INC.
601 SOUTH HARBOUR ISLAND BOULEVARD, SUITE 220
TAMPA, FLORIDA 33602
(813) 273-6261

Information Statement to Stockholders

This Information Statement is being furnished to you, as a holder of Common Stock, par value $.01 per share (“Common Stock”), of Trinsic, Inc., a Delaware corporation (“Trinsic” or the “Company”), in connection with the special meeting (the “Special Meeting”) that will be held at the Company’s Atmore, Alabama facility, 100 Brookwood Road, Atmore, Alabama 36502, on           , 2007, at 10:00 A.M. (local time). References to “we,” “us,” “our” or similar words refer to Trinsic, Inc. and its subsidiaries. The Board of Directors has fixed the close of business on           , 2007 (the “Record Date”) as the record date for determining the stockholders entitled to notice of and to vote at the Special Meeting and any adjournment or postponement thereof.

At the Special Meeting, the Company’s stockholders will be asked to consider proposals to amend the Company’s Certificate of Incorporation to effect a 1-for-50 reverse stock split of the Company’s Common Stock followed by a forward stock split of our Common Stock on a 50-for-1 basis (the “Reverse/Forward Stock Split”), the forms of which are attached hereto as Annex A-1 and Annex A-2 (the “Amendments”). If approved, holders of less than 50 shares of Common Stock will be cashed out as a result of the Reverse/Forward Stock Split at a price of $0.35 per share, and holders of 50 or more shares of Common Stock will continue to own the same number of shares after the Reverse/Forward Stock Split as before the Reverse/Forward Stock Split.

Each share of Common Stock is entitled to one vote per share. We had, as of the Record Date,            shares of Common Stock outstanding, meaning that there will be       votes eligible to be cast at the Special Meeting. The proposals regarding the Reverse/Forward Stock Split involve amendments to our Certificate of Incorporation, meaning that they require the affirmative vote of at least a majority of the shares of outstanding stock entitled to vote thereon, or at least       affirmative votes, to be adopted.

The 1818 Fund III, L.P. (“The 1818 Fund”), which holds approximately 14.6 million shares of Common Stock, or approximately 79% of the outstanding stock entitled to vote at the Special Meeting, has advised us that it presently intends to vote in favor of the proposal to approve the Amendments. It is anticipated, therefore, that the proposals regarding the Reverse/Forward Stock Split will be approved, although The 1818 Fund may determine at the meeting that it will not vote in favor of such proposals. An abstention or “no” vote by The 1818 Fund at the Special Meeting would mean that such proposals would be defeated. Neither The 1818 Fund nor any of its affiliated entities have provided any financial advice to the Company with respect to such proposal.

You are entitled to vote at the Special Meeting if you owned shares of Common Stock as of the close of business on the Record Date. As noted, you will be entitled to cast one vote for each share of Common Stock that you owned as of that time.

Shares of Common Stock can be voted at the meeting only if the holder is present at the meeting in person or is represented by a valid proxy given to another person. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is dated           , 2007 and is first being mailed to our stockholders on or about           , 2007.

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THE REVERSE/FORWARD STOCK SPLIT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, AND NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS PASSED UPON THE FAIRNESS OR MERITS OF THE REVERSE/FORWARD STOCK SPLIT OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT OR RELATED SCHEDULE 13E-3. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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Page

SUMMARY OF TERMS	1
The Reverse/Forward Stock Split and Proposed Amendments	1
Reasons for the Reverse/Forward Stock Split	2
Vote Required	3
Fairness of the Reverse/Forward Stock Split from a Financial Point of View	3
Material U.S. Federal Tax Consequences of the Reverse/Forward Stock Split	3
Appraisal Rights of Dissenting Stockholders	3
Completion of the Reverse/Forward Stock Split	4
SPECIAL FACTORS	5
Purpose of the Reverse/Forward Stock Split	5
Background of the Reverse/Forward Stock Split	12
Fairness of the Reverse/Forward Stock Split to Stockholders	15
Effects of the Reverse/Forward Stock Split	22
DESCRIPTION OF THE REVERSE/FORWARD STOCK SPLIT	31
Mechanics of the Reverse/Forward Stock Split	31
Conversion of Shares in the Reverse/Forward Stock Split	32
Exchange of Certificates; Payment of Cash Consideration	33
Effective Time of the Reverse/Forward Stock Split	35
Regulatory Approvals	35
Vote Required	35
Appraisal Rights	35
FINANCING OF THE REVERSE/FORWARD STOCK SPLIT	36
COSTS OF THE REVERSE/FORWARD STOCK SPLIT	36
INTERESTS OF CERTAIN PERSONS	36
CONDUCT OF THE COMPANY’S BUSINESS AFTER THE REVERSE/FORWARD STOCK SPLIT	36
RECOMMENDATION OF THE BOARD WITH RESPECT TO THE AMENDMENTS AND THE REVERSE/FORWARD STOCK SPLIT	36
Reservation of Rights	37
SUMMARY FINANCIAL INFORMATION	37
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	38
TRADING MARKET AND PRICE OF OUR COMMON STOCK AND DIVIDEND POLICY	41
OTHER MATTERS	41
AVAILABLE INFORMATION	41

ANNEX A-1 FORM OF CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION TO EFFECT REVERSE STOCK SPLIT
ANNEX A-2 FORM OF CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION TO EFFECT FORWARD STOCK SPLIT
ANNEX B — ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2005
ANNEX C — QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTERLY PERIOD ENDED SEPTEMBER 30, 2006

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SUMMARY OF TERMS

The following is a summary of the material terms of the proposed transactions as described in this Information Statement.

This Information Statement contains a more detailed description of the terms of the proposed Reverse/Forward Stock Split. We encourage you to read carefully the entire Information Statement and each of the documents that we have attached as an annex.

THE REVERSE/FORWARD STOCK SPLIT AND PROPOSED AMENDMENTS

•	The Board has authorized a 1-for-50 reverse stock split of our Common Stock followed by a forward stock split of our Common Stock on a 50-for-1 basis (the “Reverse/Forward Stock Split”).

•
The Reverse/Forward Stock Split will take effect on the date we file Certificates of Amendment to our Certificate of Incorporation (one Certificate effecting a reverse stock split, the other effecting a forward stock split) with the Secretary of State of the State of Delaware, or on any later date that we may specify in such Certificates of Amendment (the “Effective Date”).

•
On the Effective Date, we will effect a 1-for-50 reverse stock split of our Common Stock, pursuant to which a holder of 50 or more shares of Common Stock immediately before the reverse stock split will, immediately after the reverse stock split, hold one share of Common Stock for each 50 shares held prior to the reverse stock split, and a fractional share representing former shares in excess of the nearest lower multiple of 50 former shares (a “Continuing Stockholder”). The forward stock split that will immediately follow the reverse stock split will reconvert their whole shares and fractional share interests back into the same number of shares of Common Stock they held immediately before the effective time of the transaction. As a result, the total number of shares held by such a stockholder will not change after completion of the transaction.

•
Any stockholder owning fewer than 50 shares of our Common Stock immediately before the reverse stock split will receive the right to be paid cash in exchange for the resulting fractional share of Common Stock and will no longer be a stockholder of the Company (the “Cashed Out Stockholders”). We will pay the Cashed Out Stockholders an amount in cash equal to $0.35 per share of Common Stock held by them immediately before the reverse stock split. Any stockholder owning 50 or more shares of our Common Stock immediately before the reverse stock split will not be entitled to receive any cash for their fractional share interests resulting from the reverse stock split.

•
On the Effective Date (and after completion of the reverse stock split), we will effect a 50-for-1 forward stock split of our Common Stock, pursuant to which a holder of one or more shares of Common Stock immediately after the reverse stock split and immediately before the forward stock split will, immediately after the forward stock split, hold 50 shares of Common Stock for each share held prior to the forward stock split. A stockholder holding 50 or more shares of Common Stock immediately before the Reverse/Forward Stock Split will continue to hold the same number of shares after the completion of the Reverse/Forward Stock Split and will not receive any cash payment.

•
A special committee of independent directors of the Company’s Board of Directors (the “Special Committee”) reviewed and recommended to our Board of Directors, and our Board of Directors has authorized, amendments to our Certificate of Incorporation, the forms of which are attached hereto as Annex A-1 and Annex A-2, that would effect a 1-for-50 reverse stock split of our Common Stock, followed by a forward stock split of our Common Stock on a 50-for-1 basis.

REASONS FOR THE REVERSE/FORWARD STOCK SPLIT

•
The principal purpose of the Reverse/Forward Stock Split is to make the Company a private company. In light of our current size, opportunities and resources, the Board does not believe that the costs of remaining a public company are justified. Due to the limited liquidity and low market price of our Common Stock, we do not realize many of the benefits normally presumed to result from being a public company such as enhanced stockholder value, enhanced corporate image, access to capital markets, the ability to use stock to attract, retain and incentivize employees, and the ability to use stock as currency for acquisitions. The Board believes that it is in our best interest and the best interest of our stockholders to eliminate the administrative, financial and additional accounting burdens associated with being a public company by engaging in the Reverse/Forward Stock Split and taking the Company private. See also the information under the captions “Special Factors—Reasons for the Reverse/Forward Stock Split” in this Information Statement.

•
When the Reverse/Forward Stock Split becomes effective, it is expected that the number of record holders of our Common Stock will be reduced below 300. Accordingly, we will be eligible to cease filing periodic and special reports under the Securities Exchange Act of 1934 (the “Exchange Act”), and we intend to cease public registration of our Common Stock. We project annual savings from deregistration of our Common Stock to be approximately $700,000, plus a one-time savings of approximately $300,000 by not having to comply with the internal control over financial reporting requirements for public companies. See also the information under the captions “Special Factors—Reasons for the Reverse/Forward Stock Split” in this Information Statement.

•
Our Common Stock’s limited public float and thin trading volume prevent minority stockholders from having any meaningful liquidity. As of December 20, 2006, including shares of Common Stock owned by The 1818 Fund, our directors and executive officers beneficially owned 15,219,628 shares of Common Stock, or 82% of the outstanding shares. The Board believes that it is unlikely that our market capitalization and trading liquidity would increase significantly in the near future.

•
The Board determined that the Reverse/Forward Stock Split is fair to and in the best interest of all of our stockholders, including both our unaffiliated and affiliated stockholders and including those stockholders who will no longer have an ownership interest in the Company after the Reverse/Forward Stock Split. The Board concluded it would be fair to Cashed Out Stockholders to pay a price per share of $0.35, which represents a 30% premium to the 90-day average closing price ending on the day prior to public announcement of the anticipated Reverse/Forward Stock Split. The Board further concluded that the advantages of the Reverse/Forward Stock Split to the stockholders outweighed the disadvantages and that it was substantively and procedurally fair to them, and, therefore, that the transaction was in all of our stockholders’ best interest. See also the information under the captions “Special Factors—Fairness of the Reverse/Forward Stock Split to Stockholders” in this Information Statement.

VOTE REQUIRED

•
The 1818 Fund, the members of the Board and our executive officers intend to vote all shares that they directly or indirectly control in favor of the Amendments. We had approximately 385 stockholders of record holding an aggregate of 18,453,983 shares of Common Stock outstanding as of December 20, 2006. Of those shares, approximately 79%, or 14,592,428 shares, were controlled by The 1818 Fund. Each holder of Common Stock is entitled to one vote per share. Each proposed action to implement the Amendments requires the affirmative vote of a majority of the outstanding stock entitled to vote thereon, or at least 9,232,171 votes. The 1818 Fund, which holds 14,592,428 shares of our Common Stock, representing approximately 79% of the eligible votes to be cast, has informed us that it presently intends to vote to approve the Amendments at the Special Meeting. Consequently, approval of the Amendments by a majority of the outstanding stock entitled to vote appears to be assured. See also the information under the caption “Description of the Reverse/Forward Stock Split—Vote Required” in this Information Statement.

FAIRNESS OF THE REVERSE/FORWARD STOCK SPLIT FROM A FINANCIAL POINT OF VIEW

•
The Board formed a special committee to assist the Board in its evaluation of the Reverse/Forward Stock Split (the “Special Committee”). The Special Committee is composed of 4 independent directors who are not officers or employees of the Company and are not affiliated with The 1818 Fund. See the information under the caption “Special Factors—Fairness of the Reverse/Forward Stock Split to Stockholders—Substantive Fairness” in this Information Statement.

•
In determining that the Reverse/Forward Stock Split was fair to both our unaffiliated and affiliated stockholders, the Board considered a variety of factors including recommendations of the Special Committee, the limited liquidity available to the holders of our Common Stock, the historic trading price of our Common Stock and the cost savings described above. See the information under the caption “Special Factors—Fairness of the Reverse/Forward Stock Split” in this Information Statement.

MATERIAL U.S. FEDERAL TAX CONSEQUENCES OF THE REVERSE/FORWARD STOCK SPLIT

•
The Company’s stockholders receiving cash as a result of the Reverse/Forward Stock Split will be subject to U.S. federal income taxes. As a result, all stockholders may be required to pay taxes on their respective shares of Common Stock that are converted into the right to receive cash from the Company. See also the information under the caption “Summary of Terms—Material Federal Income Tax Consequences of the Reverse/Forward Stock Split” in this Information Statement. You are urged to consult with your own tax advisor regarding the tax consequences of the Reverse/Forward Stock Split in light of your own particular circumstances.

APPRAISAL RIGHTS OF DISSENTING STOCKHOLDERS

•
You are not entitled to appraisal rights under our Certificate of Incorporation or the General Corporation Law of the State of Delaware. See also the information under the caption “Description of the Reverse/Forward Stock Split—Appraisal Rights” in this Information Statement.

COMPLETION OF THE REVERSE/FORWARD STOCK SPLIT

•
To complete the Reverse/Forward Stock Split, we intend to use available cash on hand and cash generated from our operations to pay these costs. See also the information under the caption “Financing of the Reverse/Forward Stock Split” in this Information Statement.

•
Upon consummation of the Reverse/Forward Stock Split, each registered stockholder on the effective date of the Reverse/Forward Stock Split will receive one share of Common Stock for every 50 shares of Common Stock held in his or her account immediately prior to the effective time of the Reverse/Forward Stock Split. Any stockholder owning fewer than 50 shares of our Common Stock immediately before the reverse stock split will receive the right to be paid cash $0.35 in exchange for the resulting fractional share of Common Stock and will no longer be a stockholder of the Company. Any holder of 50 or more shares of Common Stock immediately before the reverse stock split will, immediately after the reverse stock split, hold one share of Common Stock for each 50 shares held prior to the reverse stock split, and a fractional share representing former shares in excess of the nearest lower multiple of 50 former shares. The forward stock split that will immediately follow the reverse stock split will reconvert their whole shares and fractional share interests back into the same number of shares of Common Stock they held immediately before the effective time of the transaction.

•
The Reverse/Forward Stock Split will also apply to stockholders holding Common Stock in street name through a nominee (such as a bank or broker). Consequently, each beneficial holder of Common Stock on the effective date of the Reverse/Forward Stock Split also will receive one share of Common Stock for every 50 shares of Common Stock held through a nominee for his or her benefit immediately prior to the effective time of the Reverse/ Forward Stock Split. Any beneficial owner owning fewer than 50 shares of our Common Stock immediately before the reverse stock split will receive the right to be paid cash in exchange for the resulting fractional share of Common Stock and will no longer be a beneficial owner of the Company. Any beneficial owner of 50 or more shares of Common Stock immediately before the reverse stock split will, immediately after the reverse stock split, hold one share of Common Stock for each 50 shares held prior to the reverse stock split, and a fractional share representing former shares in excess of the nearest lower multiple of 50 former shares. The forward stock split that will immediately follow the reverse stock split will reconvert their whole shares and fractional share interests back into the same number of shares of Common Stock they held immediately before the effective time of the transaction. Nominees will be instructed to effect the Reverse/Forward Stock Split for their beneficial holders. However, nominees may have different procedures, and stockholders holding shares in street name should contact their nominees to determine what procedures will be used.

•
As soon as practicable after the effective date of the Reverse/Forward Stock Split, we will send all stockholders a letter of transmittal to be used to transmit Common Stock certificates to American Stock Transfer & Trust Company, the transfer agent (“Transfer Agent”). Upon proper completion and execution of the letter of transmittal, and the return of the letter of transmittal and accompanying stock certificate(s) to the Transfer Agent, each stockholder entitled to receive payment will receive a check for such stockholder’s stock. In the event we are unable to locate certain stockholders or if a stockholder fails to properly complete, execute and return the letter of transmittal and accompanying stock certificate to the Transfer Agent, any funds payable to such holders pursuant to the Reverse/Forward Stock Split will be held until a proper claim is made, subject to applicable abandoned property laws.

SPECIAL FACTORS

PURPOSE OF AND REASONS FOR THE REVERSE/FORWARD STOCK SPLIT

Purpose of the Reverse/Forward Stock Split

The purpose of the Reverse/Forward Stock Split is to enable the Company to deregister and terminate its obligations to file special and periodic reports and make other filings with the Securities and Exchange Commission (the “SEC”). The benefits of deregistering the Common Stock include eliminating the costs associated with filing documents under the Securities Exchange Act of 1934 (the “Exchange Act”) with the SEC, eliminating the costs of compliance with the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and related regulations, reducing the direct and indirect costs of administering stockholder accounts and responding to stockholder requests, and affording stockholders holding fewer than 50 shares immediately before the transaction the opportunity to receive cash for their shares without having to pay brokerage commissions and other transaction costs.

By converting the shares of the holders of fewer than 50 shares into the right to receive cash, we will:

•
Reduce the number of the Company’s stockholders of record to fewer than 300 persons, which will allow us to terminate the registration of the Common Stock under Section 12(g) of the Exchange Act and suspend the Company’s duty to file periodic reports with the SEC;

•	Eliminate the administrative burden and expense of maintaining small stockholder accounts;

•
Permit these small stockholders to liquidate their shares of Common Stock at a fair price, without having to pay brokerage commissions, as we will pay all transaction costs in connection with the Reverse/Forward Stock Split; and

•	Cause minimal disruption to stockholders owning 50 or more shares of Common Stock.

Reasons for the Reverse Stock Split

We incur direct and indirect costs associated with compliance with the Exchange Act’s filing and reporting requirements imposed on public companies. The cost of compliance has increased significantly with the implementation of the provisions of Sarbanes-Oxley Section 404. We also incur substantial indirect costs as a result of, among other things, the executive time expended to prepare and review our public filings. As we have relatively few executive personnel, these indirect costs can be substantial.

We incur direct and indirect costs associated with the filing and reporting requirements imposed on SEC reporting companies. As an SEC reporting company, we are required to prepare and file with the SEC, among other items, the following:

•	Annual Reports on Form 10-K;

•	Quarterly Reports on Form 10-Q;

•	Proxy statements and annual reports required by Regulation 14A under the Exchange Act; and

•	Current Reports on Form 8-K.

In addition, we pay for the costs of preparing our directors’ and officers’ Section 16(a) reports (Forms 3, 4 and 5) and Section 13(d) reports (Schedule 13D or Schedule 13G) (for directors or officers that are 5% stockholders). The costs associated with these reports and other filing obligations are a significant overhead expense, including professional fees for our auditors and legal counsel, printing and mailing costs, internal compliance costs, and transfer agent costs. These related costs have been increasing over recent years, and we believe that they will continue to increase, particularly as a result of the additional reporting and disclosure obligations imposed on SEC reporting companies by the recently enacted Sarbanes-Oxley.

The executive officers and directors of the Company believe that by deregistering the Common Stock and suspending the Company’s periodic reporting obligations, the Company will experience an initial special annual cost savings/cost avoidance of approximately $1,000,000, consisting of (i) $700,000 in annual costs historically incurred and (ii) a one-time savings of approximately $300,000 by not having to comply with the internal control over financial reporting requirements for public companies. Such estimated annual costs are further described in greater detail below:

Historical Fees:
Legal fees	$100,000
Printing, mailing, and filing costs	100,000
Audit and quarterly review fees	100,000
Other fees	200,000
Total	$500,000
Sarbanes-Oxley Compliance Fees:
Legal fees	$50,000
Audit fees	25,000
Other fees	125,000
Total	$200,000
Total	$700,000

Such estimated cost savings/cost avoidance reflect, among other things: (i) a reduction in audit and related fees, (ii) a reduction in legal fees related to securities law compliance, (iii) the elimination of costs associated with filing periodic reports with the SEC, (iv) the reduction in management time spent on compliance and disclosure matters attributable to our Exchange Act filings, (v) the lower risk of liability that is associated with non-reporting (as distinguished from public reporting) company status, (vi) the cost savings of approximately $150,000 per annum of not having to comply with the new internal control audit requirements imposed by Section 404 of Sarbanes-Oxley, and (vii) the reduction in direct miscellaneous clerical and other expenses.

The cost savings/cost avoidance figures set forth above are only estimates. The actual cost savings/cost avoidance we realize from no longer being a public reporting company may be higher or lower than such estimates. Estimates of the special cost savings/cost avoidance to be realized if the Reverse/Forward Stock Split is consummated are based upon (i) the actual costs to us of the services and disbursements in each of the categories listed above that were reflected in our recent financial statements and (ii) the allocation to each category of management’s estimates of the portion of the expenses and disbursements in such category believed to be solely or primarily attributable to our public reporting company status.

It is important to note that in addition to the above-referenced special estimated annual cost savings/cost avoidance, the consummation of the Reverse/Forward Stock Split and subsequent deregistration of the Common Stock would result in a significant one-time cost savings/cost avoidance due to the Company’s not being subject to the new internal control audit requirements imposed by Section 404 of Sarbanes-Oxley. Preparing the Company to comply with Section 404 of Sarbanes-Oxley would require significant expenditures prior to that date, including costs related to computer software and hardware, fees to third parties for compliance planning, assessment, documentation and testing, and costs related to internal personnel. These costs are estimated to exceed $300,000, and are comprised of expenditures relating to the following: (i) the preparation for Section 404 implementation, including the development, testing, and documentation of Company policy and internal controls for the Company and each of its subsidiaries, (ii) the Company’s Audit Committee’s extensive review and oversight of the Section 404 implementation process, (iii) the purchase of new computer software and hardware to more effectively monitor and document internal controls, (iv) the training of internal personnel and management, (v) the hiring of additional internal personnel for areas which require additional controls, (vi) the hiring of third-parties to provide consulting and to conduct compliance planning, assessment, documentation, and testing, and (vii) the initial review, audit, and attestation of the Company’s external auditors. The majority of these expenses will be non-recurring. However, on an ongoing basis, the Company will need to comply with the requirements of Section 404 of Sarbanes-Oxley, and review and update these processes and resources. The cost of annual compliance in fiscal year 2007 and each year thereafter is estimated at $150,000 per year.

We expect the actual cost savings/cost avoidance of being a non-reporting company to be much greater than simply eliminating the estimated historical out-of-pocket costs. As a result of recent corporate governance scandals, the legislative and litigation environment resulting from those scandals, the costs of being a public reporting company in general, and the costs of our remaining a public reporting company in particular, are expected to continue to increase in the near future. Moreover, new legislation, such as Sarbanes-Oxley, will likely continue to have the effect of increasing the compliance burdens and potential liabilities of being a public reporting company. This and other proposed legislation will likely continue to increase audit fees and other costs of compliance such as securities counsel fees, increase outside director fees and increase potential liability faced by our officers and directors.

In some instances, management’s cost saving/cost avoidance expectations were based on information provided by third parties or upon verifiable assumptions. For example, our auditors have informed us, informally, that there will be a reduction in auditing fees if we no longer continue as a public reporting company. In addition, the costs associated with retaining legal counsel to assist with complying with the Exchange Act reporting requirements will be eliminated if we no longer file reports with the SEC and are otherwise not required to comply with the disclosure requirements that apply to public reporting companies.

Inability to Realize Benefits Normally Associated with Public Reporting Company Status

An additional reason for the Reverse/Forward Stock Split relates to the inability of the Company to realize many of the benefits normally presumed to result from being a public reporting company, such as the following:

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A typical advantage from being a public reporting company comes from the ability to use company stock, as opposed to cash or other consideration, to effect acquisitions. The Company is not aware of, and does not expect to identify, an acquisition opportunity that would likely employ the Common Stock as acquisition consideration, or require access to public equity markets to raise additional capital.

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Public companies can also obtain financing by issuing securities in a public offering. The Company believes that a general lack of public investor interest in non-facilities based telecommunications companies and the Company’s financial condition have severely limited its access to the public capital markets in recent years and the Company does not presently intend to do so.

•
Public companies often endeavor to use company stock to attract, retain and motivate employees. In recent years, due to the declining market price of the Common Stock, the Common Stock has not provided a meaningful incentive to its employees.

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An enhanced company image often accompanies public reporting company status. The Company has determined that due to its size and other factors, the Company has not enjoyed an appreciable enhancement in company image as a result of its public reporting company status.

In light of the foregoing, the Board of Directors and the Special Committee believe the benefits associated with maintaining our status as a public reporting company and maintaining our small stockholder accounts are substantially outweighed by the costs, both financial and operational, associated therewith. The Board of Directors and the Special Committee believe that it is in the best interests of the Company to eliminate the administrative burden and costs associated with maintaining its status as a public reporting company and its small stockholder accounts. The Board of Directors and the Special Committee have determined that the Reverse/Forward Stock Split is the most expeditious and economical way of liquidating the holdings of small stockholders and changing our status from that of a public reporting company to that of a more closely-held, non-reporting company. The Board of Directors, upon the recommendation and approval of the Special Committee, has determined that the reverse stock split ratio should be 1-for-50 and that the forward stock split ratio should be 50-for-1. Numerous factors were considered in reaching its determination. For a more detailed discussion, please see “Fairness of the Reverse/Forward Stock Split” in this proxy statement.

Reasons for the Forward Stock Split

Effecting the forward stock split immediately after the reverse stock split benefits the Company by (i) preventing the Common Stock from having an unusually high value per share, which tends to decrease the liquidity of shares, (ii) eliminating the need for the Company to cash out fractional shares of Continuing Stockholders and (iii) avoiding the need to adjust the exercise price of any awards previously granted under the Company’s 2004 Stock Incentive Plan, 2000 Stock Incentive Plan and 1998 Equity Participation Plan (the “Stock Incentive Plans”).

Potential Disadvantages of the Reverse/Forward Stock Split

While we believe that the Reverse/Forward Stock Split will result in the benefits described, several disadvantages should also be noted. Our working capital and assets will be decreased to fund the purchase of fractional shares and the costs of the Reverse/Forward Stock Split. The ownership interest of stockholders holding less than 50 shares will be terminated, and such stockholders will be unable to participate in any increased value of shares that may be achieved. Additionally, some stockholders will be forced to relinquish their shares in the Company upon the effective date of the Reverse/Forward Stock Split, rather than choosing on their own the time and price for disposing of their holdings of Common Stock in the Company. In addition, we will become a private company, and Continuing Stockholders will not have the opportunity for a public market for our securities unless the Company re-registers under the Exchange Act in the future, which is not currently anticipated. After the Reverse/Forward Stock Split, we will terminate the registration of our Common Stock under the Exchange Act and we will no longer be subject to the reporting requirements under the Exchange Act. As a result of the termination of the Company’s reporting obligations under the Exchange Act:

•	we will not have the ability to raise capital in the public securities markets;

•	we will be less likely to use shares of our Common Stock to acquire other companies;

•	we may have less flexibility in attracting and retaining executives and employees since equity-based incentives (such as stock options) tend not to be as attractive in a privately-held company;

•	less information will be required to be furnished to remaining stockholders or to be made publicly available by the Company;

•	Continuing Stockholders will experience reduced liquidity for their shares of Common Stock;

•
various provisions of the Exchange Act, such as periodic operating statements and proxy or information statement disclosure in connection with stockholder meetings, will no longer apply to the Company; and

•
the reporting requirements and restrictions of the Exchange Act, including without limitation the reporting and short-swing profit provisions of Section 16, will no longer apply to our executive officers, directors and 10% stockholders of the Company.

We would no longer be subject to the provisions of the Sarbanes-Oxley Act or the liability provisions of the Exchange Act. Therefore, our Chief Executive Officer and Chief Financial Officer would no longer be required to certify as to the accuracy of our financial statements, we would no longer be required to have an audit committee and have a majority of the members of our Board of Directors be independent. Furthermore, stockholders of the Company receiving cash as a result of the Reverse/Forward Stock Split will be subject to federal income taxes as if they had sold their shares. As a result, stockholders may be required to pay taxes on their respective shares of Common Stock that are converted into the right to receive cash from the Company. See the information under the caption “Special Factors—Effects of the Reverse/Forward Stock Split — Material Federal Income Tax Consequences of the Reverse/Forward Stock Split” in this Information Statement.

The Board believed that the benefits of the Reverse/Forward Stock Split outweighed the disadvantages.

Failure to Effect Reverse/Forward Stock Split

Although the Board of Directors believes that the Reverse/Forward Stock Split will be consummated and that the Company will deregister, we cannot guarantee that the Reverse/Forward Stock Split will result in the Company deregistering the Common Stock. Even if stockholder approval of the Reverse/Forward Stock Split is obtained, the Board of Directors will not implement the Reverse/Forward Stock Split if it determines that the Reverse/Forward Stock Split (i) would result in the number of stockholders of record remaining to be 300 or more or (ii) would not be in the Company’s best interest. As a result, the Company would continue to be a public reporting company and would continue to file annual and quarterly reports on Form 10-K and Form 10-Q. The Board of Directors considered the possibility that the Reverse/Forward Stock Split may not be implemented.

Alternatives to the Reverse/Forward Stock Split

In making the determination to proceed with the Reverse/Forward Stock Split, the Board of Directors and the Special Committee considered the feasibility of certain other alternative transactions, as described below:

•
Issuer Tender Offer. The Board of Directors and the Special Committee also considered the feasibility of an issuer tender offer to repurchase the shares of Common Stock held by stockholders of the Company other than The 1818 Fund. A principal disadvantage of this type of transaction is due to the voluntary nature of such a transaction since the Company would have no assurance that the transaction would result in a sufficient number of shares being tendered. Moreover, the tender offer rules regarding the treatment of stockholders, including pro-rata acceptance of offers from stockholders, make it difficult to ensure that the Company would be able to significantly reduce the number of record stockholders. As a result of these disadvantages, the Board of Directors and the Special Committee determined not to pursue this alternative.

•
Partial Cash-Out Merger. The Board of Directors and the Special Committee also considered the feasibility of a transaction in which the Company would cash out stockholders owning less than a specified number of shares by merging a newly-formed subsidiary of the Company with and into the Company. While the effect of this transaction would be similar to that of a reverse stock split, the Board and Directors and the Special Committee rejected this alternative because of the greater complexity of this type of transaction, including but not limited to the formation of a new entity and the possible need to assign or amend material contracts of the Company, which would likely result in significant costs.

•
Traditional Stock Repurchase Program. The Board of Directors and the Special Committee also considered a plan whereby the Company would periodically repurchase shares of the Common Stock on the open market at then current market price. The Company rejected such an approach. Repurchasing enough shares in this manner to enable the Company to deregister under the Exchange Act would likely take an extended period of time, have no assurance of success and be of undeterminable cost.

•
Odd-Lot Repurchase Program. The Board of Directors and the Special Committee also considered the feasibility of a transaction in which the Company would announce to its stockholders that it would repurchase, at a designated price per share, the shares of common stock held by any stockholder who holds less than a specified number of shares (e.g., fewer than 100 shares) and who offers such shares for sale pursuant to the terms of the program. A principal disadvantage of such an approach, however, results from the voluntary nature of the program. Because stockholders would not be required to participate in the program, the Company could not be certain at the outset whether a sufficient number of odd-lot stockholders would participate and thereby result in the number of stockholders being reduced to below 300. In terms of timing, such a program, especially after giving effect to any extensions of deadlines for tendering into the program, would likely necessitate a longer time frame than that of a reverse stock split. As a result of these disadvantages, the Board of Directors and the Special Committee rejected this alternative.

•
Reverse Stock Split Without a Forward Stock Split. The Board of Directors and the Special Committee also considered this alternative, which would accomplish the objective of reducing the number of stockholders of the Company below the 300 threshold. In a reverse stock split without a subsequent forward stock split, we would acquire not only the interests of the cashed out stockholders, but also the fractional share interests of those stockholders who are not cashed out (as compared to the proposed transaction in which only those stockholders whose shares are converted to fewer than one whole share after the reverse stock split would have their fractional interests cashed out; and all fractional interests held by stockholders holding more than one whole share after the reverse stock split would be reconverted to whole shares in the forward stock split). The Board of Directors and the Special Committee rejected this alternative due to the higher cost involved with conducting a reverse stock split without a forward stock split. In addition, effecting the forward stock split immediately after the reverse stock split benefits the Company by avoiding the need to adjust the exercise price of any awards previously granted under the Company’s Stock Incentive Plans.

•
Maintaining the Status Quo. The Board of Directors and the Special Committee also considered maintaining the status quo. In that case, the Company would continue to incur the expenses of being a public reporting company without enjoying the benefits traditionally associated with having public reporting company status. The Board of Directors and the Special Committee believe that maintaining the status quo is not in the best interests of the Company and rejected this alternative.

Conditions to the Completion of the Reverse/Forward Stock Split

The Reverse/Forward Stock Split will not be effected unless and until our stockholders approve the Reverse/Forward Stock Split and the Board of Directors determines that:

•	we have available funds necessary to pay for the fractional shares resulting from the Reverse/Forward Stock Split; and

•	the transaction will substantially reduce the number of stockholders below 300.

In addition, the Board may decide to abandon the Reverse/Forward Stock Split (even after stockholder approval) at any time prior to its consummation if the Board believes that such action would be in our best interest and the best interest of our stockholders. Among the circumstances that might cause the Board to abandon the Reverse/Forward Stock Split are the development of a significant risk of the Reverse/Forward Stock Split failing to achieve the overall goal of reducing the number of record holders to fewer than 300 or where the expense of cashing out the stockholders with fewer than 50 shares becomes so high that the transaction becomes financially prohibitive. Additionally, such circumstances could include a superior offer to our stockholders, a material change in our business or litigation affecting our ability to proceed with the Reverse/Forward Stock Split.

Assuming that the above-described conditions are satisfied, the Company, as promptly as reasonably practicable, will file the Certificates of Amendment of Certificate of Incorporation with the Secretary of State of the State of Delaware and thereby effect the Reverse/Forward Stock Split. In that case, the approximate date for effectuating the transaction will be           , 2007. If we do not effect the Reverse/Forward Stock Split, we will continue as a publicly-traded company with our Common Stock registered under the Exchange Act, and our Common Stock will likely continue to be traded on the OTC Bulletin Board.

BACKGROUND OF THE REVERSE/FORWARD STOCK SPLIT

At several regular meetings of the Board of Directors held during 2006, the Board discussed generally the benefits and costs associated with the Company’s status as a publicly-traded company. The Board developed an interest in a going-private transaction as the result of continuing discussions at Board meetings regarding the high costs of maintaining the Company as a publicly-traded company and the limited benefits the Company received from being public, especially in light of the substantial new internal and external accounting requirements and procedures imposed by the Sarbanes-Oxley Act.

Since the proposal of the Sarbanes-Oxley, our Board of Directors and executive officers have had numerous discussions with our auditors and legal counsel to follow the progression of Sarbanes-Oxley requirements applicable to the Company. In this process, they have noted the costs and time commitments required to comply with increasing levels of associated regulation. Over this period of time, our directors and executive officers had informal discussions about the historical and prospective time commitments and costs associated with Sarbanes-Oxley compliance.

At a meeting of the Board of Directors held on July 18, 2006 the Board discussed the possibility of initiating a going-private transaction with the goal of suspending the Company’s obligations as a publicly-traded company. Legal counsel Cahill Gordon & Reindel llp (“Cahill Gordon”) was also present at such meeting. Given that the Board of Directors includes individuals that are either affiliated or have relationships with the Company’s majority stockholder, The 1818 Fund, Cahill Gordon recommended that the Board form a committee comprised solely of independent members to consider the fairness and advisability of the proposed Reverse/Forward Stock Split to Cashed Out Stockholders and to Continuing Stockholders. Additionally, Cahill Gordon advised the Board on procedural considerations for effecting a going private transaction generally, including the Board’s fiduciary duties to all stockholders. The Board of Directors determined to form a special committee comprised of its independent Directors, Messrs. Raymond L. Golden, Andrew Krusen, Richard F. LaRoche, Jr. and Roy Neel, for the purpose of evaluating and making recommendations with respect to undertaking a going private transaction, the form of any such transaction and the fairness of any such transaction to the Company’s stockholders.

At a meeting of the Special Committee held on September 19, 2006, the Special Committee considered

(1) management’s presentation of our direct and indirect costs associated with compliance with the Exchange Act’s filing and reporting requirements imposed on public companies and that the cost of this compliance has increased significantly with the implementation of the provisions of Sarbanes-Oxley,

(2) management’s estimates of the additional costs and burdens associated with compliance with the forthcoming internal control audit requirements of Section 404 of Sarbanes-Oxley,

(3) that the Company has had a going concern qualification in each of its last two annual audits as a result of recurring losses and a net capital deficiency.

(4) that the Common Stock has attracted limited institutional investors or market research attention which could have created a more active and liquid market for the Common Stock,

(5) that the relatively low trading volume of the Common Stock and the Company’s low market capitalization have reduced the liquidity benefits to the stockholders of the Company and mitigated the ability to use Common Stock as a significant part of our employee compensation and incentive strategy,

(6) that the Company has not used Common Stock as consideration, nor been active in the corporate merger and acquisition market, and therefore has not realized any benefit from the use of publicly traded stock in conjunction with acquisitions or other stock transactions,

(7) that the Company does not presently intend to raise capital through sales of securities in a public offering or to acquire other business entities using stock as consideration,

(8) the current and historical market prices for the Common Stock on the OTC Bulletin Board and the net book value of the Common Stock,

(9) the presentation of Cahill Gordon of several alternatives for accomplishing a going private transaction, including a reverse stock split (together with a follow on forward stock split), an issuer tender offer, a partial cash-out merger and a stock repurchase program (including an odd-lot repurchase program), and related considerations of fairness to stockholders, and

(10) retaining an independent financial advisor.

The Special Committee determined in light of considerations (1) through (6) above that it was in the best interest of the Company and its stockholders for the Company to cease to be a public Company. The Special Committee determined to defer making a determination with respect to the means of accomplishing a going-private transaction and the price to be paid to any stockholders eliminated by a going-private transaction until its next meeting. The Special Committee asked Messrs. Golden and LaRoche to further explore alternatives with Cahill Gordon and management and to report back to the Special Committee at its next meeting.

Following the September 19 Special Committee meeting, Messrs. Golden and LaRoche met with management and Cahill Gordon to further review the several alternatives presented by Cahill Gordon for accomplishing a going-private transaction and to discuss methodologies for establishing the price to be paid to any stockholders eliminated by a going-private transaction, including whether an independent financial advisor should be retained for such purpose.

At a Special Committee meeting held on September 21, 2006 Messrs. Golden and LaRoche reported to the Special Committee that they had reviewed the advantages and disadvantages of the several alternatives presented by Cahill Gordon for accomplishing a going-private transaction and recommended that the Special Committee adopt the Reverse/Forward Stock Split alternative. Messrs. Golden and LaRoche informed the Special Committee that they had reviewed several Reverse/Forward Stock Split ratios and observed for the Special Committee that a 25 for 1 Reverse/Forward Stock Split ratio would result in approximately 215 record holders of Common Stock, a 50 for 1 Reverse/Forward Stock Split ratio would result in approximately 185 record holders of Common Stock, a 100 for 1 Reverse/Forward Stock Split ratio would result in approximately 150 record holders of Common Stock and a 500 for 1 Reverse/-Forward Stock Split ratio would result in approximately 100 record holders of Common Stock. Messrs. Golden and LaRoche recommended that the Special Committee adopt a 50 for 1 Reverse/Forward Stock Split ratio. Messrs. Golden and LaRoche then reported to the Special Committee the estimated costs of two financial advisors contacted by Cahill Gordon on the Special Committee’s behalf, and observed that both such estimates would likely exceed the consideration actually payable to Cashed Out Stockholders and that each appeared excessive in relation to the other costs associated with the Reverse/Forward Stock Split and the Company’s overall financial condition. Messrs. Golden and LaRoche recommended that the Special Committee not retain a financial advisor in connection with the Reverse/Forward Stock Split.

Messrs. Golden and LaRoche informed the Special Committee that they had reviewed the Company’s net book value and current and historical market data for the Common Stock during the 30-day and 90-day periods ending September 18, 2006. Messers. Golden and LaRoche observed that the Company’s net book value was negative and therefore not meaningful. Messrs. Golden and LaRoche also observed that although the Common Stock has limited liquidity, over the 90-day period ending September 18, 2006 the approximate aggregate volume of the Common Stock traded on the OTC Bulletin Board was 350,000 shares, which represented in excess of 10% of the Common Stock held by persons other than directors, executive officers and The 1818 Fund. Messrs. Golden and LaRoche recommended that the price to be paid to any Cashed Out Stockholders be set at a 15% premium to the 90-day average closing price ending on the day prior to public announcement of the anticipated Reverse/Forward Stock Split to ensure fairness to the Cashed Out Stockholders, noting that the small aggregate cost of such a premium would be of negligible consequence to the Company and therefore fair to the Continuing Stockholders. Messrs. Golden and LaRoche finally observed that the closing price of the Common Stock on September 21, 2006 was $0.26 per share and that the 90-day average closing price of the Common Stock for the period ending on September 21, 2006 was $0.31.

Following the presentation by Messrs. Golden and LaRoche, the Special Committee further reviewed the advantages and disadvantages of the various going-private transactions presented by Cahill Gordon and determined to adopt the Reverse/Forward Stock Split. The Special Committee then considered the consequences of the several Reverse/Forward Stock Split ratios presented by Messrs. Golden and LaRoche, including (1) the number by which the record stockholders of the Company would need to be reduced to allow deregistration; (2) the number of record and beneficial stockholders holding shares within ranges of 1 share up to 500 shares; (3) the estimated number of shares that would become fractional shares, cancelled and converted into the right to receive cash; (4) the anticipated expense of implementing the Reverse/Forward Stock Split; (5) without quantification, the direct and indirect costs of communicating with, administering stockholder accounts for and responding to stockholders; (6) the ability of stockholders who would otherwise be cashed out to acquire sufficient additional Common Stock to remain Continuing Stockholders after the Reverse/Forward Stock Split; (7) that some of the Cashed Out Stockholders might appreciate the opportunity to liquidate their relatively small holdings without brokerage fees; and (8) the likelihood and burden of engaging in another stockholder reduction transaction to avoid the need to re-register under the Exchange Act at some point in the future. After considering such consequences, the Special Committee determined to adopt the 50 for 1 ratio.

The Special Committee then considered the price to be paid to any stockholders eliminated by a going-private transaction, including whether an independent financial advisor should be retained for such purpose. The Special Committee determined that (i) that the current and historical market price information and net book value information available to the Special Committee were sufficient to support a determination of fairness from a financial point of view and (ii) after receiving cost estimates from two financial advisors, the substantial costs of retaining an independent financial advisor would likely exceed the consideration actually payable to Cashed Out Stockholders, and would in any event be excessive in relation to the other costs associated with the Reverse/Forward Stock Split. In light of such determination, the Special Committee determined not to retain an independent financial advisor.

The Special Committee also considered requesting management to perform a discounted cash flow analysis of the Company for valuation purposes. In considering the need for such an analysis, the Special Committee considered (1) the inherent uncertainty associated with projected cash flows and discount rate assumptions, especially for businesses in similar financial circumstances to the Company, (2) the substantial internal Company resources that would need to be dedicated to such an analysis, (3) that any such analysis could not be deemed independent or objective having been prepared by management and (4) the small aggregate consideration likely to be paid to Cashed Out Stockholders in any event. In light of such considerations and the other objective information available to the Special Committee, the Special Committee determined not to request management perform a discounted cash flow analysis of the Company.

The Special Committee then further discussed the current and historical market price data for the Common Stock and determined the price to be paid to any stockholders eliminated by the Reverse/Forward Stock Split would be set at a 15% premium to the 90-day average closing price ending on the day prior to public announcement of the anticipated Reverse/Forward Stock Split to ensure fairness to the Cashed Out Stockholders, and that the small aggregate cost of such a premium would be of negligible consequence to the Company and therefore fair to the Continuing Stockholders.

On September 21, 2006, the Board of Directors met to discuss the conclusions reached by the Special Committee. Following this discussion, the Board of Directors unanimously determined to adopt the Reverse/Forward Stock Split as recommended by the Special Committee, and determined that the consideration per pre-split share of $0.35 was fair to both the Cashed Out Stockholders and the Continuing Stockholders.

On December 19, 2006, the Special Committee met to discuss the changes in the Company's Common Stock price and how it affected the price to be paid to Cashed Out Stockholders.  The Special Committee noted that the 90-day average closing price of the Common Stock for the period ending on December 18, 2006 was $0.27.  The Special Committee discussed the volatility of the price of Common Stock, including the potential impact on the price of Common Stock due to the Company's inability to timely file the Form 10-Q for the period ended September 30, 2006.  It was decided that it was fair to Cashed Out Stockholders to maintain the price of $0.35 per share, which now represented a 30% premium to the 90-day average closing price of the Common Stock for the period ending prior to the announcement of the Reverse/Forward Stock Split.

In light of these considerations, the Special Committee and, upon the recommendation of the Special Committee, the Board of Directors believe that it is in the Company’s best interests to undertake the Reverse/Forward Stock Split at this time to enable us to deregister the Common Stock under the Exchange Act, which will relieve the Company of the administrative burden, cost, and competitive disadvantages associated with filing reports and otherwise complying with the requirements imposed under the Exchange Act.

No outside party prepared or presented any reports, presentations, analyses or opinions in connection with the Reverse/Forward Stock Split and no investment firm was retained by the Company.

All of the members of the Special Committee attended each meeting of the Special Committee outlined in this section and participated in each discussion regarding the proposed transaction, and each matter approved by the Special Committee was unanimously approved by the Special Committee.

All of the members of the Board of Directors attended each meeting of the Board of Directors outlined in this section and participated in each discussion regarding the proposed transaction, and each matter approved by the Board of Directors was unanimously approved by the full Board of Directors.

FAIRNESS OF THE REVERSE/FORWARD STOCK SPLIT TO STOCKHOLDERS

In order to provide a fair consideration of this transaction, the Board of Directors created the Special Committee. The Special Committee was given the authority to evaluate the appropriateness of a transaction that would permit the Company to deregister our Common Stock, as well as the desired transaction structure, terms and conditions of any such transaction.

Messrs. Golden, Krusen, LaRoche and Neel were chosen to serve on the Special Committee because they are “independent,” as such term is defined under Rule 10A-3 of the Exchange Act. None are currently employed as an officer or employee of the Company, beneficially own, directly or indirectly, more than 10% of the Common Stock, or hold any other relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The members of the Special Committee, Messrs. Golden, Krusen, LaRoche and Neel, in addition to being independent directors of the Company, have been board members since 2005, 2003, 2002 and 2005, respectively, and are familiar with our business and prospects.

The Special Committee has reviewed and considered the terms, purpose, alternatives, and effects of the Reverse/Forward Stock Split and has determined and believes that the Reverse/Forward Stock Split are in the best interests of the Company and is substantively and procedurally fair to the Cashed Out Stockholders who will receive cash in lieu of fractional shares fewer than one whole share and the Continuing Stockholder who will remain stockholders of the Company after the Reverse/Forward Stock Split. After studying the Reverse/Forward Stock Split and their anticipated effects on our stockholders, the Special Committee unanimously approved the Reverse/Forward Stock Split.

The Board of Directors and the Special Committee believe that they have a fiduciary responsibility to all stockholders of the Company, including the Cashed Out Stockholders as well as the Continuing Stockholders. Paying excessive cash consideration to stockholders with fewer than 50 shares of Common Stock would not be fair to the Continuing Stockholders remaining after the Reverse/Forward Stock Split, while paying inadequate cash consideration would not be fair to our Cashed Out Stockholders receiving such consideration in exchange for their shares. In upholding its fiduciary responsibility to all of the stockholders of the Company, the Special Committee reviewed and considered the terms, alternatives, and effects of the Reverse/Forward Stock Split on each of the Cashed Out Stockholders, the Continuing Stockholders, and the Company.

The Special Committee has set the cash consideration to be paid to Cashed Out Stockholders at $0.35 per share, which represents a 30% premium to the average closing price for our Common Stock for the 90 trading days prior to the announcement of the Reverse/Forward Stock Split and is a 205% premium over the current market price, and the Board of Directors, upon recommendation and approval of the Special Committee, approved such determination.

Substantive Fairness

The Special Committee reasonably believes that the Reverse/Forward Stock Split is substantively fair to both the Cashed Out Stockholders and the Continuing Stockholders. The factors considered by the Special Committee in reaching its conclusion as to the substantive fairness of the Reverse/Forward Stock Split are discussed below.

Factors Considered

In addition to the procedural fairness concerns analyzed by the Special Committee (as discussed above under the section “Special Factors—Fairness of the Reverse/Forward Stock Split to Stockholders—Substantive Fairness”), the Special Committee considered the advantages of the Reverse/Forward Stock Split, as discussed below, in reaching its conclusion as to the substantive fairness of the Reverse/Forward Stock Split to our Cashed Out Stockholders and the Continuing Stockholders, as well as the factors identified in the section below entitled “Special Factors—Effects of the Reverse/Forward Stock Split—Potential Disadvantages of the Reverse/Forward Stock Split.” The Special Committee did not assign specific weight to the following factors in a formulaic fashion, but did place special emphasis on the opportunity for minority stockholders to sell their holdings at a premium without paying brokerage commissions, as well as the significant cost and time savings for the Company.

Advantages of the Reverse/Forward Stock Split:

1. Opportunity for minority stockholders holding fewer than 50 shares of Common Stock to sell holdings without brokerage fees.

(a) Historical Market Prices

In connection with the Reverse/Forward Stock Split, the Special Committee set the price to be paid to the Cashed Out Stockholders at a 30% premium to the average closing price for our Common Stock for the 90 trading days prior to the announcement of the Reverse/Forward Stock Split.

The following table summarizes certain indications of value, including the aforementioned current and historical market prices of the Common Stock, each as defined above. The Company’s net book value per share is discussed in greater detail below. For further discussion regarding how the Special Committee determined the cash out consideration, please see the section above entitled “Special Factors—Background of the Reverse/Forward Stock Split.”

Value	Dollar Amount
Current Market Closing Price as of December 21, 2006	$0.17
Thirty Day Average Market (Closing) Price	0.22
Ninety Day Average Market (Closing) Price	0.27
Net book value per share at September 30, 2006	(0.827)

(b) Liquidation Value

In connection with its deliberations, the Special Committee considered the Company’s liquidation value. However, the Special Committee did not view the Company’s liquidation value to be a meaningful measure of valuation because the Company’s book value per share is negative.

2. Significant cost and time savings for the Company.

By reducing the number of stockholders of record to fewer than 50 and deregistering the Common Stock under the Exchange Act, we expect to save (i) approximately $700,000 per year in professional fees and expenses that we have historically incurred in connection with the preparation and filing of reports required by the Exchange Act, (ii) approximately $300,000 in primarily non-recurring expenses that otherwise would have been incurred in fiscal 2007 in connection with compliance with the internal control audit requirements of Section 404 of Sarbanes-Oxley and (iii) approximately $150,000 per year in expenses thereafter that would otherwise be expected to be incurred in order to comply with Section 404 of Sarbanes-Oxley. The termination of reporting obligations will also alleviate a significant amount of time and effort previously required of our executive officers to prepare and review these ongoing reports and filings. See “Special Factors—Reasons for the Forward/Forward Stock Split” for a more detailed discussion of these cost savings.

3. Ability to control decision to remain a holder of Common Stock or liquidate Common Stock.

Another factor considered by the Special Committee in determining the fairness of the transaction to minority stockholders, individually, is that current holders of fewer than 50 shares of Common Stock may elect to remain stockholders of the Company following the Reverse/Forward Stock Split by acquiring additional shares so that they own at least 50 shares of the Common Stock immediately before the Reverse/Forward Stock Split. The Special Committee believes it will not be difficult for a stockholder to purchase up to 50 shares of Common Stock prior to the Reverse/Forward Stock Split based upon historical average trading volumes of the Common Stock during the past 12 months. Conversely, stockholders who own 50 or more shares of Common Stock, who desire to liquidate their shares in connection with the Reverse/Forward Stock Split at the premium price offered may reduce their holdings to fewer than 50 shares by selling shares prior to the Reverse/Forward Stock Split. The Special Committee considers the structure of the transaction to be fair to minority stockholders, because it allows them a measure of control over the decision of whether to remain stockholders after the Reverse/Forward Stock Split or to receive the cash consideration offered in connection with the Reverse/Forward Stock Split.

4. No material change in percentage ownership of Continuing Stockholders.

Because only an estimated 75,000 out of 18,453,983 shares of the Common Stock will be eliminated as a result of the Reverse/Forward Stock Split, the percentage ownership of Continuing Stockholders will be approximately the same as it was prior to the Reverse/Forward Stock Split. Our officers and directors currently beneficially own approximately 82% of the outstanding Common Stock and will have their beneficial ownership increased by less than 1% following completion of the Reverse/Forward Stock Split. We believe that structuring the transaction in a manner that preserves the approximate percentage ownership of the Continuing Stockholders supports the fairness of the transaction to the minority stockholders.

5. Ability to control the dissemination of information to our competitors, vendors, and customers.

Upon filing the Form 15 with the SEC to deregister our Common Stock under the Exchange Act and suspend our duty to file periodic reports with the SEC, the Company will be able to control the dissemination of certain business information, which is currently disclosed in the periodic reports and, accordingly, made available to our competitors, vendors, customers, and other interested parties, potentially to our detriment.

Disadvantages of the Reverse/Forward Stock Split:

1. Substantial reduction of public sale opportunities.

Following the Reverse/Forward Stock Split and the deregistration of the Common Stock under the Exchange Act, we anticipate that the public market for shares of Common Stock will be reduced. Stockholders of the Company will continue to have the option of selling their shares of Common Stock in a public market. While shares will continue to be listed in the “pink sheets,” any current public market for the Common Shares likely will be highly illiquid after the suspension of our periodic reporting obligations. In addition, because market makers (and not the Company) quote our Common Stock in the “pink sheets,” we cannot guarantee that our Common Stock will always be available for trading in the “pink sheets.”

2. Reduction of publicly available information.

Upon terminating the registration of the Common Stock under the Exchange Act, our duty to file periodic reports with the SEC will be suspended. While the Company intends to provide to stockholders information regarding the Company’s business and results of operation after the Reverse/Forward Stock Split, we can make no assurances as to the type of information that we will provide, the form in which the information will be presented, and the frequency with which we will make such information available. As such, stockholders remaining in the Company following the Reverse/Forward Stock Split and our vendors and customers may not have available all of the information regarding the Company’s operations and results that is currently available in the Company’s filings with the SEC. As a result, it will be more difficult for our vendors and customers to determine the creditworthiness of the Company.

While the Board of Directors and the Special Committee acknowledge the circumstances in which such reduction of publicly available information may be disadvantageous to our stockholders, they believe that the overall benefits to the Company of no longer being a public reporting company substantially outweigh the disadvantages thereof, and, accordingly, the Company believes that the reduction of publicly available information does not outweigh the advantages of no longer being a public reporting company, which is in the best interests of the Company’s stockholders.

3. Termination of public reporting company obligations.

Once the Common Stock of the Company ceases to be registered under the Exchange Act, the Company will no longer be subject to public reporting company obligations, such as the provisions of Sarbanes-Oxley or certain liability provisions of the Exchange Act. Therefore, our Chief Executive Officer and Chief Financial Officer would no longer be required to certify as to the accuracy of our financial statements, we would no longer be required to have an audit committee and have a majority of the members of our Board of Directors be independent. Although we will no longer be required to file financial statements with the SEC or to provide such information to stockholders, any financial statements we elect to provide will no longer be required to be certified by the officers of the Company.

4. Possible significant decline in the value of the Common Stock.

Because the limited liquidity for the shares of Common Stock (as described in paragraph (1) above), the termination of the Company’s obligation to make public financial and other information expected following the deregistration of the Common Stock under the Exchange Act (as described in paragraph (2) above), and the diminished opportunity for stockholders of the Company to monitor the management of the Company due to the reduction of publicly available information, Continuing Stockholders may experience a significant decrease in the value of their shares of Common Stock.

5. Inability to participate in any future increases in value of Common Stock.

Cashed Out Stockholders will have no further financial interest in the Company with respect to their cashed out shares and thus will not have the opportunity to participate in the potential appreciation in the value of such shares. However, those minority stockholders who wish to remain stockholders after the Reverse/Forward Stock Split can do so by acquiring additional shares so that they own at least 50 shares of Common Stock immediately before the Effective Date of the Reverse/Forward Stock Split.

6. Loss of flexibility in attracting and retaining employees.

The deregistration and subsequent decreased liquidity of the Common Stock may result in the Company having less flexibility in attracting and retaining executives and other employees because equity-based incentives (such as stock options) tend not to be viewed as having the same value in a non-public reporting company.

7. Increased difficulty in raising capital.

The deregistration and subsequent decreased liquidity of the Common Stock will make it more difficult for the Company to access the public equity and public debt markets (although we have not done this in many years) and the private debt markets. In addition, the Company will be less likely to be able to use stock to acquire companies (although we have not done this in many years).

Fairness Determination of the Special Committee

The Special Committee believes that the factors mentioned above, when viewed together, support a conclusion that the Reverse/Forward Stock Split is substantively fair to both the Company’s Cashed Out Stockholders and the Company’s Continuing Stockholders because under the proposed Reverse/Forward Stock Split, Cashed Out Stockholders will receive an amount per share of $0.35, which represents a 30% premium to the average closing price for our Common Stock for the 90 trading days prior to the announcement of the Reverse/Forward Stock Split. In addition, the Special Committee determined that the Reverse/Forward Stock Split is substantively fair to minority stockholders, in part because it provides them an opportunity to liquidate their holdings at a fair price without brokerage commissions at a price that does not prejudice the Continuing Stockholders. It should also be noted that during the past two years there have been no firm offers (i) to merge the Company with another company, (ii) for the sale of all or substantially all of the assets of the Company, or (iii) for the purchase of the Company’s Common Stock that would enable the holder to exercise control of the Company. Further, the Special Committee did not consider any firm offers (i) to merge the Company with another company, (ii) for the sale of all or substantially all of the assets of the Company, or (iii) for the purchase of the Company’s Common Stock that would enable the holder to exercise control of the Company.

The Special Committee also acknowledges that the minority stockholders will have some control over whether they remain stockholders after the Reverse/Forward Stock Split by acquiring additional shares so that they own at least 50 shares of Common Stock immediately before the Reverse/Forward Stock Split. Those minority stockholders who continue as stockholders following the Reverse/Forward Stock Split will maintain approximately the same percentage ownership that they had prior to the Reverse/Forward Stock Split. The potential loss of liquidity in shares of Common Stock does not appear to be a significant loss given the relatively low trading volume of the Common Stock. Furthermore, the Special Committee believes that any disadvantages associated with the reduction in public information available regarding our operations and financial results will be offset by the savings in costs and management time expected to be realized from termination of our public reporting obligations.

We have not made any special provision in connection with the Reverse/Forward Stock Split to grant stockholders access to our corporate files or to obtain counsel or appraisal services at our expense, as the Special Committee did not consider these steps necessary to ensure the fairness of the Reverse/Forward Stock Split. The Special Committee determined that such steps would be costly and time consuming, and would not provide any meaningful additional benefits. With respect to stockholders’ access to our corporate files, the Special Committee determined that this proxy statement, together with our other filings with the SEC, provide adequate information for stockholders to make an informed decision with respect to the Reverse/Forward Stock Split. In addition, Delaware law and our Certificate of Incorporation give stockholders the right to review the Company’s relevant books and records of account.

The Special Committee’s determination was a consensus resulting from a series of meetings held to review and deliberate over many factors, as described under “Background of the Reverse/Forward Stock Split.” As previously stated, the Special Committee believes that the proposed Reverse/Forward Stock Split, including the cash-out consideration of $0.35 per share of Common Stock, are fair, both procedurally and substantively, to both the Cashed Out Stockholders and the Continuing Stockholders. In connection with the approval of the transaction, the Special Committee recommended that the Board of Directors (i) approve the Reverse/Forward Stock Split as currently proposed and (ii) adopt the recommendation of the Special Committee.

Fairness Determination of the Board of Directors

The Board of Directors relied on the procedures instituted by the Special Committee in their efforts to ensure the procedural fairness and substantive fairness of the proposed Reverse/Forward Stock Split. The Special Committee had absolute discretion in the retention of its advisors and in reviewing, evaluating, and recommending a proposal to the entire Board of Directors. The factors that the Special Committee relied on, which are discussed above, were discussed with the Board of Directors by the Special Committee and were contained in the presentations and the recommendation from the Special Committee. In addition to its review of the recommendation by the Special Committee, the Board of Directors relied on the independence and competence of the Special Committee when the Board of Directors voted unanimously to adopt the Special Committee’s recommendation to reduce the number of stockholders of record below 300 in the form of the currently proposed Reverse/Forward Stock Split. Based upon (i) the recommendation of the Special Committee and an analysis of the same factors considered by the Special Committee (as outlined above), and (ii) the independence and competence of the Special Committee, the Board of Directors unanimously approved the proposed transaction and reasonably believes that it is procedurally and substantively fair to both the Cashed Out Stockholders and the Continuing Stockholders.

Procedural Fairness to All Stockholders

The Special Committee reasonably believes that the Reverse/Forward Stock Split is procedurally fair to both the Cashed Out Stockholders and the Continuing Stockholders. The factors considered by the Special Committee in reaching its conclusion as to the procedural fairness of the Reverse/Forward Stock Split are discussed below.

Factors Considered

To ensure procedural fairness, the Board of Directors established the Special Committee solely of independent directors and deferred control of evaluation and structure of the transaction to their review. The Special Committee used its best efforts to establish the terms of the transaction by fully informed itself of all aspects of the transaction through attendance at and participation in Special Committee meetings. Such procedures tend to ensure the fairness and integrity of this type of a transaction. The Special Committee did not obtain a fairness report, opinion, appraisal or other independent assessment because it concluded that the costs associated with obtaining such a report or opinion outweighed its perceived benefits. The Special Committee considered retaining an independent financial advisor. However, the Special Committee determined that (i) that the current and historical market price information and net book value information available to the Special Committee were sufficient to support a determination of fairness from a financial point of view and (ii) after receiving cost estimates from two financial advisors, the substantial costs of retaining an independent financial advisor would likely exceed the consideration actually payable to Cashed Out Stockholders, and would in any event be excessive in relation to the other costs associated with the Reverse/Forward Stock Split. In light of such determination, the Special Committee determined not to retain an independent financial advisor.

The procedure whereby the Special Committee determined whether to approve the transaction and whether the terms of the transaction were procedurally fair to the minority stockholders included the consideration by the Special Committee of the following factors, each of which, in the view of the Special Committee, supported the determination to recommend approval of the transaction: (i) current market prices of the Company’s stock; (ii) historical market prices of the Company’s stock; and (iii) the net book value of the Company.

The Special Committee considered separately each aforementioned factor, but did not assign specific weight to the factors in a formulaic fashion, and it did not make a determination as to why any particular specified factor, as a result of the deliberations by the Special Committee, should be assigned any weight.

The Reverse/Forward Stock Split are not structured in such a way so as to require the approval of at least a majority of the minority stockholders of the Company. In addition, an unaffiliated representative has not been retained to act solely on behalf of minority stockholders for the purposes of negotiating the terms of the Reverse/Forward Stock Split and/or preparing a report concerning the fairness of the transaction. In assessing the Reverse/Forward Stock Split, the Special Committee understood that (i) The 1818 Fund, which owns 79% of the voting power of the Common Stock outstanding and entitled to vote at the Special Meeting, has indicated that it will vote in favor of the Reverse/Forward Stock Split at the Special Meeting and (ii) no appraisal or dissenters’ rights are available under Delaware law to stockholders of the Company who dissent from the Reverse/Forward Stock Split. Despite the foregoing, the Special Committee believes that the Reverse/Forward Stock Split is procedurally fair to the Cashed Out Stockholders and Continuing Stockholders of the Company.

In evaluating the procedural fairness of the Reverse/Forward Stock Split with respect to minority stockholders in particular, the Special Committee noted that the percentage ownership of Continuing Stockholders, whether affiliated or unaffiliated, will be practically unchanged from their percentage ownership prior to the Reverse/Forward Stock Split. The Cashed Out Stockholders hold less than 1% of the outstanding Common Stock. The sole determining factor in whether a stockholder will become a Cashed Out Stockholder or a Continuing Stockholder as a result of the Reverse/Forward Stock Split is the number of shares of Common Stock held by such stockholder as of the effective time of the transaction. In addition, any stockholder that would otherwise be a Cashed Out Stockholder as a result of owning fewer than 50 shares of Common Stock, but would rather continue to hold Common Stock after the Reverse/Forward Stock Split and not be cashed out, may do so by purchasing a sufficient number of additional shares on the open market such that the stockholder holds at least 50 shares of Common Stock in the stockholder’s record account immediately before the Effective Date of the Reverse/Forward Stock Split. Further, because the Cashed Out Stockholders hold less than 1% of the outstanding Common Stock, it would not be in the best interests of the Company to provide them with the independent right to approve the Reverse/Forward Stock Split, and possibly prevent the holders of in excess of 99% of the Common Stock from achieving significant cost savings for the Company if the majority desires to approve the Reverse/Forward Stock Split. Therefore, the Special Committee determined not to condition the proposed Reverse/Forward Stock Split upon the independent approval of either the minority stockholders or the Cashed Out Stockholders. Moreover, the structure of a reverse/forward stock split does not lend itself to having an independent representative negotiate the terms of the proposal on behalf of the minority stockholders or the Cashed Out Stockholders. For a more detailed discussion, please see the sections entitled “Fairness of the Reverse/Forward Stock Split to Stockholders—Advantages of the Reverse/Forward Stock Split—No material change in percentage ownership of Continuing Stockholders,” and “Special Factors—Effects of the Reverse/Forward Stock Split—Effects on Stockholders—Effects on Stockholders With Fewer Than 50 Shares of Common Stock” in this proxy statement.

Effects of the Reverse/Forward Stock Split

Effects of the Reverse/Forward Stock Split on Holders of Our Common Stock

The Reverse/Forward Stock Split will generally affect the Company’s majority stockholder, The 1818 Fund, and minority stockholders the same. As a result, we expect that the percentage ownership of The 1818 Fund after the Reverse/Forward Stock Split would increase by less than 1% from its ownership before the Reverse/Forward Stock Split. Although there is a slight change in the percentage of Common Stock collectively beneficially owned by The 1818 Fund, it will not affect the control of the Company. For more information on our officers’ and directors’ security interests, please refer to the section below entitled “Security Ownership of Certain Beneficial Owners and Management.”

The effects of the Reverse/Forward Stock Split would vary based on whether or not all or any portion of the stockholder’s shares would be cashed out in the transaction. The determination of whether or not any particular shares of Common Stock would be cashed out in the Reverse/Forward Stock Split would be based on whether the holder of those shares holds fewer than 50 shares of Common Stock and whether such shares are held of record or in street name with a broker or other nominee. Because a stockholder may hold a portion of her shares of record and a portion of her shares in street name, a stockholder may have a portion of her shares subject to the terms of the Reverse/Forward Stock Split and a portion not subject to the Reverse/Forward Stock Split depending on the procedures and determination of her broker or other nominee.

Effects on Stockholders with Fewer Than 50 Shares of Common Stock

If the Reverse/Forward Stock Split is implemented, stockholders holding fewer than 50 shares of Common Stock immediately before the Reverse/Forward Stock Split (the “Cashed Out Stockholders”):

•	will not receive a fractional share of Common Stock as a result of the Reverse/Forward Stock Split;

•	will instead receive cash equal to $0.35 for each share of Common Stock held immediately before the Reverse/Forward Stock Split in accordance with the procedures described in this proxy statement;

•	will have no further ownership interest in the Company with respect to cashed out shares and will no longer be entitled to vote as stockholders;

•	will not be required to pay any service charges or brokerage commissions in connection with the Reverse/Forward Stock Split; and

•	will not receive any interest on the cash payments made as a result of the Reverse/Forward Stock Split.

Cash payments to Cashed Out Stockholders as a result of the Reverse/Forward Stock Split will be subject to income taxation. For a discussion of the federal income tax consequences of the Reverse/ Forward Stock Split, please see “Special Factors—Effects of the Reverse/Forward Stock Split—Material Federal Income Tax Consequences” in this proxy statement.

If you would otherwise be a Cashed Out Stockholder as a result of your owning fewer than 50 shares of Common Stock, but you would rather continue to hold Common Stock after the Reverse/ Forward Stock Split and not be cashed out, you may do so by taking either of the following actions:

•
Purchase a sufficient number of additional shares of Common Stock on the open market and have them registered in your name and consolidated with your current record account, if you are a record holder, or have them entered in your account with a nominee (such as your broker or bank) in which you hold your current shares so that you hold at least 50 shares of Common Stock in your record account immediately before the Effective Date (as defined below) of the Reverse/Forward Stock Split; or

•
If applicable, consolidate your accounts so that together you hold at least 50 shares of Common Stock in one record account immediately before the Effective Date (as defined below) of the Reverse/Forward Stock Split.

•
You will have to act far enough in advance so that the purchase of any Common Stock and/or consolidation of your accounts containing Common Stock is completed by the Effective Date of the Reverse/Forward Stock Split. The “Effective Date” is the date and time upon which the Certificates of Amendment to our Certificate of Incorporation become effective and may not be prior to the date and time of the Special Meeting.

Effects on Stockholders with 50 or More Shares of Common Stock

If the Reverse/Forward Stock Split is implemented, stockholders holding 50 or more shares of Common Stock immediately before the Reverse/Forward Stock Split (the “Continuing Stockholders”):

•	will not be affected in terms of the number of shares of Common Stock held before and after the Reverse/Forward Stock Split;

•	will be the only persons entitled to vote as stockholders after the consummation of the Reverse/Forward Stock Split;

•	will not receive cash for any portion of their shares; and

•	may experience a reduction in liquidity with respect to the Common Stock due to the expected termination of the registration of the Common Stock under the Exchange Act.

In the event that we terminate the registration of the Common Stock under the Exchange Act, we will no longer be required to file public reports of our financial condition and other aspects of our business with the SEC. While the Company intends to provide to stockholders information regarding the Company’s business and results of operation after the Reverse/Forward Stock Split, we can make no assurances as to the type of information that we will provide, the form in which the information will be presented, and the frequency with which we will make such information available. As such, stockholders remaining in the Company following the Reverse/Forward Stock Split may not have available all of the information regarding the Company’s operations and results that is currently available in the Company’s filings with the SEC. We may also decide to provide certain financial and other information on our web site at some time in the future.

Further, in the event that we terminate the registration of the Common Stock under the Exchange Act, the Company will no longer be subject to the provisions of Sarbanes-Oxley or the liability provisions of the Exchange Act. Also, the officers of the Company will no longer be required to certify the accuracy of the Company’s financial statements.

Effective December 14, 2005, the Common Stock was delisted from the Nasdaq National Market. The Company has determined not to have the Common Stock relisted on a national exchange. Any trading in the Common Stock since being delisted has occurred in the over-the-counter market on the OTC Bulletin Board. In the event that we terminate the registration of the Common Stock under the Exchange Act, the Common Stock will no longer be eligible for trading on any securities market except through the “pink sheets,” which stockholders may not find to be an adequate source of liquidity. Furthermore, there is no assurance that shares of the Common Stock will be available for purchase or sale after the Reverse/Forward Stock Split has been consummated. Lastly, because market makers (and not the Company) quote our Common Stock in the “pink sheets,” we cannot guarantee that our Common Stock will always be available for trading in the “pink sheets.” For further discussion of the market for the Common Stock, please refer to the section below entitled “Trading Market and Price of our Common Stock and Dividend Policy.”

The deregistration and subsequent decreased liquidity of the Common Stock may result in the Company having less flexibility in attracting and retaining executives and other employees because equity-based incentives (such as stock options) tend not to be viewed as having the same value in a non-public reporting company. Further, the Company will be less likely to be able to use stock to acquire other companies, it will be more difficult for the Company to access the public equity and public debt markets (although we have not done this in many years), it will be more difficult and more expensive for the Company to access the private debt markets, and it will be more difficult for our vendors and customers to determine the creditworthiness of the Company.

Special Interests of the Majority stockholder and Executive Officers and Directors in the Reverse/Forward Stock Split

In considering the recommendation of the Board of Directors and Special Committee with respect to the proposed Reverse/Forward Stock Split, stockholders should be aware that the Company’s majority stockholder, The 1818 Fund, and the Company’s executive officers and directors have interests in the Reverse/Forward Stock Split that may be in addition to, or different from, the stockholders generally. These interests may create potential conflicts of interest and include the following:

•
Each executive officer and each member of the Board of Directors holds shares, options, and/or or restricted stock that, individually in the aggregate, exceed 50 shares and will, therefore, retain shares of Common Stock, options to purchase Common Stock, and/or restricted stock after the Reverse/Forward Stock Split;

•
After the Reverse/Forward Stock Split, the directors and executive officers of the Company will continue to hold the offices and positions they held immediately prior to the Reverse/Forward Stock Split;

•
As a result of the Reverse/Forward Stock Split, the stockholders who own more than 50 shares of Common Stock on the Effective Date of the Reverse/Forward Stock Split, including the Company’s executive officers and directors and The 1818 Fund, will slightly increase their percentage ownership interest in the Company because only an estimated 75,000 shares of Common Stock will be eliminated as a result of the Reverse/Forward Stock Split. Assuming the Reverse/Forward Stock Split is implemented and based on information and estimates of record ownership and shares outstanding and other ownership information and assumptions as of December 20, 2006, the beneficial ownership percentage of The 1818 Fund will increase by less than 1% as a result of the reduction of an estimated 75,000 shares in the number of shares of Common Stock outstanding;

•
The legal exposure for board members of public companies has increased significantly, especially in the aftermath of recent legislation and related regulations. While there are still significant controls, regulations and liabilities for directors and executive officers of non-public reporting companies, the legal exposure for the Company’s directors and executive officers will be reduced after the Reverse/Forward Stock Split.

The 1818 Fund has indicated to the Company that it will vote its Common Stock in favor of the Reverse/Forward Stock Split.

Potential Disadvantages of the Reverse/Forward Stock Split to Stockholders; Accretion in Ownership and Control of Certain Stockholders

Stockholders owning fewer than 50 shares of Common Stock immediately prior to the effective time of the Reverse/Forward Stock Split will, after the Reverse/Forward Stock Split takes place, no longer have any equity interest in the Company and therefore will not participate in any future potential earnings or increased value in shares. It will not be possible for cashed out stockholders to re-acquire an equity interest in the Company unless they purchase an interest from one or more of the remaining stockholders.

The Reverse/Forward Stock Split will require stockholders who own fewer than 50 shares of Common Stock involuntarily to surrender their shares for cash. These stockholders will not have the ability to continue to hold their shares. The ownership interest of certain stockholders will be terminated as a result of the Reverse/Forward Stock Split, but the Board has concluded that the completion of the Reverse/Forward Stock Split will be an overall benefit to these stockholders because of the liquidity provided to them by the transaction at a price determined by the Board to be fair to the stockholders.

The Reverse/Forward Stock Split will increase the percentage of beneficial ownership of each of the executive officers, directors and major stockholders of the Company. See also the information under the caption “Security Ownership of Certain Beneficial Owners and Management” in this Information Statement.

After the Reverse/Forward Stock Split is effected, we intend to terminate the registration of our Common Stock under the Exchange Act. As a result of the termination, we will no longer be subject to the reporting requirements or the proxy rules of the Exchange Act. Our Common Stock is currently traded in the over-the-counter market on the OTC Bulletin Board, which is a quotation service that displays real time quotes, last sales prices and volume information in over-the-counter equity securities. This source of liquidity and information will no longer be available to our stockholders following the Reverse/Forward Stock Split and the termination of our registration and reporting obligations to the SEC.

Financial Effect of the Reverse/Forward Stock Split

Completion of the Reverse/Forward Stock Split will require approximately $526,000 of cash, which includes the cash payments to stockholders holding fewer than 50 shares of our Common Stock prior to the Reverse/Forward Stock Split, legal, accounting, mailing and Transfer Agent costs and other expenses related to the transaction. As a result, we will have decreased working capital and borrowing capacity following the Reverse/Forward Stock Split, which may have a material effect on our capitalization, liquidity, results of operations and cash flow. We intend to use available cash on hand and cash generated from our operations to pay these costs.

Effects on the Company

If the Reverse/Forward Stock Split is consummated, we intend to apply for termination of registration of the Common Stock under the Exchange Act as soon as practicable after completion of the Reverse/Forward Stock Split. The Reverse/Forward Stock Split is expected to reduce the number of stockholders of record of the Company from approximately 385 to approximately 185. Upon the termination of our reporting obligations under the Exchange Act, the Common Stock will remain eligible for quotation on the “pink sheets,” as described below. However, the completion of the Reverse/Forward Stock Split and the deregistration of the Common Stock under the Exchange Act may cause the trading market for shares of the Common Stock to be significantly reduced and as result, adversely affect the liquidity of the Common Stock. In addition, because market makers (and not the Company) quote our Common Stock in the “pink sheets,” we cannot guarantee that our Common Stock will always be available for trading in the “pink sheets.”

As a result of the approximately 75,000 pre-split shares of Common Stock that are expected to be cashed out at $0.35, for a total cost (including expenses) of $526,000, (i) the aggregate stockholders’ equity of the Company as of September 30, 2006, would reduce from approximately $(15.3) million on a historical basis to approximately $(15.8) million on a pro forma basis; and (ii) the book value par share of Common Stock as of September 30, 2006, would decrease from $(0.827) per share on a historical basis to approximately $(0.859) on a pro forma basis.

We have no current plans to issue Common Stock after the Reverse/Forward Stock Split other than pursuant to our Stock Incentive Plans, but we reserve the right to do so at any time and from time to time at such prices and on such terms as the Board of Directors determines to be in the best interests of the Company. Continuing Stockholders will not have any preemptive or other preferential rights to purchase any of our stock that we may issue in the future, unless such rights are specifically granted to the stockholders.

While the Company has no present plan to do so, after the Reverse/Forward Stock Split has been consummated, the Company may, from time to time, repurchase shares of Common Stock pursuant to a repurchase program, privately negotiated sale, or other transaction. Whether or not the Company seeks to purchase shares in the future will depend on a number of factors, including the Company’s financial condition, operating results, and available capital at the time. We cannot predict the likelihood, timing or prices of such purchases and they may well occur without regard to our financial condition or available cash at the time.

We expect to use approximately $526,000 of cash to complete the Reverse/Forward Stock Split, including the transaction costs, and that this use of cash will not have any materially adverse effect on our liquidity, results of operation, or cash flow. Because we do not know the exact amount of shares that would be cashed out, we can only estimate the total amount to be paid to stockholders in the Reverse/Forward Stock Split. We have sufficient funds available from cash on hand and cash generated from our operations, and believe that such funds will be more than offset by anticipated cost savings. For further discussion of our financing of the Reverse/Forward Stock Split, please refer to the section below entitled “Financing of the Reverse/Forward Stock Split.”

If implemented, the Reverse/Forward Stock Split will not have any effect on the compensation to be received by our directors or executive officers or on our employment arrangements with our executive officers. We refer you to the information under the heading “Security Ownership of Directors and Executive Officers” for information regarding our current officers and directors and their stock ownership. We expect that upon the completion of the Reverse/Forward Stock Split, the shares beneficially owned by our directors and executive officers will increase by less than 1% from the approximately 82% held by our officers and directors prior to the Reverse/Forward Stock Split. Although there is a slight change in the percentage of Common Stock collectively beneficially owned by the executive officers and directors of the Company, it will not affect the control of the Company.

No Change in Authorized Capital or Par Value

After giving effect to the Reverse/Forward Stock Split, our authorized capital will remain at 150,000,000 shares of Common Stock. Additionally, the par value of the Common Stock will remain $0.01 per share following consummation of the Reverse/Forward Stock Split.

Material Federal Income Tax Consequences of the Reverse/Forward Stock Split

The following is a summary of material U.S. federal income tax consequences of the Reverse/Forward Stock Split, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated under the Code, administrative rulings and judicial decisions. These authorities may be changed, perhaps with retroactive effect, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought any ruling from the Internal Revenue Service with respect to the statements made and the conclusions reached in the following summary, and we cannot assure you that the I.R.S. will not assert, or that a court will not sustain, a position contrary to any aspect of this summary.

This summary is limited to holders who hold shares of our Common Stock as capital assets for U.S. federal income tax purposes. This summary also does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction. In addition, this discussion does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

•	banks, insurance companies or other financial institutions;

•	foreign persons or entities;

•	holders subject to the alternative minimum tax;

•	tax-exempt organizations;

•	dealers in securities or commodities;

•	persons who acquired shares of our Common Stock in compensatory transactions;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	persons that own, or are deemed to own, more than five percent of the Company (except to the extent specifically set forth below);

•	certain former citizens or long-term residents of the United States;

•	persons who hold our Common Stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; or

•	persons deemed to sell our Common Stock under the constructive sale provisions of the Code.

In addition, if a partnership holds our Common Stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Accordingly, partnerships that hold our Common Stock and partners in partnerships should consult their tax advisors regarding the tax consequences of the Reverse/Forward Stock Split.

THIS DISCUSSION IS NOT TAX ADVICE. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Federal Income Tax Consequences to Trinsic, Inc.

We believe that the Reverse/Forward Stock Split will constitute a reorganization as described in Section 368(a)(1)(E) of the Code. Accordingly, we will not recognize taxable income, gain or loss in connection with the Reverse/Forward Stock Split.

Federal Income Tax Consequences to Stockholders Who Receive Solely Shares of Post-Split Common Stock

Holders who receive solely shares of post-split Common Stock in the Reverse/Forward Stock Split will not recognize gain or loss or income as a result of the Reverse/Forward Stock Split. Such holder will have an aggregate tax basis in the post-split Common Stock received in the Reverse/Forward Stock Split equal to the aggregate adjusted tax basis in such holder’s pre-split Common Stock. The holding period of the shares of post-split Common Stock will include the holding period of the holder’s shares of pre-split Common Stock.

Federal Income Tax Consequences to Stockholders Who Receive Solely Cash in the Reverse/Forward Stock Split

Each holder of our Common Stock who receives solely cash pursuant to the Reverse/Forward Stock Split and does not actually or constructively own any shares of post-split Common Stock will recognize capital gain or loss equal to the difference between the amount of cash received in the Reverse/Forward Stock Split and the holder’s adjusted tax basis in his or her shares of pre-split Common Stock. Any recognized capital gain or loss generally will be long-term capital gain or loss if the holder has held his or her shares of our Common Stock for more than one year and otherwise will constitute short-term capital gain or loss. Capital gains of individuals and other noncorporate taxpayers derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. There are limitations on the deductibility of capital losses.

Treatment of Cash as a Dividend

In general, the determination of whether the gain recognized by a holder of our Common Stock will be treated as capital gain or dividend income depends on whether and to what extent the Reverse/ Forward Stock Split reduces a holder’s deemed percentage stock ownership interest in the Company and upon such holder’s particular circumstances. For purposes of this determination, a holder of our Common Stock will be treated as if the portion of the shares of pre-split Common Stock exchanged for cash had been redeemed by the Company for cash (“deemed redemption”). The gain recognized in the Reverse/Forward Stock Split will be treated as capital gain if the deemed redemption is (i) “substantially disproportionate” with respect to the holder or (ii) “not essentially equivalent to a dividend,” as those terms are used in the Code.

The deemed redemption, generally, will be “substantially disproportionate” with respect to a holder if the percentage described in (ii) below is less than 80 percent of the percentage described in (i) below, and immediately after the deemed redemption the holder owns less than 50 percent of the total combined voting power of all classes of our voting stock. Whether the deemed redemption is not “essentially equivalent to a dividend” with respect to a holder will depend upon the holder’s particular circumstances. At a minimum, however, in order for the deemed redemption to be “not essentially equivalent to a dividend,” the deemed redemption must result in a “meaningful reduction” in the holder’s deemed percentage stock ownership of our Common Stock. In general, that determination requires a comparison of (i) the percentage of our Common Stock that the holder is deemed actually or constructively to have owned immediately before the deemed redemption and (ii) the percentage of the outstanding Common Stock that is actually and constructively owned by the holder immediately after the deemed redemption. The I.R.S. has ruled that a stockholder in a publicly-held corporation whose relative stock interest is minimal and who exercises no control with respect to corporate affairs is considered to have a “meaningful reduction” if the stockholder has any reduction in his or her percentage stock ownership interest under the foregoing analysis. In applying the foregoing tests, a holder may, under the constructive ownership rules, be deemed to own stock that is owned by other persons or otherwise in addition to the shares of our Common Stock actually owned. Holders of our Common Stock are strongly urged to consult their own tax advisors as to the application of the constructive ownership rules and as to whether the cash received in the merger will be treated as a dividend.

Special Rate for Certain Dividends

In general, dividends are taxed at ordinary income rates. However, you may qualify for a 15 percent rate of tax on any cash received in the Reverse/Forward Stock Split that is treated as a dividend as described above, if (i) you are an individual or other noncorporate holder of our Common Stock, (ii) you have held the shares of our Common Stock with respect to which the dividend was received for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date, as determined under the Code, and (iii) you were not obligated during such period (pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property. You are urged to consult your tax advisor regarding the applicability of the 15 percent rate to any cash that is treated as a dividend as described above.

Backup Withholding

Backup withholding at 28 percent may apply with respect to certain payments, including cash received in the Reverse/Forward Stock Split, unless a holder of our Common Stock (1) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (2) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and that such holder is a U.S. person and otherwise complies with applicable requirements of the backup withholding rules. You generally will be entitled to credit any amounts withheld under the backup withholding rules against your U.S. federal income tax liability provided that the required information is furnished to the I.R.S. in a timely manner.

Termination of Exchange Act Registration

Our Common Stock is currently registered under the Exchange Act and quoted on the OTC Bulletin Board.

We are permitted to terminate such registration if there are fewer than 300 record holders of outstanding shares of our Common Stock. As of the Record Date, we had approximately record holders of our Common Stock. Upon the effectiveness of the Reverse/Forward Stock Split, we will have approximately record holders of our Common Stock. We intend to terminate the registration of our Common Stock under the Exchange Act and to delist our Common Stock from the OTC Bulletin Board as promptly as possible after the Effective Date.

Termination of registration under the Exchange Act will substantially reduce the information that we will be required to furnish to our stockholders. After we become a privately-held company, our stockholders will have access to our corporate books and records to the extent provided by the General Corporation Law of the State of Delaware and to any additional disclosures required by our directors’ and officers’ fiduciary duties to us and our stockholders.

Termination of registration under the Exchange Act also will make the provisions of the Exchange Act no longer applicable to us, including the short-swing profit provisions of Section 16, the proxy solicitation rules under Section 14 and the stock ownership reporting rules under Section 13. In addition, stockholders may be deprived of the ability to dispose of their Common Stock under Rule 144 promulgated under the Securities Act. Furthermore, there will no longer be a public market for our Common Stock, and market makers will not be able to make a market in our Common Stock.

We estimate that termination of registration of our Common Stock under the Exchange Act will save us approximately $700,000 per year in accounting, legal, stockholder communication and other expenses, plus a one-time savings of approximately $300,000 by not having to comply with the internal control over financial reporting requirements for public companies. We also believe our management will have more time to devote to our operations once we become a private company. See also the information under the caption “Special Factors—Reasons for and Purposes of the Reverse Stock Split” in this Information Statement.

DESCRIPTION OF THE REVERSE/FORWARD STOCK SPLIT

The following is a description of the material terms and effects of the transaction. Copies of the proposed amendments to our Certificate of Incorporation, effecting the reverse stock split and the forward stock split following immediately thereafter, are attached as Annex A-1 and Annex A-2 to this proxy statement. This discussion does not include all of the information that may be important to you. You should read the proposed amendments and this information statement and related annexes before deciding how to vote at the Special Meeting.

MECHANICS OF THE REVERSE/FORWARD STOCK SPLIT

The transaction includes both a reverse stock split and a forward stock split of the Common Stock. If the transaction is approved by stockholders and implemented by the Board of Directors, the transaction is expected to occur as soon as practicable after the Special Meeting.

When approved by the stockholders at the Special Meeting, the Reverse/Forward Stock Split will be effectuated in the following manner.

•
The Reverse/Forward Stock Split will take effect on the date we file Certificates of Amendment to our Certificate of Incorporation (one Certificate effecting a reverse stock split, the other effecting a forward stock split) with the Secretary of State of the State of Delaware, or on any later date that we may specify in such Certificates of Amendment, which we refer to as the Effective Date.

•
On the Effective Date, we will effect a 1-for-50 reverse stock split of our Common Stock, pursuant to which a holder of 50 or more shares of Common Stock immediately before the reverse stock split will, immediately after the reverse stock split, hold one share of Common Stock for each 50 shares held prior to the reverse stock split, and a fractional share representing former shares in excess of the nearest lower multiple of 50 former shares.

•
Any stockholder owning fewer than 50 shares of our Common Stock immediately before the reverse stock split will receive the right to be paid cash in exchange for the resulting fractional share of Common Stock and will no longer be a stockholder of the Company. We will pay these Cashed Out Stockholders an amount in cash equal to $0.35 per share.

•
Any stockholder owning 50 or more shares of our Common Stock immediately before the reverse stock split will not be entitled to receive any cash for their fractional share interests resulting from the reverse stock split. The forward stock split that will immediately follow the reverse stock split will reconvert their whole shares and fractional share interests back into the same number of shares of Common Stock they held immediately before the effective time of the transaction. As a result, the total number of shares held by such a stockholder will not change after completion of the transaction.

•
On the Effective Date (and after completion of the reverse stock split), we will effect a 50-for-1 forward stock split of our Common Stock, pursuant to which a holder of one or more shares of Common Stock immediately after the reverse stock split and immediately before the forward stock split will, immediately after the forward stock split, hold 50 shares of Common Stock for each share held prior to the forward stock split. A stockholder holding 50 or more shares of Common Stock immediately before the Reverse/Forward Stock Split will continue to hold the same number of shares after the completion of the Reverse/Forward Stock Split and will not receive any cash payment.

CONVERSION OF SHARES IN THE REVERSE/FORWARD STOCK SPLIT

At the effective time of the Reverse/Forward Stock Split:

•
Stockholders owning fewer than 50 shares of Common Stock immediately before the effective time will have their shares converted into the right to receive cash consideration of $0.35 for each share of Common Stock; and

•	All outstanding shares of Common Stock other than those described above will remain outstanding with all rights, privileges, and powers existing immediately prior to the Reverse/Forward Stock Split.

We (along with any other person or entity to which we may delegate or assign any responsibility or task with respect thereto) shall have full discretion and exclusive authority (subject to its right and power to so delegate or assign such authority) to:

•	make such inquiries, whether of any stockholder(s) or otherwise, as we may deem appropriate for purposes of effecting the Reverse/forward Stock Split; and

•
resolve and determine, in our sole discretion, all ambiguities, questions of fact, and interpretive matters relating to such inquiries, including, without limitation, any questions as to the number of shares held by any holder immediately before the effective time. All such determinations by us shall be final and binding on all parties, and no person or entity shall have any recourse against us or any other person or entity with respect thereto.

For purposes of effecting the Reverse/Forward Stock Split, we may, in our sole discretion, but without any obligation to do so:

•
presume that any shares of Common Stock held in a discrete account (whether record or beneficial) are held by a person distinct from any other person, notwithstanding that the registered or beneficial holder of a separate discrete account has the same or a similar name as the holder of a separate discrete account; and

•
aggregate the shares held (whether of record or beneficially) by any person or persons that we determine to constitute a single holder for purposes of determining the number of shares held by such holder.

Rule 12g5-1 under the Exchange Act provides that, for the purpose of determining whether an issuer is subject to the registration provisions of the Exchange Act, securities shall be deemed to be “held of record” by each person who is identified as the owner of such securities on the records of security holders maintained by or on behalf of the issuer, subject to the following:

•
in any case where the records of security holders have not been maintained in accordance with accepted practice, any additional person who would be identified as such an owner on such records if they had been maintained in accordance with accepted practice shall be included as a holder of record;

•	securities identified as held of record by a corporation, a partnership, a trust (whether or not the trustees are named), or other organization shall be included as so held by one person;

•
securities identified as held of record by one or more persons as trustees, executors, guardians, custodians or in other fiduciary capacities with respect to a single trust, estate, or account shall be included as held of record by one person;

•	securities held by two or more persons as co-owners shall be included as held by one person; and

•
securities registered in substantially similar names where the issuer has reason to believe, because of the address or other indications that such names represent the same person, may be included as held of record by one person.

EXCHANGE OF CERTIFICATES; PAYMENT OF CASH CONSIDERATION

On the Effective Date, all stock certificates evidencing ownership of Common Stock held by Cashed Out Stockholders shall be deemed canceled without further action by the stockholders. Those certificates will no longer represent an ownership interest in the Company, but will represent only the right to receive cash equal to $0.35 per share in exchange for those shares. Certificates formerly representing the shares owned by Cashed Out Stockholders subsequently presented for transfer will not be transferred on our books or records. Cashed Out Stockholder will not receive any interest on cash payments owed as a result of the Reverse/Forward Stock Split.

We have appointed the Transfer Agent to act as paying agent to carry out the payment of cash to Cashed Out Stockholders who surrender their stock certificates. The Transfer Agent will furnish stockholders with the necessary materials and instructions to effect the surrender promptly following the Effective Date. The letter of transmittal will direct how certificates are to be surrendered for cash. Stockholders must complete and sign the letter of transmittal and return it with their stock certificate(s) to the Transfer Agent in accordance with the instructions set forth in the transmittal letter before they can receive cash payment for those shares. The letter of transmittal will also contain instructions in the event that your certificate(s) has been lost, destroyed, or mutilated. Do not send your stock certificates to us, and do not send them to the Transfer Agent, until you have received a transmittal letter and followed the instructions in the letter of transmittal.

We anticipate that the Transfer Agent will disburse the amount payable to Cashed Out Stockholders within three weeks of the Effective Date, subject to its receipt of a letter of transmittal in proper form and corresponding stock certificate(s). No service charges will be payable by Cashed Out Stockholders in connection with the surrender of their stock certificates. All expenses of the Reverse/Forward Stock Split will be borne by us, subject to any stockholder’s agreement with its broker, bank, or other nominee, if any.

If you are a Continuing Stockholder with a stock certificate representing your shares, your stock certificate(s) can be exchanged for a new stock certificate(s) that will bear a new CUSIP number.

The Transfer Agent will furnish stockholders with the necessary materials and instructions to effect the surrender promptly following the Effective Date. The letter of transmittal will direct how old certificates are to be surrendered for new certificates. Stockholders must complete and sign the letter of transmittal and return it with their stock certificate(s) to the Transfer Agent in accordance with the instructions set forth in the transmittal letter before they can receive their new stock certificate(s) for those shares. The letter of transmittal will also contain instructions in the event that your certificate(s) has been lost, destroyed, or mutilated. Do not send your stock certificates to us, and do not send them to the Transfer Agent, until you have received a transmittal letter and followed the instructions in the letter of transmittal.

YOU SHOULD NOT SEND YOUR STOCK CERTIFICATES NOW. YOU SHOULD SEND THEM ONLY AFTER YOU RECEIVE A LETTER OF TRANSMITTAL FROM THE TRANSFER AGENT. IF THE REVERSE/FORWARD STOCK SPLIT IS APPROVED AT THE SPECIAL MEETING, LETTERS OF TRANSMITTAL WILL BE MAILED SOON AFTER THE REVERSE/FORWARD STOCK SPLIT IS COMPLETED.

Nominees and brokers are expected to deliver to the Transfer Agent the beneficial ownership positions they hold. However, if you are a beneficial owner of Common Stock who is not the record holder of those shares and wish to ensure that your ownership position is accurately delivered to the Transfer Agent, you should instruct your broker or nominee to transfer your shares into a record account in your name. Nominees and brokers may have required procedures. Therefore, such holders should contact their nominees and brokers to determine how to effect the transfer in a timely manner prior to the effective date of the Reverse/Forward Stock Split.

No service charges will be payable by stockholders in connection with the exchange of certificates, all expenses of which will be borne by us.

Nominees (such as a bank or broker) may have required procedures, and a stockholder holding Common Stock in street name should contact his or her nominee to determine how the Reverse/Forward Stock Split will affect them. The Transfer Agent informed us that nominees are expected to provide beneficial ownership positions to them so that beneficial owners may be treated appropriately in effecting the Reverse/Forward Stock Split. However, if you are a beneficial owner of shares of Common Stock, you should instruct your nominee to transfer your shares into a record account in your name in a timely manner to ensure that you will be considered a holder of record prior to the effective date of the Reverse/Forward Stock Split, which is anticipated to be on or after          , 2007, the date of the Special Meeting to which this Information Statement relates.

EFFECTIVE TIME OF THE REVERSE/FORWARD STOCK SPLIT

If the Reverse/Forward Stock Split is approved by our stockholders and implemented by the Board of Directors, it is anticipated that the transaction will occur as soon as practicable after the Special Meeting. For a more detailed discussion, please see “Special Factors” in this proxy statement.

REGULATORY APPROVALS

Aside from stockholder approval of the Amendments, the Certificates of Amendment of Certificate of Incorporation and the Reverse/Forward Stock Split are not subject to any regulatory approvals.

VOTE REQUIRED

A majority of the outstanding stock entitled to vote at the Special Meeting by holders of the issued and outstanding shares of Common Stock is required to approve the Reverse/Forward Stock Split. We have been informed that the shares of Common Stock owned or controlled on the Record Date by our directors, executive officers and The 1818 Fund, which constituted approximately 82% of the outstanding shares of our Common Stock as of such date, will be voted in favor of the Reverse/Forward Stock Split at the Special Meeting. Consequently, approval of the Reverse/Forward Stock Split appears to be assured.

Under the General Corporation Law of the State of Delaware and other applicable law, the Reverse/Forward Stock Split does not require the approval of a majority of the unaffiliated stockholders. Our Board believes the Reverse/Forward Stock Split is in our best interest and in the best interest of all our stockholders. In particular, the Board determined that the appointment of a Special Committee adequately protected the interests of our unaffiliated stockholders. Accordingly, the Board decided not to condition the approval of the Reverse/Forward Stock Split on approval by unaffiliated stockholders.

APPRAISAL RIGHTS

No appraisal rights are available under either the General Corporation Law of the State of Delaware or our Certificate of Incorporation.

FINANCING OF THE REVERSE/FORWARD STOCK SPLIT

Completion of the Reverse/Forward Stock Split will require approximately $526,000, which includes approximately $500,000 in legal costs, Transfer Agent fees and other expenses related to the transaction, plus approximately $26,000 in payments to holders of our Common Stock in lieu of fractional shares. You should read the discussion under the caption “Costs of the Reverse/Forward Stock Split” in this Information Statement for a description of the fees and expenses we expect to incur in connection with the transaction. As a result, we will have decreased working capital following the Reverse/Forward Stock Split, which may have a material effect on our capitalization, liquidity, results of operations and cash flow. We intend to use available cash on hand and cash generated from our operations to pay the costs of the transaction and related fees and expenses.

COSTS OF THE REVERSE/FORWARD STOCK SPLIT

The following is an estimate of the costs incurred or expected to be incurred by us in connection with the Reverse/Forward Stock Split. Final costs of the transaction may be more or less than the estimates shown below. We will be responsible for paying these costs. Please note that the following estimate of costs does not include the actual cost of paying for fractional shares pursuant to the Reverse/Forward Stock Split, which we project to be approximately $26,000.

Legal fees	$300,000
Transfer and Transfer Agent fees	10,000
Printing and mailing costs	10,000
Accounting fees	25,000
Miscellaneous	155,000
Total	$500,000

INTERESTS OF CERTAIN PERSONS

Our directors and executive officers have interests in the Reverse/Forward Stock Split that may be different from your interests as a stockholder and have relationships that may present conflicts of interest, including the following:

•
As detailed below, each of Lawrence C. Tucker, Andrew C. Cowen, Richard F. LaRoche, Jr., W. Andrew Krusen, Jr., Roy Neel and Raymond L. Golden, who are members of our Board of Directors, and Horace J. Davis III, Donald C. Davis, Michael Slauson and Paul T. Kohler, our Named Executive Officers, owns 50 or more shares of our Common Stock and will continue to own shares of Common Stock after the transaction; and

•
As a result of the Reverse/Forward Stock Split, the stockholders who own 50 or more shares, such as our directors and executive officers, will have a slight increase in their percentage ownership interest in the Company as a result of the transaction. Our directors and executive officers currently beneficially own approximately 82% of the outstanding Common Stock and will have their beneficial ownership increased by less than 1% following completion of the Reverse/Forward Stock Split

Two of our directors are associated with The 1818 Fund: Andrew C. Cowen is a senior vice president at, and Lawrence C. Tucker is a general partner of, Brown Brothers Harriman & Co., a private investment banking firm that manages The 1818 Fund.

CONDUCT OF THE COMPANY’S BUSINESS AFTER THE
REVERSE/FORWARD STOCK SPLIT

We expect our business and operations to continue as they are currently being conducted, except as disclosed in this Information Statement.

We expect to realize time and cost savings as a result of terminating our public company status. When the Reverse/Forward Stock Split is consummated, all persons owning fewer than 50 shares of Common Stock at the effective time of the Reverse/Forward Stock Split will no longer have any equity interest in, and will not be stockholders of, the Company and therefore will not participate in any savings that we anticipate as a private company.

When the Reverse/Forward Stock Split is effected, we believe that, based on our stockholder records, there will be approximately 185 stockholders. See also the information under the caption “Security Ownership of Certain Beneficial Owners and Management” in this Information Statement.

We plan, following the consummation of the Reverse/Forward Stock Split, to become a privately-held company. The registration of our Common Stock under the Exchange Act will be terminated and our Common Stock will cease to be quoted on the OTC Bulletin Board and only will be traded in the “pink sheets.” In addition, because our Common Stock will no longer be publicly held, we will be relieved of the obligation to comply with the proxy rules of Regulation 14A under Section 14 of the Exchange Act, and our officers and directors and stockholders owning more than 10% of Common Stock will be relieved of the stock ownership reporting requirements and “short swing” trading restrictions under Section 16 of the Exchange Act. Further, we will no longer be subject to the reporting requirements of the Exchange Act and will cease filing information with the SEC. Among other things, this change will be cost saving to us because we will not have to comply with the requirements of the Exchange Act.

From time to time, we engage in informal discussions with other parties about possible corporate transactions. We do not have any current plans, proposals or arrangements to enter into any sale transactions after the Reverse/Forward Stock Split is effected. Nevertheless, we routinely engage in the evaluation of such transactions and opportunities and may enter into such transactions in the future. There can be no guarantee that any such transactions will occur on commercially acceptable terms or at all.

RECOMMENDATION OF THE BOARD WITH RESPECT TO
THE AMENDMENTS AND THE REVERSE/FORWARD STOCK SPLIT

The Board believes that the Reverse/Forward Stock Split is fair to our stockholders, both unaffiliated and affiliated, including those whose interests are being completely cashed out pursuant to the Reverse/Forward Stock Split and those who will retain an equity interest in the Company subsequent to the consummation of the Reverse/Forward Stock Split.

In consideration of the factors discussed under the captions “Special Factors—Reasons for the Reverse/Forward Stock Split,” “Special Factors—Purpose of and Reasons for the Transactions— Alternatives to the Reverse/Forward Stock Split,” “Special Factors—Background of the Reverse/Forward Stock Split” and “Special Factors—Fairness of the Reverse/Forward Stock Split to Stockholders” in this Information Statement, the Board approved the Reverse/Forward Stock Split by a unanimous vote, declared its advisability, submitted the Amendments to a vote of the requisite number of stockholders holding sufficient shares to approve the transaction and recommended that such stockholders vote for approval and adoption of the Amendments and the payment of cash in the amount of $0.35 per share to stockholders in lieu of fractional shares resulting from the Reverse/Forward Stock Split. Each member of the Board and each of our officers who owns, or controls directly or indirectly, shares of Common Stock intends to vote his shares, or cause all such controlled shares to be voted, in favor of the Amendments.

RESERVATION OF RIGHTS

Even if the Reverse/Forward Stock Split has been approved by the requisite number of stockholders, the Board reserves the right, in its discretion, to abandon the Reverse/Forward Stock Split prior to the proposed effective date if it determines that abandoning the Reverse/Forward Stock Split is in our best interest and the best interest of our stockholders. The Board presently believes that the Reverse/Forward Stock Split is in the best interest of the Company, our stockholders that will no longer have an equity interest in the Company subsequent to the consummation of the Reverse/Forward Stock Split and our stockholders that will retain an equity interest in the Company subsequent to the consummation of the Reverse/Forward Stock Split and thus recommends a vote for the proposed Amendments. Nonetheless, the Board believes that it is prudent to recognize that, between the date of this Information Statement and the date that the Reverse/Forward Stock Split will become effective, factual circumstances could possibly change so that it might not be appropriate or desirable to effect the Reverse/Forward Stock Split at that time or on the terms currently proposed. Among the circumstances that might cause the Board to abandon the Reverse/Forward Stock Split are the development of a significant risk of the Reverse/Forward Stock Split failing to achieve the overall goal of reducing the number of record holders to fewer than 300 or where the expense of cashing out the stockholders with fewer than 50 shares becomes so high that the transaction becomes financially prohibitive. Such circumstances could also include a superior offer to our stockholders, a material change in our business or litigation affecting our ability to proceed with the Reverse/Forward Stock Split. If the Board decides to withdraw or modify the Reverse/Forward Stock Split, the Board will notify the stockholders of such decision promptly in accordance with applicable rules and regulations.

SUMMARY FINANCIAL INFORMATION

Our audited financial statements are included in our annual report on Form 10-K for the year ended December 31, 2005, a copy of which is included in this information statement as Annex B. In addition, our unaudited consolidated financial statements as of and for the three months ended September 30, 2006 are included in our quarterly reports on Form 10-Q that period a copy of which is included in this information statement as Annex C.

Set forth below is a summary of the financial information provided in Annexes B and C:

	Fiscal Year Ended December 31, 2005	Fiscal Year Ended December 31, 2004	Fiscal Year Ended December 31, 2003	Nine Months Ended September 30, 2006	Nine Months Ended September 30, 2005
Income Statement Data:	(in thousands, except for per share data)
Revenues	$189,205	$251,477	$289,180	$126,250	$151,958
Operating expenses	$203,220	$281,732	$304,166	$141,962	$160,287
Operating loss	$(14,015)	$(30,255)	$(14,986)	$15,712)	$(8,329)
Nonoperating income (expense)	$(412)	$(3,358)	$(1,141)	$7,844	$60
Net loss	$(14,427)	$(33,613)	$(16,127)	$(7,868)	$(7,369)
Manditorily redeemable convertible preferred stock dividends and accretion	$-	$15,326	$17,480	$-	$-
Deemed dividend related to beneficial conversion feature	$-	$57,584	$86	$-	$-
Net loss attributable to common stockholders	$(14,427)	$(106,523)	$(33,793)	$(7,868)	$(7,369)
Basic and diluted net loss per share	$(1.69)	$(91.23)	$(47.73)	$(0.43)	$(34)
Interest expense	9,263	6,111	3,071	6,043	7,140
Ratio of earnings to fixed charges	$(0.56)	$(4.50)	$(4.25)	$0.30)	$(0.03)

	December 31, 2005	December 31, 2004	September 30, 2006
Balance Sheet Data:
Current assets	$ 18,505	$ 29,441	$ 14,334
Long-term assets	$ 22,815	$ 31,895	$ 20,253
Current liabilities	$ 48,679	$ 82,339	$ 49,426
Long-term liabilities	$ 1,025	$ 79	$ 430
Stockholders’ deficit	$ 8,384	$ 21,082	$ 15,269
Book value per common share	$ (0.48)	$ (3.82)	$ (0.83)

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of December 20, 2006, concerning shares of our voting securities beneficially owned by (i) each stockholder known by us to be the beneficial owner of more than 5% of the outstanding voting securities of the Company, (ii) each of our directors and executive officers, and (iii) all directors and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Brown Brothers Harriman & Co.(2)	14,592,428	79.07%
Lawrence C. Tucker(2)	14,594,560	79.07%
Andrew C. Cowen(3)(11)	2,110	*
Richard F. LaRoche, Jr.(4)(11)	26,788	*
W. Andrew Krusen, Jr.(5)(11)	25,886	*
Roy Neel (6)(11)	25,044	*
Raymond L. Golden (7)(11)	25,044	*
Horace J. Davis III(8)(11)	209,500	*
Donald C. Davis (11)	80,200	*
Michael Slauson (9)(11)	82,516	*
Paul T. Kohler (10)(11)	76,080	*
All directors and officers as a group(1)	15,147,728	82.08%

*	Less than 1%.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the aggregate number of shares beneficially owned by the individual stockholders and groups of stockholders described above and the percentage ownership of such individuals and groups, shares of common stock subject to convertible securities currently convertible or convertible or convertible within 60 days and shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of the date of this report are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of the other stockholders or groups of stockholders.

(2) This information is derived from a Schedule 13D dated November 20, 2000, as amended July 12, 2001, August 3, 2001, August 26, 2004, December 3, 2004, July 18, 2005, September 2, 2005, October 3, 2005, December 20, 2005 and January 18, 2006, filed jointly by Brown Brothers Harriman & Co., The 1818 Fund III, L.P., T. Michael Long and Lawrence C. Tucker. Each of these parties is shown to have shared voting and dispositive power with respect to all of the shares shown, except that Mr. Tucker’s shares include 2,132 shares deemed beneficially owned by him by virtue of certain stock options currently exercisable or which become exercisable within 60 days. The address of Brown Brothers Harriman & Co., The 1818 Fund III, L.P., T. Michael Long and Lawrence C. Tucker is 140 Broadway, New York, New York 10005.

(3) Common Stock includes 2,110 shares deemed beneficially owed by Mr. Cowen by virtue of certain stock options that are currently exercisable or which become exercisable within 60 days.

(4) Common Stock includes 1,288 shares deemed beneficially owned by Mr. LaRoche by virtue of certain stock options that are currently exercisable or which become exercisable within 60 days.

(5) Common Stock includes 866 shares deemed beneficially owned by Mr. Krusen by virtue of certain stock options that are currently exercisable or which become exercisable within 60 days.

(6) Common Stock includes 44 shares deemed beneficially owned by Mr. Neel by virtue of certain stock options that are currently exercisable or which become exercisable within 60 days.

(7) Common Stock includes 44 shares deemed beneficially owned by Mr. Golden by virtue of certain stock options that are currently exercisable or which become exercisable within 60 days.

(8) Common Stock includes 9,500 shares deemed beneficially owned by Mr. Davis by virtue of certain stock options that are currently exercisable or which become exercisable within 60 days.

(9) Common Stock includes 7,200 shares deemed beneficially owned by Mr. Slauson by virtue of certain stock options that are currently exercisable or which become exercisable within 60 days.

(10) Common Stock includes 1,080 shares deemed beneficially owned by Mr. Kohler by virtue of certain stock options that are currently exercisable or which become exercisable within 60 days.

(11) The stockholder’s address is c/o Trinsic, Inc., 601 South Harbour Island Boulevard, Suite 220, Tampa, Florida 33602.

TRADING MARKET AND PRICE OF OUR COMMON STOCK AND DIVIDEND POLICY

Our Common Stock is traded under the symbol “TRINE” through the OTC Electronic Bulletin Board maintained by the National Association of Securities Dealers, Inc. The OTC Bulletin Board has no financial eligibility standards and is totally separate from the National Association of Securities Dealers Automatic Quotation System. The following table sets forth the range of high and low sales prices for our Common Stock for the fiscal periods indicated.

Year Ended December 31, 2006	Low	High
1st Quarter	$0.53	$1.05
2nd Quarter	$0.38	$0.80
3rd Quarter	$0.20	$0.47
4th Quarter through December 21	$0.14	$0.33

Year Ended December 31, 2005	Low	High
1st Quarter	$0.50	$1.82
2nd Quarter	$0.22	$0.59
3rd Quarter	$0.12	$2.05
4th Quarter	$0.36	$1.93

Year Ended December 31, 2004	Low	High
1st Quarter	$2.00	$4.79
2nd Quarter	$1.25	$3.19
3rd Quarter	$0.29	$1.41
4th Quarter	$0.33	$2.60

We have not paid any cash dividends to our stockholders since our inception and at this time we do not anticipate making any payments in the future. Any future declaration and payment of cash dividends will be subject to the discretion of the Board and will depend upon our results of operations, financial condition, cash requirements, future prospects, changes in tax legislation and other factors deemed relevant by our Board.

On December 21, the last trading day prior to the date of this Information Statement, our Common Stock’s closing price was $0.17.

OTHER MATTERS

The Board of Directors is not aware of any other matters which are to be presented at the Special Meeting. However, if any other matter should properly come before the Special Meeting, the persons entitled to vote on that matter will be given the opportunity to do so.

AVAILABLE INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance with the Exchange Act file reports, information statements and other information with the SEC. These reports, information statements and other information can be inspected and copied at the public reference facilities of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of this material can also be obtained at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. In addition, these reports, information statements and other information are available on the SEC’s website (http://www.sec.gov).

By Order of the Board of Directors,

Horace J. Davis III
Chief Executive Officer
Dated:               , 2007
Atmore, Alabama

ANNEX A-1

CERTIFICATE OF AMENDMENT
OF THE AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF
TRINSIC, INC.

TRINSIC, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

FIRST: The name of the Corporation is TRINSIC, INC. (the “Corporation”).

SECOND: Article IV of the Corporation’s current Restated Certificate of Incorporation, as amended, is hereby amended to include the following text as Subsection D to Article IV:

“D. Upon this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the corporation becoming effective in accordance with the General Corporation Law of the State of Delaware (the “Effective Time”), each fifty (50) shares of Common Stock, par value $.01 per share, of the corporation (“Old Common Stock”) issued and outstanding immediately prior to the Effective Time shall be automatically reclassified as and converted into one (1) share of Common Stock, par value $.01 per share, of the corporation (“New Common Stock”); provided that no fractional shares of New Common Stock shall be issued to any holder of fewer than 50 shares of Old Common Stock, and that in lieu of issuing such fractional shares of New Common Stock to such holders, such fractional shares shall be cancelled and converted into the right to receive the cash payment of $0.35 per share of Old Common Stock.

Subject to the fractional share treatment described above, certificates for Old Common Stock will be deemed for all purposes to represent the appropriately reduced number of shares of New Common Stock, automatically and without the necessity of presenting the same for exchange.”

THIRD: This Certificate of Amendment of the Corporation’s Amended and Restated Certificate of Incorporation has been duly adopted by the Board of Directors and Stockholders of the Corporation in accordance with the provisions of Section 242 of the DGCL.

A-1-1

IN WITNESS WHEREOF, TRINSIC, INC., has caused this certificate to be duly executed in its corporate name on this day of , 2007.

TRINSIC, INC.

By:
Name:
Title:

A-1-2

ANNEX A-2

CERTIFICATE OF AMENDMENT
OF THE AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF
TRINSIC, INC.

TRINSIC, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

FIRST: The name of the Corporation is TRINSIC, INC. (the “Corporation”).

SECOND: Article IV of the Corporation’s current Restated Certificate of Incorporation, as amended, is hereby amended to include the following text as Subsection  E to Article IV:

“E. Upon this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the corporation becoming effective in accordance with the General Corporation Law of the State of Delaware (the “Effective Time”), each one (1) share of Common Stock, par value $.01 per share, of the corporation (“Old Common Stock”) issued and outstanding immediately prior to the Effective Time shall be automatically reclassified as and converted into fifty (50) shares of Common Stock, par value $.01 per share, of the corporation (“New Common Stock”)

Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified.”

THIRD: This Certificate of Amendment of the Corporation’s Amended and Restated Certificate of Incorporation has been duly adopted by the Board of Directors and Stockholders of the Corporation in accordance with the provisions of Section 242 of the DGCL.

A-2-1

IN WITNESS WHEREOF, TRINSIC, INC., has caused this certificate to be duly executed in its corporate name on this day of , 2007.

TRINSIC, INC.

By:
Name:
Title:

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ANNEX B

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 10-K
(MARK ONE)
|X| ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
EXCHANGE ACT OF 1934
FOR THE YEAR ENDED DECEMBER 31, 2005

OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934 FOR THE TRANSITION PERIOD FROM TO

COMMISSION FILE NUMBER: 000-28467

TRINSIC, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	59-3501119
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

601 South Harbour Island Boulevard, Suite 220
Tampa, Florida 33602
(813) 273-6261
(Address, including zip code, and
telephone number including area code, of
Registrant's principal executive offices)

SECURITIES REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT: NONE

SECURITIES REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT: COMMON
STOCK, PAR VALUE $.01 PER SHARE, PREFERRED STOCK PURCHASE RIGHTS

 Indicate by check mark if the registrant is a well-known seasoned issuer (as defined in Rule 405 of the Exchange Act.)
Yes ྈ     No ☒

 Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act.
Yes ☒ No ྈ

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days.
Yes ☒ No ྈ

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of Registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form
10-K [ ].

 Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. (as defined in Rule 12b-2 of the Exchange Act.) Large accelerated filer ྈ      Accelerated filer ྈ      Non-accelerated filer ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act.) Yes ྈ     No ☒

State the aggregate market value of the voting and non-voting common equity held by non-affiliates computed by reference to the price at which the common equity was last sold, or the average bid and asked price of such common equity, as of the last business day of the Registrant’s most recently completed second fiscal quarter. $2,390,703.

The number of shares of the Registrant's Common Stock outstanding as of March 30, 2006 was approximately 17,559,119.

DOCUMENTS INCORPORATED BY REFERENCE

Portions of the registrant's proxy statement relating to its 2006 Annual Meeting of Stockholders, to be filed subsequently, are incorporated by reference into Part III of this Report.

PART I.
Item 1. Business
Item 1A. Risk Factors
Item 1B. Unresolved Staff Comments
Item 2. Properties
Item 3. Legal Proceedings
Item 4. Submission of Matters to a Vote of Security Holders

PART II.
Item 5. Market for the Registrant's Common Equity and Related Stockholder Matters
Item 6. Selected Consolidated Financial Data
Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations
Item 7A. Quantitative and Qualitative Disclosures about Market Risk
Item 8. Financial Statements and Supplementary Data
Item 9. Changes in and Disagreements with Accountants on
Accounting and Financial Disclosure
Item 9A. Controls and Procedures

PART III.
Item 10. Directors and Executive Officers of the Registrant
Item 11. Executive Compensation
Item 12. Security Ownership of Certain Beneficial Owners and Management
Item 13. Certain Relationships and Related Transactions
Item 14. Principal Accounting Fees and Services

PART IV.
Item 15. Exhibits and Financial Statement Schedules

Signatures

ITEM 1. BUSINESS

GENERAL

Trinsic, Inc. (formerly Z-Tel Technologies, Inc.) and subsidiaries (“Trinsic,” “we” or “us”) is a provider of residential and business telecommunications services. We offer local and long distance telephone services in combination with enhanced communications features accessible through the telephone, the Internet and certain personal digital assistants. In 2004 we began offering services utilizing Internet protocol, often referred to as “IP telephony,” “voice over Internet protocol” or “VoIP.” We provide services at both the retail and wholesale level.

At the retail level, we provide our traditional circuit-switched local services in forty-nine states. Our facilities based residential services are provided to customers in some areas of New York City and our business VOIP offerings are limited to the New York City metropolitan area and Tampa. Excluding VoIP lines, we served at year end 2005 under the Trinsic ‘brand” approximately 105,000 retail residential lines, 41,000 retail business lines, and 30,000 retail stand-alone long distance lines. We gained nearly all of the long distance customers with our acquisition of Touch 1 Communications, Inc. in April 2000. We serve approximately 3,000 VoIP lines.

We introduced our wholesale services during 2002 and Sprint Nextel Corp. (formerly Sprint Communications Company) (“Sprint”) has been our principal wholesale customer since February 2003. At the wholesale level, we served approximately 126,000 billable lines as of year end 2005. On October 26, 2005, we entered into a definitive agreement to acquire substantially all of these lines for which we currently provide services under a wholesale, "private-label" arrangement. Where regulatory authority for the transfer was completed, the transfer of in service lines was effected on February 2, 2006 and February 16, 2006. As of today, slightly less than 10,000 wholesale lines remain in place. It is intended that these remaining wholesale lines will be transferred to Trinsic as further regulatory approvals are obtained over the course of the next 60 days.

Historically we have utilized the unbundled network elements platform (“UNE-P”) as the primary basis of delivering our services to our retail customers and to the end users of our wholesale customers. Under UNE-P, we utilize various unbundled elements of the traditional local telephone companies ("incumbent local exchange carriers" or "ILECs") to facilitate the delivery of our services to end users. Our access to ILEC networks has historically been based upon the Telecommunications Act of 1996 (the "Telecommunications Act") which imposed a variety of duties upon the ILECs, including the duty to provide “competitive local exchange carriers” (“CLECs”), like us, with access to the individual components of their networks. Court decisions and rulings by the Federal Communications Commission (“FCC”), however, have sharply limited our rights to access the ILEC networks and have directly and negatively impacted the cost of obtaining that access. FCC rules effective on March 11, 2005 eliminated mandatory national access to UNE-P for new customers and required us to transition our customers to alternative arrangements within one year unless we entered into commercial service agreements with ILECs that provided otherwise. We have entered into commercial services agreements with BellSouth, Qwest, Verizon and SBC Communications that will allow us to continue utilizing UNE-P in their territories. See the section of this Item 1 entitled “Government Regulation” and Item 1A. Risk Factors.

We have invested heavily in our enhanced communications platform and our operational support systems. Our enhanced communications platform enables us to offer distinctive Web integrated and voice activated features. Our advanced operational support systems are functionally integrated to support the entire customer life cycle including price quotation, order entry and processing, ILEC interaction, customer care, billing and subscriber management. We believe our operational systems are scalable, both vertically and horizontally, and give us reliable, flexible, low-cost operational capabilities.

SEGMENT FINANCIAL INFORMATION

For internal reporting purposes, we evaluate our business performance in terms of two segments: retail services and wholesale services. Financial information relating to both segments (including information relating to the revenue contributed by our services) is set forth in Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and footnote 23 "Segment Reporting" in the "Notes to the Consolidated Financial Statements."

INDUSTRY BACKGROUND

The Telecommunications Act of 1996 (the "Telecommunications Act") was enacted principally to foster competition in the local telecommunications markets. The Telecommunications Act imposed a variety of duties upon the ILECs, including the duty to provide other communications companies, like us, with access to the individual components of their networks, called "network elements," on an unbundled basis at any feasible point and at rates and on terms and conditions that were just, reasonable and nondiscriminatory. A network element is a facility or piece of equipment of the ILEC’s network or the features, functions or capabilities such facility or equipment provides. In 1996, the FCC, pursuant to the Telecommunications Act, mandated that incumbent local exchange carriers provide access to a set of unbundled network elements including, among other elements, local loops (i.e. the wires that reach from the ILEC central office to the end user’s premises), switching, transport and signaling. This combined set of elements is referred to as the "unbundled network element platform" or "UNE-P." Moreover, the FCC mandated that ILECs must provide the unbundled network element platform at rates based on a forward-looking, total long-run incremental cost methodology. Court decisions and FCC rulings over the past two years have substantially reversed these earlier FCC mandates. (See the section of this Item 1 entitled “Government Regulation” and Item 1A. Risk Factors.)

The Telecommunications Act also established procedures by which the regional Bell operating companies (“Bell operating companies”) were allowed to handle "in-region" long distance calls, that is, calls that originated from within their telephone service areas and terminated outside their service areas. The 1984 court order that divided AT&T prohibited Bell operating companies from providing "in-region" long distance telephone service. Under the Telecommunications Act, Bell operating companies could provide such in-region service if they demonstrated to the FCC and state regulatory agencies that they complied with a 14-point regulatory checklist, including offering interconnection to other communications companies, like us, and providing those companies access to their unbundled network elements on terms approved by a state public service commission. Bell operating companies received authority to provide in-region long distance services in all applicable states. However, the Section 271 "checklist" is a continuing obligation pursuant to section 271(d)(6) of the Telecommunications Act. (See section of this report entitled “Government Regulation.”)

RETAIL SERVICES

Within the retail segment, our principal services are traditional, circuit-switched local and long-distance telephone services for residences and businesses.

Circuit-Switched Residential Services

Our local residential circuit-switched telephone service is typically bundled with long distance and a suite of our proprietary Internet-accessible and voice-activated functions called “Trinsic Center.” The enhanced features include voicemail, “Find Me” "Notify Me," caller identification, call forwarding, three-way calling, call waiting, speed dialing and Personal Voice Assistant™ (“PVA”), which utilizes voice-recognition technology so that users can access secure, online address books from any phone using simple voice commands in order to send voice e-mails, find contact information and dial numbers, among other things. We offer various plans, including unlimited plans that include unlimited, nationwide, direct-dialed long distance calling toll-free and lower priced plans that include a limited number of long distance minutes at no additional charge. Bell operating company customers switching to our local services keep their existing phone numbers. We currently provide residential services in every state except Alaska, in areas served by a Bell operating company or Sprint and areas formerly served by GTE.

Our residential service includes unique features, all of which can be accessed and manipulated by telephone or Internet. Our proprietary voicemail enables subscribers to retrieve and listen to their voice-mail messages via telephone or the Internet. Our voicemail system also enables users to forward voicemails via e-mail, as attachments. Our "Find-Me" feature forwards an incoming call to as many as three additional numbers. Our "Notify Me" feature notifies the subscriber via e-mail, pager or ICQ Internet Chat (instant messaging) when a new voice mail message arrives. Both “Find Me” and “Notify Me” are accessible via the Internet so that users may easily enable, disable or otherwise alter the functions. PVA allows users to store contacts in a virtual address book and then access and utilize that information through voice commands from any telephone. Users say "call" and the contact's name, "call John Doe" for example, and PVA connects the call. PVA users can also send voice e-mails. Users record a message via telephone and instruct PVA to deliver the message to a contact. PVA then attaches the voice message to an e-mail and sends the e-mail to the contact.

We market and sell residential services primarily through direct mail, telemarketers, joint marketing efforts with entities that have access to large numbers of consumers, independent sales contractors (including multi-level marketing companies) and referral programs.

Circuit-Switched Business Services

Our local business circuit-switched business telephone service is targeted to small and medium sized businesses (typically having four or fewer lines) and businesses having multiple units. The service is local telephone service bundled with long distance (1+) telephone service, calling card services and enhanced features, including our proprietary features. Because we provide service in nearly every state, our business services are particularly valuable to firms having multiple locations in various states. With us, they deal with only one telephone company. We began offering business services in 2002. We provide service in every state but Alaska, in areas served by a Bell operating company or formerly served by GTE. Current customers include Darden Restaurants, Compass, Metromedia Restaurant Group and Circuit City Stores.

We do not actively market our circuit-switched business telephone services.

Long Distance

We offer long distance services on a stand-alone basis to residences and business. Our stand-alone long-distance is a usage-based service that allows customers to use us as their primary long distance calling provider to complete their direct-dialed long distance (1+) calls. We do not actively market standalone long distance services. We gained nearly all of the long distance customers with our acquisition of Touch 1 Communications, Inc. in April 2000.

VoIP Services

We provide VoIP telephone services in areas within reach of our own IP telephony network. Our VoIP network utilizes Cisco technology and services and is integrated with our enhanced communications services platform so that in addition to increased bandwidth and service flexibility, our customers enjoy features such as PVA. The services are provided to both residences and businesses. Our facilities based residential services are provided to customers in some areas of New York City and our business VOIP services are limited to the New York City metropolitan area and Tampa.

Billing and Collection

We have three primary methods for billing and collecting from our retail customers. For our residential customers, we can (1) direct bill by mail and receive payment through a check or money order by mail; (2) charge a credit card account or (3) set up an automatic withdrawal from a checking account. Currently, we bill the majority of our retail customers by mail and receive payment through checks delivered by mail.

WHOLESALE SERVICES

Within the wholesale segment, we previously offered a comprehensive package of communications and advanced support services to other communications companies for their use in providing services to their own retail customers. Among the wholesale services provided were local exchange telephone services, long distance telephone services, our proprietary enhanced features, enhanced features we acquire from incumbent local exchange carriers, ordering, provisioning (i.e. the process by which a telephone company is established as the end user's primary telephone company), inbound sales, fulfillment, billing, collections and customer care. Our enhanced communications platform had the capability to integrate with most communications transport networks, including wireless, cable, and Internet networks.

On February 4, 2003, we signed a non-exclusive, wholesale services agreement with Sprint. The agreement gives Sprint access to our telephone exchange services and our Web-integrated, enhanced communications platform and operational support systems in connection with Sprint's local residential telephone service.

On October 26, 2005, we entered into an agreement to acquire the Sprint lines for which we currently provide services on a wholesale basis. As of February 16, 2006, over 90% of the Sprint bases had been acquired by Trinsic. Upon the completion of this transaction over the course of the next 60 days, we will no longer have a wholesale business since Sprint is currently our only wholesale customer.

OPERATIONS SUPPORT SYSTEMS

We have invested heavily in our operations systems and support platform. The platform integrates ordering, provisioning, customer care and billing functionality throughout the customer lifecycle and consequently gives us (and our wholesale customers) reliable, flexible, low-cost operational capabilities. We believe our operational systems are scalable, both vertically and horizontally. They have the capability to integrate with wireline, wireless, cable, Internet and other communications transport networks.

Our principal method of delivering services to our customers requires access to ILEC networks. To facilitate interaction with the ILECs, we have established, with outside integration and consulting assistance, electronic gateways, software and a standard internal provisioning interface. Our systems can interact with the ordering systems of multiple incumbent local exchange carriers. They reduce the number of steps required to provision a customer and consequently reduce costs and increase accuracy. Our systems also support mediation, network administration and revenue assurance.

BUSINESS STRATEGY

Our basic business strategy is to -

•	Focus our resources on preserving and maintaining our existing customer base of UNE-P and VoIP customers

•	Grow these customer bases through acquisition of mature customer bases or geographic focus

•	Limit our capital expenditures to capacity and required technical upgrades of existing equipment, and projects that will produce immediate or significant positive cash returns

•	Identify and seek to divest assets that do not meet internal return requirements

•
Continually undertake a corporate wide evaluation of expenses. This includes the consolidation of functions, divesting of unused and under utilized facilities, renegotiation of vendor contracts, extension of vendor payment terms and other cost cutting measures.

•	Continue to evaluate our markets and reduce sales staffing levels and close retail outlets that do not meet minimum internal rates of returns.

GOVERNMENT REGULATION

Overview and Current Regulatory Developments

The Telecommunications Act of 1996 (the “Telecommunications Act”), signed into law on February 8, 1996, comprehensively amended the Communications Act of 1934 (the “Communications Act”) and effected changes in regulation at both the federal and state levels that impact nearly every segment of the telecommunications industry. The stated purpose of the Telecommunications Act is to promote competition in all areas of telecommunications.

 Some of our services are regulated and some are not. In providing our non-common carrier services such as Personal Voice Assistant, voice mail, “Find-Me” notification and directory services, we operate as an unregulated provider of “information services,” as that term is defined in the Communications Act, and as an “enhanced service provider,” as that term is defined in the rules of the Federal Communications Commission (“FCC”). These operations currently are not regulated by the FCC or the states in which we operate. In providing residential and business telecommunications services, we are regulated as a common carrier at the state and federal level and are subject to additional rules and policies not applicable to providers of information services alone. Certain aspects of our voice over Internet protocol (“VoIP”) services (also called IP telephony services) may or may not be subject to common carrier regulation. The regulatory classification of these services is currently subject to a number of regulatory proceedings before state regulatory commissions, the FCC, and the courts. However, unlike many of our VoIP competitors, we are certified as a facilities-based competitive local exchange carrier in forty-nine states and the District of Columbia. We believe our certification as a common carrier gives us the flexibility to operate and offer our advanced IP telephony services regardless of the final regulatory classification of those services.

The local and long distance telecommunications services we provide are regulated by federal, state, and, to some extent, local government authorities. The FCC has jurisdiction over all telecommunications common carriers to the extent they provide interstate or international communications services. Each state regulatory commission has jurisdiction over the same carriers with respect to intrastate communications services. (As discussed below, the FCC has ruled that VoIP services in certain instances are “inherently interstate” and therefore subject to federal regulation, and not state level regulation.) The extent of federal or state regulation of “information services” depends upon the nature of the service offered. Local governments sometimes seek to impose franchise requirements and fees on telecommunications carriers and regulate construction activities involving public rights-of-way. Changes to the regulations imposed by any of these regulatory authorities could have a material adverse effect on our business, operating results and financial condition.

In recent years, the regulation of the telecommunications industry has been in a state of flux as the United States Congress and various state legislatures have passed laws seeking to foster greater competition in telecommunications markets. The FCC and state utility commissions have adopted many new rules to implement this legislation and encourage competition. These changes, which are still incomplete, have created new opportunities and challenges for us and our competitors. The following summary of regulatory developments and legislation is intended to describe the most important, but not all, present and proposed federal, state and local regulations and legislation affecting the telecommunications industry. Some of these and other existing federal and state regulations are the subject of judicial proceedings and legislative and administrative proposals that could change, in varying degrees, the manner in which this industry operates. We cannot predict the outcome of any of these proceedings or their impact on the telecommunications industry at this time. Some of these future legislative, regulatory or judicial changes may have a material adverse impact on our business.

FEDERAL REGULATION

FCC Policy on Unbundled Access to Network Elements of Incumbent Local Exchange Carriers

While Trinsic’s regulatory environment continues to be dynamic and complex, there is one overriding issue that drives our business: our ability to interconnect with, access and use the local networks of incumbent local telephone exchange carriers (like Verizon, SBC (now AT&T), BellSouth and Qwest) to provide our services. The “incumbent local exchange carrier” or “ILEC” is the old established wireline telephone company. Non-incumbent telephone companies like us are referred to as competitive local exchange carriers or “CLECs.” All of our telecommunications services, residential and business, analog and VoIP, utilize, to some extent, an ILEC network.

▪
Historically, in providing our residential and business local telephone services throughout the United States, we have utilized the unbundled network element platform (or “UNE-P”) which is a combination of functions and components of an ILEC network, including analog loops, switching and transport. As discussed below, FCC rules effective on March 11, 2005 restricted our access to UNE-P for new customers and are requiring us to transition our customers to alternative commercial arrangements, different networks or resale.

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As an alternative to utilizing UNE-P, in New York City and in Tampa, Florida, we provide VoIP residential and business telephone services through a network architecture called “UNE loop,” or “UNE-L.” The UNE-L entry strategy requires us to establish collocation arrangements with the ILEC and have unbundled access to analog loops, and transport.

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We provide VoIP telephony services to businesses in the New York City metropolitan area and Tampa utilizing an IP network. This network requires us to purchase or lease high-capacity digital connections from the customer’s premises to our IP facilities. In many instances, the only cost-effective means of obtaining that high-capacity digital connection is from the ILEC. Typically, we provide service by means of a combination of unbundled high-capacity loops and transport, which is called an “Enhanced Extended Link,” or “EEL.” In some situations, we obtain transport from another, non-incumbent provider but are dependent upon the ILEC for the final, “last-mile” connection to the customer premises. In those situations, we purchase an unbundled high-capacity loop from the ILEC. In the absence of access to unbundled access to high-capacity loops and transport, our only option would be to purchase these connections as retail, “special access” circuits that are available from ILECs and other providers. The prices of these retail (and largely-deregulated) special access circuits are, in many instances, substantially higher than the wholesale (and regulated) prices for unbundled network elements.

Court decisions and FCC rulings have sharply limited our ability to utilize the networks of incumbent local telephone companies to provide our services, requiring us to adjust our business plan accordingly.

On December 15, 2004, the FCC limited the availability of unbundled network elements pursuant to section 251 of the Telecommunications Act of 1996 that Trinsic utilized to provide services to our customers in the Triennial Review Remand Order, Review of Section 251 Unbundling Obligations of Incumbent Local Exchange Carriers, WC Docket No. 04-313, CC Docket No. 01-338, FCC 04-290 (rel. Feb. 4, 2005). The FCC ruled that ILECs are no longer required to provide Trinsic and other entrants access to unbundled analog switching - a key component of the “unbundled network element platform” combination of elements, which is how we provide services to the vast majority of our customers. This FCC Triennial Review Remand Order also limited our ability to access unbundled high-capacity loops and dedicated transport in many urban and suburban locations.

The FCC Triennial Review Remand Order became effective March 11, 2005. After that date, we are unable to place orders for new customers and lines that utilized unbundled switching and high-capacity loops and transport that no longer qualified for unbundling under the new rules. For Trinsic’s embedded base of customers, the FCC imposed a price increase of $1 per month for each line that utilized unbundled switching and a price increase of 15% for each high-capacity loop or transport arrangement that no longer qualified for unbundling under the new rules. The FCC Triennial Review Remand Order also established a one-year transition period for this embedded base of customers - at the end of that transition period, currently set as March 15, 2006, the prices for access to unbundled switching and those loop and transport arrangements will no longer be federally regulated.

In the normal course of our business, we enter into contractual arrangements with ILECs for access to their networks. In order to ensure continued access to UNE-P service elements, Trinsic has signed and implemented Commercial Service Agreements with Verizon, SBC (now AT&T), BellSouth and Qwest. These agreements allow us to continue to provide UNE-P based services after the March 15th transition period. While terms contained in these Commercial Agreements include rates that are higher than previously available, the do allow us to continue providing services in much the same manner as prior to the FCC’s rulings.

Court consideration of the unbundled access rules followed a parallel track. The FCC first established network element unbundling rules in its August 1996 Local Competition Order in CC Docket No. 96-98. Those rules were appealed to the Eighth Circuit Court of Appeals and later to the U.S. Supreme Court. In its January 25, 1999 AT&T v. Iowa Utilities Board ruling, the Supreme Court remanded the network unbundling rules to the FCC for further consideration of the necessity of each one under the Telecommunications Act’s statutory standard for unbundling. On November 5, 1999, the FCC released an order (referred to as the UNE Remand Order) that retained many of its original list of unbundled network elements, but providing further explanation of the need for such unbundling and eliminated the requirement that incumbent local exchange carriers provide unbundled access to operator services and directory assistance and limiting unbundled access to local switching in certain geographic areas. With regard to operator services and directory assistance, the FCC concluded that the market has developed since 1996 such that competitors can and do self-provision these services, or acquire them from alternative sources. The FCC also noted that incumbent local exchange carriers remain obligated under the non-discrimination requirements of the Communications Act of 1934 to comply with the reasonable request of a carrier that purchases these services from the incumbent local exchange carriers to rebrand or unbrand those services, and to provide directory assistance listings and updates in daily electronic batch files. With regard to unbundled local switching, the FCC concluded that, notwithstanding the incumbent local exchange carriers’ general duty to provide unbundled local circuit switching, an incumbent local exchange carrier is not required to unbundle local circuit switching for competitors for end-users with four or more voice grade (DSO) equivalents or lines, provided that the incumbent local exchange carrier provides nondiscriminatory access to combinations of unbundled loops and transport (also known as the “Enhanced Extended Link” or “EEL”) throughout Density Zone 1, and the incumbent local exchange carrier’s local circuit switches are located in (i) the top 50 Metropolitan Statistical Areas as set forth in Appendix B of the Third Report and Order and Fourth Further Notice of Proposed Rulemaking in CC Docket No. 96-98, and (ii) in Density Zone 1, as defined in the FCC’s rules. For operator services and directory assistance, as well as for unbundled local switching, the FCC noted that the competitive checklist contained in Section 271 of the Communications Act of 1934 requires Bell operating companies to provide nondiscriminatory access to these services. Thus, Bell operating companies must continue to provide these services to competitors; however, Bell operating companies may charge different rates for these offerings.

The FCC’s 1999 UNE Remand Order was appealed by several parties to the United States Court of Appeals for the D.C. Circuit, including incumbent local exchange carriers, USTA v. FCC. In addition, competitive carriers sought reconsideration of that decision, including the FCC’s limitation on the availability of unbundled local switching, before the FCC. While that appeal was pending, the FCC, on December 20, 2001, released a Notice of Proposed Rulemaking in CC Dockets No. 01-338, 96-98 and 98-147 as part of its comprehensive “Triennial Review” of the 1999 UNE Remand Order.

While the Triennial Review proceeding was pending before the FCC, the D.C. Circuit ruled in the USTA appeal of the 1999 UNE Remand Order. The D.C. Circuit reversed the UNE Remand Order on the court’s belief that the FCC had not taken into sufficient account the availability of substitutes for unbundled network elements from outside incumbent local telephone networks. The court called upon the FCC to engage in a detailed “granular” review as to whether any particular network element should be unbundled, based upon a specific analysis as to whether competitors could obtain comparable elements from other sources or whether a network element possessed “natural monopoly” characteristics. In addition, the D.C. Circuit required that the FCC balance the benefits of unbundling for competitors and consumers against the costs that unbundling might impose upon incumbent local telephone companies. Competitors filed for review of the USTA decision before the United States Supreme Court, but the Supreme Court denied the competitors’ request for an appeal.

In August 2003, the FCC released its final decision in the Triennial Review proceeding. In the Triennial Review Order, the FCC also ruled that entrants would no longer be able to access network elements utilized by incumbent local telephone companies to provide “broadband” services, such as fiber-to-the-premises loops, high-capacity transport, packet switching, line-sharing for DSL services, and fiber-fed “digital loop carrier” loops. In subsequent decisions, the FCC has even more sharply limited the ability of companies like Trinsic to obtain unbundled access to ILEC fiber optic lines. On August 9, 2004, in a reconsideration order in CC Docket No. 01-338, the FCC ruled that ILECs need not be required to unbundled fiber to multiple dwelling units, even if fiber only reaches the minimum point of entry of the building. On October 18, 2004, in a second reconsider order in CC Docket No. 01-338, the FCC ruled that “fiber-to-the-curb” loops will also be exempt from unbundling requirements just as fiber-to-the-premises loops were exempted in the August 2003 order. The FCC also clarified that ILECs were not required to add time-division multiplexing capabilities to any new packetized transmission facilities constructed in order to facilitate interconnection by competitors.

These restrictions on access to ILEC fiber networks and architecture could have a significant impact on our ability to provide services to our customers. In particular, even in situations in which Trinsic would otherwise be entitled to unbundled access to a loop, transport circuit or EEL, these exclusions could permit ILECs to refuse to offer these connections to us, on the basis that loop, transport or EELs qualifies as “fiber-to-the-premises,” or “fiber-to-the-curb,” or involves access to “packet switching.” As a result, these exclusions from unbundling could limit our ability to provide service to customers cost-effectively and could have a significant and material impact upon our business.

The regulatory uncertainty and the absence of effective network access rules have required us to adjust our business plan in a number of ways, as discussed elsewhere in this report. As a result, these regulatory developments have had an immediate, significant, adverse and material impact upon our business. In order to minimize the impact, we entered into discussions and executed Commercial Service Agreements with ILECs to establish commercial terms and arrangements for access to their local networks. There is no assurance that we will be able to renew these commercial arrangements with Verizon, SBC (now AT&T), BellSouth, Qwest or other ILECs at the time of their expiration. Moreover, even in the interim, the terms of those existing arrangements might require us to adjust our business plan and service offerings significantly. We may be required by these financial implications and/or regulatory developments to limit access to our service and/or withdraw from certain markets.

Pricing of Unbundled Network Elements

Even in situations where we retain the right to unbundled access under the new FCC rules (for example, analog loops and high-capacity loops and transport in many instances), the regulated pricing of those network elements is subject to change.

The FCC issued its first interconnection order on August 8, 1996 and in that Local Competition Order, the FCC established the pricing methodology for unbundled network elements. That methodology was Total Element Long-Run Incremental Cost, or “TELRIC.” Incumbent local telephone companies and state commissions appealed the FCC’s 1996 Local Competition Order to the United States Court of Appeals for the Eighth Circuit. On July 18, 1997, the Eighth Circuit issued a decision vacating the FCC’s pricing rules, as well as certain other portions of the FCC’s interconnection rules, on the grounds that the FCC had improperly intruded into matters reserved for state jurisdiction. On January 25, 1999, the Supreme Court, in AT&T Corp. v. Iowa Utilities Board, largely reversed the Eighth Circuit’s holding that the FCC has general jurisdiction to implement the local competition provisions of the Telecommunications Act. In so doing, the Supreme Court stated that the FCC has authority to set pricing guidelines for unbundled network elements, to prevent incumbent local exchange carriers from physically separating existing combinations of network elements, and to establish “pick and choose” rules regarding interconnection agreements.

The Supreme Court in 1999 did not evaluate the specific forward-looking pricing methodology mandated by the FCC and remanded the case to the Eighth Circuit for further consideration. Some incumbent local exchange carriers argued that this pricing methodology does not allow adequate compensation for the provision of unbundled network elements. The Eighth Circuit subsequently upheld the FCC’s TELRIC rules, which use forward-looking incremental costs as the basis for establishing rates for interconnection and unbundled network elements. The Eighth Circuit further agreed with the FCC’s interpretation of the Telecommunications Act as rejecting “historical costs” as the basis for setting rates. However, the Eighth Circuit vacated the FCC’s regulation, codified at 47 C.F.R. Sec. 51.505(b), setting forth the FCC’s approach to computing forward-looking incremental costs, and directed the FCC to review its approach so that it is based on the costs incurred by the incumbent local exchange carrier to provide the actual facilities and equipment that will be used by the requesting carrier instead of the lowest cost based on the most efficient technologies currently available. In 2001, the United States Supreme Court granted a writ of certiorari to the Eighth Circuit decision, and in 2002, in Verizon v. FCC, the Supreme Court upheld the FCC’s TELRIC pricing rules.

Although the FCC’s TELRIC rules have been supported by the courts, the establishment of rates occurs on a state-by-state basis and is subject to change. Some states are currently re-evaluating the pricing of these unbundled network elements. As a result, it is possible that prices in some states could increase or lower rates over existing levels. Our intent is to be an active participant in many of these rate cases and any others that might be critical to our operations. We anticipate joining other competitive service providers on a limited basis in arguing that existing rates and rates proposed by the incumbents are overstated and do not reflect the true total element long run incremental costing principles required by the FCC and the Telecommunications Act.

Despite the fact that the TELRIC rules have been supported by the courts, the FCC is currently reevaluating several of these rules, by means of a rulemaking notice issued in September 2003 in WC Docket No. 03-173. The FCC rulemaking proposes to modify the TELRIC methodology by mandating that states set prices based upon the forward-looking costs of operating the existing network architecture of incumbent local telephone company networks. In many instances, modifying the TELRIC methodology in this way could increase the rates we pay for certain elements; for other elements, such a modification could result in lower rates. We believe that the FCC’s proposals to modify TELRIC are inconsistent with the Supreme Court’s decision in the Verizon case, meaning that new FCC TELRIC rules may be subject to considerable litigation if they are adopted. The FCC rulemaking is still pending, and changes to the FCC’s TELRIC rules could significantly alter the prices we pay for unbundled access to ILEC network elements. While the prevailing productivity trends within the industry would predict the adoption of lower rates in association with the provision of unbundled network elements and network element combinations, we cannot predict the outcome of any pending or potential rate case or judicial proceeding. Increases or decreases in rate levels charged by incumbent local exchange carriers as a result of regulatory and/or judicial review through rate case, court case or arbitration proceedings could significantly impact our business plans.

The Rights and Obligations Common Carriers Under Federal Law

We are certified as a local exchange common carrier in forty-nine states and the District of Columbia. The Communications Act, as amended by the Telecommunications Act, imposes a number of regulatory requirements on common carriers generally and local exchange carriers specifically. There is currently significant regulatory uncertainty as to whether certain new enhanced services such as VoIP-based telephone services must be subject to common carrier regulation. We believe that having our common carrier licenses gives us the flexibility to provide our customers a broad array of services and does not make our service offerings dependent upon any one particular regulatory classification.

In addition, our status as a common carrier gives us rights under section 251 of the Telecommunications Act to interconnect with, obtain access to, and collocate on the premises of incumbent local exchange carriers like Verizon, SBC (now AT&T), BellSouth, and Qwest. Section 251 of the Act requires ILECs to —

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provide physical collocation to other common carriers, which allows companies such as us and other competitive local exchange carriers to install and maintain our own network termination equipment in incumbent local exchange carrier central offices or, if requested or if physical collocation is demonstrated to be technically infeasible, virtual collocation;

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offer components of their local service networks on an unbundled basis to other common carriers so that other providers of local service can use these elements in their networks to provide a wide range of local services to customers (See FCC Policy on Unbundled Access, above); and

•	establish “wholesale” rates for their services to promote resale by competitive local exchange carriers.

    Companies that are not common carriers do not have the section 251 rights described above. In addition, all local exchange carriers must —

•	interconnect with the facilities of other common carriers;

•	establish number portability, which will allow customers to retain their existing phone numbers if they switch from the local exchange carrier to a competitive local service provider;

•	provide nondiscriminatory access to telephone poles, ducts, conduits and rights-of-way; and

•	compensate other local exchange carriers on a reciprocal basis for traffic originated by one local exchange carrier and terminated by another local exchange carrier.

The FCC is charged with establishing national guidelines to implement certain portions of the Telecommunications Act. FCC implementation of those provisions of the Telecommunications Act has been the subject of ongoing litigation that continues to this day. The most contentious litigation has centered around FCC and state rules regarding the rates, terms and conditions of unbundled network access, and the current status of those rules is discussed above (“FCC Policy on Unbundled Access” and “Pricing of Unbundled Network Elements”)

The rights and obligations of common carriers under federal law impact our business, as do other pending FCC proceedings. The subsections that follow outline a number of these areas. These and many other issues remain subject to further consideration by the courts and the FCC. We cannot predict the ultimate disposition of any of these and other matters.

These and other FCC determinations are likely to be the subject of further appeals or reconsideration. Thus, while the Supreme Court has resolved many issues, including aspects of the FCC’s jurisdictional authority, other issues remain subject to further consideration by the courts and the FCC. We cannot predict the ultimate disposition of any of these and other matters.

Regulation of Rates, Terms and Conditions of Interstate Service

With regard to the FCC, Trinsic is classified by the FCC as a non-dominant provider of interstate telecommunications services. In general, the FCC does not regulate the rates, services, and market entry of non-dominant telecommunications carriers, but does require them to contribute to universal service and comply with other regulatory requirements. We are currently regulated as a non-dominant carrier with respect to both our local and long distance telephone services.

As a result, we currently are not subject to rate of return regulation at the federal level and are not currently required to obtain FCC authorization for the installation, acquisition or operation of our domestic exchange or interexchange network facilities. However, we must comply with the requirements of common carriage under the Communications Act. We are subject to the general requirement that our charges and terms for our telecommunications services be “just and reasonable” and that we not make any “unjust or unreasonable discrimination” in our charges or terms. The FCC has jurisdiction to act upon complaints against any common carrier for failure to comply with its statutory obligations. We are also subject to FCC rules that limit our ability to discontinue to provide certain interstate services; however, the FCC has implemented a process that generally permits a non-dominant, competitive company to discontinue such interstate services on an expedited basis.

We are entitled to file tariffs for the termination of interstate traffic by other carriers to our customers, and those tariffs are subject to certain FCC regulation (See “Interstate Tariffs and Rates,” below).

Interconnection Agreements

The rights and obligations Trinsic has pursuant to section 251 and 271 of the Telecommunications Act are generally implemented through “interconnection agreements” and commercial services agreements with ILECs through which we obtain access to the ILEC networks.

In the normal course of business, we have entered into interconnection agreements and commercial service agreements with the ILECs in all states where we currently offer local exchange services. However, at any point in time an interconnection agreement may not contain the best-available terms offered to our competitors, a situation that could adversely affect our ability to compete in the market. In addition, several of our interconnection agreements with Verizon, SBC (now AT&T) and BellSouth have expired. The terms of those contracts provide for the agreements to continue in place until a replacement is executed or upon termination by either party. The incentive of the incumbent local exchange carrier to negotiate fair or proper interconnection agreement terms is a function of the willingness and authority of state commissions and the FCC to enforce rules and policies promulgated under the Telecommunications Act. The potential cost in resources and delay from this interconnection agreement negotiation and arbitration process could harm our ability to compete in certain markets, and there is no guarantee that a state commission would resolve disputes, including pricing disputes, in our favor.

The ability of a CLEC like Trinsic to enforce interconnection agreements with incumbent local exchange carriers or appeal state commission arbitrations regarding such agreements is currently subject to considerable legal uncertainty. A January 2002 decision by the United States Circuit Court for the Eleventh Circuit ruled that the Georgia state commission did not have authority to enforce interconnection agreements between incumbent local exchange carriers and new entrants. This decision is in apparent conflict with decisions by other United States Circuit Courts. As a result of this decision, litigating enforcement of interconnection agreements in state or federal courts in the Eleventh Circuit and elsewhere could substantially increase the cost of such litigation. A November 2003 decision by the United States Circuit Court for the Fifth Circuit ruled that state commission jurisdiction to arbitrate terms and conditions of access pursuant to section 252 may relate only to items specifically-related to section 251 of the 1996 Act and other items voluntarily negotiated by the parties. That decision could limit our ability to arbitrate acceptable interconnection terms with incumbent local telephone companies before state commissions; at the same time, that decision could enhance our ability to resist inclusion of clauses in our contracts by those ILECs that we deem unacceptable.

Collocation

The FCC has adopted rules designed to make it easier and less expensive for competitive local exchange carriers to collocate equipment at incumbent local exchange carriers’ central offices by, among, other things, restricting the incumbent local exchange carriers’ ability to prevent certain types of equipment from being collocated and requiring incumbent local exchange carriers to offer alternative collocation arrangements, such as cageless collocation. Restrictions and impediments to collocation could harm our business, as we collocate in ILEC central offices to provide both our UNE-L network services and our network VoIP services.

The FCC’s collocation rules have been subject to a number of legal challenges by incumbent local telephone companies. On June 18, 2002, the D.C. Circuit affirmed the legality of the FCC’s collocation rules in Verizon Telephone Companies v. FCC. In the process of these court challenges, the FCC was required to modify its rules in a way that could increase the cost and time for competitors to collocate equipment and could have a substantial and material impact on Trinsic’s future network deployment.

Line Sharing, Line Splitting, and Dialtone-DSL Tying

In the Triennial Review Order, the FCC eliminated its rules that required ILECs to facilitate “line-sharing” arrangements. Line-sharing permits a competitive carrier to obtain unbundled access to the high-frequency portion of a loop in order to provide DSL on that loop while the ILEC continues to provide analog dialtone service over the low frequencies. Line-splitting is an alternative arrangement that permits one competitive carrier to provide DSL service over the high-frequency portion of an ILEC’s loop while another competitive carrier provides analog dialtone service over the ILEC’s loop. FCC rules adopted in 1999 (for line-sharing) and 2001 (for line-splitting) required ILECs to offer to facilitate these arrangements on an unbundled basis. The FCC eliminated these requirements in the 2003 Triennial Review Order. The elimination of the line-sharing rules could harm Trinsic’s business. If a customer chooses to purchase DSL from the ILEC, Trinsic’s ability to provide voice services over that facility will be limited.

Many ILECs require their DSL customers to purchase analog dialtone service from them as well. Those policies limit the market for VoIP services that utilize broadband, DSL connections to provide dialtone service, as DSL customers will have already purchased dialtone from the ILEC. The FCC is also considering a petition filed by BellSouth that would preempt state orders in Kentucky, Georgia and Louisiana that order BellSouth to stop requiring its DSL customers to purchase analog dialtone service from BellSouth. Trinsic and other entrants have opposed BellSouth’s efforts to “tie” the sale of DSL to analog dialtone service on the basis that such a policy has an unreasonable and unlawful effect of suppressing competition for VoIP services. The FCC has not yet ruled on the BellSouth petition.

Bell Operating Company Entry into the Long Distance Market.

The Telecommunications Act permitted the Bell operating companies (Verizon, SBC (now AT&T), Qwest, and BellSouth) to provide long distance services outside their local service regions immediately, and permits them to provide in-region long distance service upon demonstrating to the FCC that they have adhered to the Telecommunication Act’s Section 271 14-point competitive checklist. The FCC must also find that granting the application would be in the “public interest.” Bell operating companies have received long-distance authority in all 50 states.

With Bell operating companies authorized to provide long-distance service nationwide, it is generally expected that competition for Trinsic’s local and long-distance services will increase. Section 271 entry permits the Bell operating company to offer a bundle of local, long-distance and enhanced services comparable to Trinsic’s services and therefore could increase competition and harm our business, especially if we cannot obtain adequate access to unbundled network elements from that same Bell operating company.

 At the same time, the Section 271 process also provides an important ongoing incentive for Bell operating companies to comply with the unbundling and interconnection requirements of the Telecommunications Act. The section 271 “competitive checklist” specifically requires Bell companies to provide competitors access to “loop transmission”, “switching”, “transport” and “signaling.” In the Triennial Review Order, the FCC ruled that these section 271 checklist requirements were independent legal obligations that Bell companies must comply with, regardless of the status of the unbundling rules under section 251. In the USTA II decision, the D.C. Circuit characterized this independent legal obligation as a “reasonable” approach. The Triennial Review Remand Order issued earlier this year did not directly address the question of a Bell company’s statutory obligation under section 271 of the Act to provide access to the network elements specifically-enumerated in section 271, particularly with regard to checklist item six, “switching”, even if those network elements are not required to be unbundled pursuant to section 251. However, the FCC ruled that with regard to the “broadband” network elements that it did not require to be unbundled under section 251 in the 2003 Triennial Review Order, the FCC ruled that Bell companies are not required to offer access to broadband elements pursuant to section 271 absent a 251 unbundling requirement. Trinsic disagrees with that FCC ruling. All of the Bell companies have currently pending before the FCC petitions requesting that the FCC “forbear” from these independent section 271 regulatory requirements. Trinsic has vigorously opposed those petitions. Trinsic will vigorously enforce its rights to access to Bell company networks pursuant to the independent legal authority that the section 271 checklist requires. If the FCC, state commissions or the courts do not enforce section 271 checklist items as separate obligations on Bell companies, our ability to provide service to our customers and our business would be harmed.

Universal Service Contributions.

In May 1997, the FCC released an order establishing a significantly expanded universal service regime to subsidize the cost of telecommunications service to high cost areas, as well as to low-income customers and qualifying schools, libraries and rural health care providers. Providers of interstate telecommunications services, like us, as well as certain other entities, must pay for these programs. We are also eligible to receive funding from these programs if we meet certain requirements. Our share of the payments into these subsidy funds is based on our share of certain defined “interstate telecommunications end-user revenues.” Currently, the FCC assesses funds owed based on a providers interstate revenue and the FCC adjusts payment requirements and levels quarterly. Various states are also in the process of implementing their own universal service programs. We are currently unable to quantify the amount of subsidy payments that we will be required to make to the FCC and individual states in the future.

On July 30, 1999, in Texas Office of Public Utility Counsel v. FCC, the Fifth Circuit overturned many of the FCC’s universal service collection rules. In October 1999, on remand from that decision, the FCC issued new collection rules which stated that if a carrier derives less than 8 percent of its revenue from interstate services, its international revenues will not be used in calculating the contribution. For carriers receiving 8 percent or more of their revenues from interstate services (as Trinsic does), the FCC stated that it will include international revenues in the base for determining collections. This and other changes to the universal service program could affect our costs by increasing charges for interstate access or requiring higher assessments on interstate revenues. On May 20, 2001, the Fifth Circuit once again reversed the FCC’s rules and decided, in Comsat Corp. v. FCC, that the FCC cannot permit local exchange carriers to recover universal service charges through access charges, as such an arrangement would create an implicit subsidy.

In 2002, the FCC modified the method in which carriers are required to make payments into the fund. Among other changes, the FCC announced that carriers are to make payments based upon projected, collected end-user interstate revenues (as opposed to historical, gross-billed revenues, as the FCC had previously used). Competitive carriers are also prohibited form marking-up USF contributions for administrative fees if carriers recover universal service contributions through phone bill line items. These measures impact the manner in which we make contributions into the federal universal service fund and could impact our business. The FCC is currently studying proposals to increase services for which the universal service fund would support, which could increase the size of the fund significantly and subsequently increase our financial obligation to the fund. The FCC is also examining its rules relating to the designation of “Eligible Telecommunications Carriers” that are eligible to receive payments from the fund. The outcome of these proceedings and subsequent litigation could adversely impact or delay our ability to obtain universal service funding for our services if we seek it, and may also increase the sums we pay into federal or state universal service funds, increase the price for access, and harm our ability to compete with carriers that do obtain such funding. Changes to federal or state universal service support programs could adversely affect our costs, our ability to separately list these charges on end-user bills, and our ability to collect these fees from our customers.

Interstate Tariffs and Rates

Beginning July 31, 2001, interstate domestic long distance companies were no longer allowed to file interstate long-distance end-user tariffs with the FCC. This regulatory change requires that Trinsic make its long-distance service information directly available to customers pursuant to private contracts. In March 1999, the FCC adopted rules that require interexchange carriers like Trinsic to make specific disclosures on their web sites of their rates, terms and conditions for domestic interstate services. These detariffing and disclosure requirements could increase our costs in providing interstate long-distance services to our customers.

The FCC effectively regulates the rates Trinsic and other competitive carriers may charge to terminate long-distance calls from other providers - known as interstate terminating switched access. The April 27, 2001 Report and Order in CC Docket No. 96-262 provided for a four-year transition for Trinsic’s and other competitive carrier’s terminating access rates, which completed on June 20, 2004. As of that date, Trinsic’s interstate terminating switched access rate tariffed before the FCC can be no higher than the “competing ILEC” in any particular area. Trinsic maintains a switched access tariff with the FCC that it believes meets these requirements. However, as ILEC switched access rates change, Trinsic may be obligated to change its tariff similarly. The result could be lost revenues from interstate terminating access and administrative costs of compliance.

In the past, Z-Tel/Trinsic has had disputes with interexchange carriers over nonpayment of terminating access charges owed to us. We have settled many of these disputes. However, there is a risk of nonpayment and bad debt with regard to nonpayment. In the past, Trinsic has adamantly litigated and defended its position, but nonpayment or default could have a substantial and material adverse impact on our business.

Numbering and Number Portability.

The FCC has issued rules that permit a customer to keep its telephone number and transfer it among carriers. In 1996, the FCC released rules requiring all local exchange carriers to have the capability to permit both residential and business customers to retain their telephone numbers when switching from one local service provider to another, known as “number portability.” In 2004, those rules were extended to wireless customers and require that Trinsic and other carriers permit customers to “port” their landline telephone number to wireless customers. Number portability has been implemented in most of the areas in which we provide service, but has not been implemented everywhere in the United States. Some carriers have obtained waivers of the requirement to provide number portability, and others have delayed implementation by obtaining extensions. Lack of number portability in a given market could adversely affect our ability to attract customers for our competitive local exchange service offerings, particularly business customers, should we seek to provide services to such customers.

The FCC and state commissions also regulate the availability and assignment of telephone numbers and area codes. Before the 1996 Telecommunications Act, the Bell operating companies and other ILECs controlled a number of these tasks. In August 1997, the FCC issued rules transferring responsibility for administering and assigning local telephone numbers from the Bells and ILECs to an independent, neutral entity. In 1996, the FCC issued new numbering regulations that prohibit states from creating new area codes in a manner that would unfairly hinder competitive local exchange carriers by requiring that their customers use 10-digit dialing while ILEC customers need only use 7-digit dialing. Each carrier is required to contribute to the cost of numbering administration through a formula based on end-user telecommunications revenues.

In May 1999, the FCC initiated a proceeding to address the problem of the declining availability of area codes and phone numbers. In December 2000, the FCC issued a Further Notice of Proposed Rulemaking in CC Dockets Nos. 96-98 and 99-200 that proposed adoption of a “market based” approach of optimizing number resources, which would involve the introduction of charges for allocation of number resources. If a “market-based” approach to number allocation is introduced, as the FCC proposed, it could result in added administrative expenses for us and possibly make it more difficult or costly for us to obtain telephone numbers for our customers.

Restrictions on Bundling. On March 30, 2001, in CC Dockets Nos. 96-61 and 98-183, the FCC eliminated a rule that prohibited all carriers from bundling customer premises equipment and telecommunications services. Current FCC rules prohibit dominant carriers from bundling their non-competitive regulated telecommunications services with their unregulated enhanced or information services. To our knowledge, the FCC has not enforced this rule with respect to competitive local exchange carriers and has proposed eliminating the rule for all carriers.

Slamming. A customer's choice of local or long distance telecommunications company is encoded in a customer record, which is used to route the customer's calls so that the customer is served and billed by the desired company. A user may change service providers at any time, but the FCC and some states regulate this process and require that specific procedures be followed. When these procedures are not followed, particularly if the change is unauthorized or fraudulent, the process is known as "slamming." Slamming is such a significant problem that it has been addressed in detail by Congress in the Telecommunications Act, by some state legislatures, and by the FCC in recent orders. The FCC has levied substantial fines for slamming. The risk of financial damage, in the form of fines, penalties and legal fees and costs, and to business reputation from slamming is significant. Even one slamming complaint could cause extensive litigation expenses for us. The FCC also applies its slamming rules (which originally covered only long distance) to local service as well. Trinsic is also subject to state rules and regulations regarding slamming, cramming, and other consumer protection regulation.

Network Information. Section 222 of the Communications Act of 1934 and FCC rules protect the privacy of certain information about telecommunications customers that a telecommunications carrier such as us acquires by providing telecommunications services to such customers. Such protected information, known as Customer Proprietary Network Information (CPNI), includes information related to the quantity, technological configuration, type, destination and the amount of use of a telecommunications service. The FCC's original rules prevented a carrier from using CPNI acquired through one of its offerings of a telecommunications service to market certain other services without approval of the affected customer. The United States Court of Appeals for the Tenth Circuit overturned a portion of the FCC's rules established in CC Docket No. 96-115 regarding the use and protection of CPNI.

In response to the Tenth Circuit decision, in October 2001, in CC Docket No. 96-115, the FCC clarified that the Tenth Circuit reversal was limited and that most of the FCC's CPNI rules remained in effect. The FCC sought further comment on what method of customer consent offered by a carrier (either an "opt-in" or "opt-out" approach) would serve the governmental interest in Section 222 and be consistent with the First Amendment. The final determination of this issue and other FCC rules regarding handling of CPNI could result in significant administrative expense to Trinsic in modifying internal customer systems to meet these requirements.

FCC Policy on Enhanced, Information Services and Internet Protocol-Enabled Services (such as Voice over Internet Protocol)

On March 10, 2004, the FCC released a Notice of Proposed Rulemaking that seeks to establish a comprehensive regulatory framework for “Internet Protocol-Enabled Service,” or “IP-Enabled Services.” IP-Enabled services include VoIP services. The FCC proposed that IP-Enabled Services be subject to limited regulation and that inconsistent state and local regulation would be preempted. Under the FCC’s proposal, the regulation that survives would be tied to the particular functionality offered by the service provider. For example, the application of E911 services may be different for “dialtone-like” services as opposed to voice capabilities of interactive computer games.

The FCC IP-Enabled Services proceeding builds upon several decades of precedent in which the FCC has largely sought to wall-off from regulation certain “enhanced” or “information services.” In 1980, the FCC created a distinction between basic telecommunications services, which it regulates as “common carrier” services, and “enhanced services,” which remain unregulated. The FCC exempted enhanced service providers from federal regulations governing common carriers, including the obligation to pay access charges for the origination or termination of calls on carrier networks and the obligation to contribute to the universal service fund. The Telecommunications Act of 1996 established a similar distinction between telecommunications services and information services.

The distinction between “information services” and “common carrier services” is important in many respects. A panoply of federal (tariffs), state (certification requirements) and even local regulation (franchise or rights of way fees), apply to “common carrier services” but not necessarily all “information services.” Under FCC rules, interstate common carriers must contribute a percentage of revenue to federal universal service support systems; information service providers do not make such a contribution. At the same time, common carriers are granted certain rights that information service providers do not have - for example, only common carriers have the ability to collocate equipment and purchase unbundled network elements from incumbent local telephone companies pursuant to section 251 of the 1996 Act. Interexchange common carriers (e.g., long-distance providers) generally have to pay “access charges” to local exchange companies for long-distance calls that originate or terminate on a local exchange carrier’s local network. Information service providers (such as an Internet service provider) do not pay these “access charges” when their customers utilize local exchange carrier networks to utilize the information service provider’s service. As discussed above, since Trinsic offers both common carrier and information services to its customers, these distinctions have an important impact upon our business.

Changing technology and changing market conditions, however, sometimes make it difficult to discern the boundary between unregulated and regulated services. In particular, the ability to place and route voice communications over information service provider networks has called into question the FCC’s common carrier/information service provider distinction. In 1998, the FCC outlined in a Report to Congress its belief that “voice over Internet” services should be classified and regulated, if at all, on a case-by-case basis. Since that report, several companies have filed petitions seeking declarations from the FCC as to the regulatory status of VoIP services. In February 2004, the FCC ruled that Pulver.com’s “Free World Dialup” service was an “information service” and not a regulated “common carrier” service because Free World Dialup did not offer its users the ability to transmit calls for a fee. On April 21, 2004, the FCC determined that certain of AT&T’s long-distance services that utilize IP technology were to be regulated as a “telecommunications service” because AT&T’s use of IP technology did not change the form or content of the long-distance communication and therefore meet the statutory definition of information service. The FCC was careful to state in both the Pulver.com and AT&T IP Telephony decisions that in so ruling, it was reserving its right to come to a different outcome in the IP-Enabled Services rulemaking proceeding. On November 12, 2004, in WC Docket No. 03-211, the FCC ruled that Vonage’s DigitalVoice service, a Voice over IP application, was “inherently interstate”; as a result, the FCC preempted an attempt by the Minnesota regulator to impose traditional “telephone company” regulations, including certification requirements, on that service.

These FCC decisions and proposals indicate the state of regulatory flux that industry participants face, and it is impossible to forecast the final outcome of these regulatory classification decisions. We believe that many of the services we provide, including Personal Voice Assistant and features and functions are information services under the FCC’s definition. Because the regulatory boundaries in this area are somewhat unclear and subject to dispute, however, the FCC could seek to characterize some of our information services as “telecommunications services” or subject them to certain types of regulation applicable to common carrier “telecommunications services.” If that happens, those services would become subject to FCC regulation, and the impact of that reclassification is difficult to predict. Unlike many VoIP and information service providers, Trinsic maintains common carrier certificates in the states in which we do business; as a result, we are positioned to comply with state or federal rulings that would declare any or part of these services to be regulated “common carrier” services.

Certain of Trinsic’s IP telephony services could be classified as “information services” in a way that could potentially limit our ability to access the local networks of incumbent local telephone companies. On December 20, 2001, the FCC issued a Notice of Proposed Rulemaking in CC Docket No. 01-337 in which the FCC sought comment on regulatory requirements for incumbent local exchange carrier provision of broadband telecommunications services. In this proceeding, the FCC is considering whether it should remove regulatory safeguards and common carrier obligations, including unbundling regulations, on incumbent local exchange carrier broadband networks. An FCC decision limiting unbundling or deregulating incumbent local exchange carrier broadband networks could have a significant and material adverse impact on our business. For example, incumbent local exchange carriers may be able to offer consumers deregulated broadband network packages of local exchange, information services and broadband service (such as DSL) that Trinsic would not be able to offer because Trinsic would not have unbundled access to that broadband network. In addition, because the incumbent local exchange carrier “broadband network” in most instances utilizes the same network facilities as the current incumbent local exchange dial tone network, limitations on unbundling or deregulation of that “broadband network” could inexorably make it difficult, more costly, or even impossible, for Trinsic to provide its current telecommunications and information services to consumers.

In addition, several ILECs, including BellSouth and SBC (now AT&T), have filed petitions before the FCC requesting that the FCC forbear from long-standing network access requirements for their networks to the extent those networks are capable of supporting IP services. These petitions would remove ILEC “broadband” networks from the Computer II/III rules that give competitors the ability to interconnect with these networks. Similarly, on February 13, 2003, the FCC proposed in CC Docket No. 02-42 that incumbent local exchange carrier provision of wireline broadband Internet access services as an “information service” and regulate the provision of such services pursuant to Title I of the Communications Act of 1934. In addition, the FCC sought comment on whether its Computer II/Computer III rules, which govern access to ILEC networks by third parties to provide information services. The proposed rules could, if adopted without adequate assurances for competitive access, limit the ability of new entrants to access and utilize the networks of incumbent local exchange carriers to provide advanced, broadband Internet access and could therefore harm Trinsic’s ability to provide services to its customers.

Intercarrier Compensation (Interstate Access Charges and Reciprocal Compensation)

Because Trinsic, as a competitive local exchange carrier, passes and receives local and long distance calls to and from other local exchange carriers and long-distance companies, the rates for "intercarrier compensation" for these calls has a significant and substantial impact on the profitability of our business. In addition, the rates that our competitors, especially the incumbent local exchange carriers, are permitted to charge end-users, other local exchange carriers, and long-distance companies for originating, transmitting, and terminating telecommunications traffic can have a substantial impact on our ability to offer services in competition with those carriers.

On March 3, 2005, the FCC, in WC Docket No. 01-92, issued a Further Notice of Proposed Rulemaking that called for reform of the current intercarrier compensation regime. Under current rules, the rate for the exchange of traffic depends on (1) the type of traffic, (2) the types of carriers involved and (3) the end points of the communication. The FCC found that those disparities presented opportunities for “regulatory arbitrage,” and the FCC presented several proposals made by industry participants and the states.

The 2005 FCC proposal reaches no tentative conclusion as to the proper intercarrier rate, an approach that differs from the FCC’s prior position on this topic. In April 2001, the FCC released a Notice of Proposed Rulemaking in the same docket as the March 2005 notice (CC Docket No. 01-92), and in that document the FCC proposed that carriers transport and terminate traffic between one another on a “bill-and-keep” basis, rather than per-minute reciprocal compensation charges. Because Trinsic both makes payments to and receives payments from other carriers for exchange of local and long-distance calls, at this time we cannot predict the effect that the FCC's final determination in CC Docket No. 01-92 may have upon our business.

The current intercarrier compensation regime is subject to dispute and litigation on a number of fronts. In particular, FCC rules relating to compensation for dial-up calls to Internet service providers have been reversed by the D.C. Circuit Court of Appeals twice, with no final resolution. The FCC is under an obligation to report on its progress for these rules before the D.C. Circuit periodically. We cannot predict the effect that the FCC's resolution of these issues will have on our business.

FCC decisions relating to intercarrier compensation have a significant impact upon industry structure and economics. Since passage of the Telecommunications Act of 1996, the FCC has twice fundamentally restructured the "access charges" that incumbent local exchange carriers charge to interexchange carriers and end-user customers to connect to the incumbent local exchange carrier's network. The FCC revised access charges for the largest incumbent local exchange carriers in May 1997, reducing per-minute access charges and increasing flat-rated monthly charges paid by both long-distance carriers and end-users. Further changes in access charges were effected for the largest incumbent local exchange carriers when the FCC adopted the Coalition for Affordable Local and Long-Distance Service (CALLS) proposal in May 2000. CALLS, which reflected a negotiated settlement between AT&T and most of the Bell operating companies, reduced per-minute charges by 60 percent. It further increased flat-rated monthly charges to end-users, in particular, multi-line business users. The CALLS plan also attempted to remove implicit universal service subsidies paid for by long-distance companies in interstate access rates and place those funds into the federal universal service support system, where they would be recovered from all interstate carriers. Most of the reductions in the CALLS plan resulted from shifting access costs away from interexchange carriers onto end-user customers.

In addition, as discussed above, the rates that Trinsic and other competitive local exchange carriers may charge for interstate switched access services are regulated pursuant to the FCC's April 2001 CLEC Access Charge Order (See “Interstate Tariffs and Rates” above). Changes to the intercarrier compensation regime could affect our costs and revenues and could also impact the competitive environment for telecommunications and information services.

Potential Federal Legislation

Changes to the market-opening and enforcement provisions of the Communications Act of 1934 or the Telecommunications Act of 1996 could adversely affect our ability to provide competitive services and could harm our business. In 2004 and 2005, federal legislation that would determine that services that utilized the Internet Protocol would not be subject to state and local regulation have been introduced. These bills have had hearings before respective committees in the House and Senate. None have been submitted to either full chamber for consideration and a vote. At this early stage of legislative involvement, it is difficult to determine the long-run impact any bill could have upon our business if it were to become law.

Other Issues

There are a number of other federal regulatory issues and proceedings that could have an effect on our business in the future, including the fact that —

•	The FCC has adopted rules to require telecommunications service providers to make their services accessible to individuals with disabilities, if readily achievable.

•
In March, 2004, the Department of Justice filed a rulemaking petition before the FCC that asks for new rules to implement the Communications Assistance with Law Enforcement Act (CALEA). CALEA requires telecommunications providers to design and engineer their networks to permit law enforcement agencies to wiretap and obtain customer service information (e.g., call trace, call records). The Department of Justice CALEA petition proposes to extend many of those requirements to information services as well. Implementation of the proposed CALEA rules could have a significant impact upon our ability to provide both regulated common carrier and information services to our customers. Such rules could increase the cost of equipment we purchase to deploy our services and such rules could also delay the availability of equipment we need. We cannot predict any such delays or the potential cost at this time. Current FCC rules require telecommunications service providers to provide law enforcement personnel with a sufficient number of ports and technical assistance in connection with wiretaps. We cannot predict the cost to us of complying with these rules at this time.

•
The FCC has adopted “Do-Not-Call-Rules” that limit the ability of telemarketers to make telephone calls to consumers that choose to be listed on the national Do-Not-Call-Registry. These rules could make future telemarketing efforts more expensive and less effective.

In 1999, the FCC has adopted rules designed to make it easier for customers to understand the bills of telecommunications carriers. These Truth-in-Billing Rules, CC Docket No. 98-170, establish certain requirements regarding the formatting of bills and the information that must be included on bills. In 2000, the FCC modified its Truth-in-Billing rules to clarify that where an entity bundles a number of services, some of which might be provided by different carriers, as a single package, that offering can be listed on a bill as a “single offering.” On March 30, 2004, NASUCA, an organization of state consumer advocates, filed a petition before the FCC asking for more-stringent regulation of bill format, which the FCC is considering in WC Docket No. 04-208. Changes in these FCC rules could increase our costs of doing business significantly and could make it more difficult to assess and collect regulatory and other fees that, as a common carrier, we are obligated to pay to local, state and federal entities.

•	We are subject to annual regulatory fees assessed by the FCC, and must file an annual employment report to comply with the FCC’s Equal Employment Opportunity policies.

•
The FCC has adopted an order granting limited pricing flexibility to large incumbent local exchange carriers, and is considering granting additional pricing flexibility and price deregulation options. These actions could increase competition for some of our services.

The foregoing is not an exhaustive list of proceedings or issues that could materially affect our business. We cannot predict the outcome of these or any other proceedings before the courts, the FCC, legislative bodies, or state or local governments.

STATE REGULATION

To the extent that we provide telecommunications services that originate and terminate within the same state, we are subject to the jurisdiction of that state’s public service commission. The Telecommunications Act maintains the authority of individual state utility commissions to preside over rate and other proceedings, and to impose their own regulation on local exchange and intrastate interexchange services, so long as such regulation is not inconsistent with the requirements of federal law. For instance, states may require us to obtain a Certificate of Public Convenience and Necessity before commencing service in the state. We have obtained such authority in all states in which we operate, and, as a prelude to market entry in additional states, we have obtained such authority to provide local service in 49 states and the District of Columbia.

In addition to requiring certification, state regulatory authorities may impose tariff and filing requirements, consumer protection measures, and obligations to contribute to universal service and other funds. State commissions also have jurisdiction to approve negotiated rates, or establish rates through arbitration, for interconnection, including rates for unbundled network elements. Changes in those rates for unbundled network elements could have a substantial and material impact on our business.

We are subject to requirements in some states to obtain prior approval for, or notify the state commission of, any transfers of control, sales of assets, corporate reorganizations, issuance of stock or debt instruments and related transactions. Although we believe such authorizations could be obtained in due course, there can be no assurance that state commissions would grant us authority to complete any of these transactions.

We are also subject to state laws and regulations regarding slamming, cramming, and other consumer protection and disclosure regulations. These rules could substantially increase the cost of doing business in any one particular state. State commissions have issued or proposed several substantial fines against competitive local exchange companies for slamming or cramming. The risk of financial damage, in the form of fines, penalties and legal fees and costs, and to business reputation from slamming is significant. Even one slamming complaint before a state commission could cause extensive litigation expenses for us. In addition, state law enforcement authorities may utilize their powers under state consumer protection laws against us in the event legal requirements in that state are not met.

Trinsic’s rates for intrastate switched access services, which Trinsic provides to long-distance companies to originate and terminate in-state toll calls, are subject to the jurisdiction of the state commissions in which the call originated and terminated. State commissions may, like Texas, directly regulate or prescribe this intrastate switched access rate. Such regulation by other states could materially and adversely affect Trinsic’s revenues and business opportunities within that state.

The Telecommunications Act generally preempts state statutes and regulations that restrict the provision of competitive services. As a result of this preemption, we will be generally free to provide the full range of local, long distance, and data services in any state. While this action greatly increases our potential for growth, it also increases the amount of competition to which we may be subject. States, however, may still restrict Trinsic’s ability to provide competitive services in some rural areas. In addition, the cost of enforcing federal preemption against certain state policies and programs may be large and may cause considerable delay. As we roll out new services on a state-by-state basis, pricing and terms and conditions adopted by the incumbent local exchange carrier in each of these states may preclude our ability to offer a competitively viable and profitable product on a going-forward basis. In order to enter new markets, we may be required to negotiate interconnection agreements or commercial agreements with incumbent local exchange carriers on an individual state basis. To continue to provide service, we also need to renegotiate interconnection agreements or commercial agreements with incumbent local exchange carriers. No assurance can be made that the individual local exchange providers will provide needed components in a manner and at a price that will support competitive operations. If the ILEC providers do not readily provide network functionality in the manner required, we have regulatory and legal alternatives, including arbitration before state public service commissions, to force provision of services in a manner required to support our service offerings. However, if we are forced to litigate in order to obtain the combinations of network elements required to support our service, we are likely to incur significant incremental costs and delays in entering such markets. In addition, as discussed above, there is considerable legal uncertainty as to how interconnection agreements are to be enforced before state commissions and where appeals of state commission interconnection agreement determinations may be heard.

State legislatures also may impact our business. For example, in 2003, the Illinois General Assembly passed a law that ordered the Illinois Commerce Commission to increase unbundled network elements rates. Trinsic and several other competitive carriers filed a lawsuit and injunction against that law, on the basis that the Telecommunications Act of 1996 ordered state commissions — not state legislatures — to establish rates for network elements. The U.S. District Court for the Northern District of Illinois and, subsequently, the United States Circuit Court of Appeals for the Seventh Circuit, agreed and ordered a permanent injunction against the Illinois statute. Nevertheless, incumbent local telephone exchange carriers actively lobby and support legislation that would curtail the roles of state public utility commissions, limit competitive access laws that may exist at the state level that may go beyond the Telecommunications Act, or otherwise limit the ability of competitive companies like Trinsic to compete against ILECs or obtain access to local networks at just, reasonable and nondiscriminatory rates. At any point in time, several such bills are pending before the state legislatures of states in which we do business, and passage of such legislation could have a significant and material effect on our ability to do business in that particular state.

LOCAL GOVERNMENT REGULATION

In some of the areas where we provide service, we may be subject to municipal franchise requirements requiring us to pay license or franchise fees either on a percentage of gross revenue, flat fee or other basis. We may be required to obtain street opening and construction permits from municipal authorities to install our facilities in some cities. The Telecommunications Act prohibits municipalities from discriminating among telecommunications service providers in imposing fees or franchise requirements. In some localities, the FCC has preempted fees and other requirements determined to be discriminatory or to effectively preclude entry by competitors, but such proceedings have been lengthy and the outcome of any request for FCC preemption would be uncertain.

COMPETITION

Overview

The telecommunications industry is highly competitive. Competition in the local telephone services market arises primarily from the ILECs and alternative transport systems such as wireless, cable and the Internet. Competition in the long distance and information services markets, which have fewer entry barriers, is already intense and is expected to remain so.

We believe the principal competitive factors affecting our business will be the quality and reliability of our services, customer confidence, innovation, customer service and price. Our ability to compete effectively will depend upon our continued ability to offer innovative, high-quality, market-driven services at prices generally equal to or below those charged by our competitors and to instill confidence in prospective customers as to our long-term viability and the viability of our access to ILEC and other networks at reasonable commercial terms and rates. Many of our current and potential competitors have far greater financial, marketing, personnel and other resources than we do, as well as other competitive advantages.

Local Telephone Service

Incumbent Local Exchange Carriers. In each of our target markets, we will compete with the incumbent local exchange carrier serving that area, which may be one of the Bell operating companies. The incumbent local exchange carriers have long-standing relationships with their customers, have financial, technical and marketing resources substantially greater than ours, have the potential to subsidize services that compete with our services with revenue from a variety of other unregulated businesses, and currently benefit from certain existing regulations that favor the incumbent local exchange carriers over us in certain respects.

Regulations that allow competitive local exchange carriers, such as us, to interconnect with incumbent local exchange carrier facilities and acquire and combine the unbundled network elements of an incumbent local exchange carrier provide increased business opportunities for us. However, such interconnection opportunities have been, and will likely continue to be, accompanied by increased pricing flexibility and relaxation of regulatory oversight for the incumbent local exchange carriers.

Competitive Local Exchange Carriers. We face competition in local telephone services from numerous competitive local exchange carriers, including our own wholesale customer Sprint. Several of these companies have name recognition, standing relationships with their customers and financial, technical and marketing resources substantially greater than we have. The Telecommunications Act radically altered the market opportunity for competitive local exchange carriers. With the required unbundling of the incumbent local exchange carrier's networks, competitive local exchange carriers are now able to enter the market more rapidly by leasing switches, trunks and loop capacity until traffic volume justifies building substantial facilities. Newer competitive local exchange carriers, like us, will not have to replicate certain existing facilities and can be more opportunistic in designing and implementing networks, which could have the effect of increasing competition for local exchange services.

Cable Television Operators. Cable television operators are also entering the telecommunications market by upgrading their networks with fiber optics and installing facilities to provide fully interactive transmission of broadband voice, video and data communications. These companies have standing relationships with their customers and generally have financial, technical and marketing resources substantially greater than we have.

Wireless Telephone Companies. Wireless telephone systems are seen by many consumers as a substitute for traditional wireline local telephone service. Wireless companies have name recognition, standing relationships with their customers and financial, technical and marketing resources substantially greater than we have.

VoIP Providers. The Internet is being used by a limited number of consumers as a substitute for traditional wireline local and long distance telephone service. The number of VoIP users could expand rapidly in the near future. We recently began to offer our own VoIP services. Other entrants into this market may include ILECs, cable television operators and Internet service providers as well as new entrants.

New Entrants. We could face competition from new entrants into the local exchange market. Because the Telecommunications Act requires the unbundling of the incumbent local exchange carrier's networks, new entrants are able to enter the market by leasing trunks and loop capacity in lieu of expending funds building substantial facilities. This lower barrier to entry could have the effect of increasing competition for local exchange services. Moreover, a continuing trend toward consolidation of telecommunications companies and the formation of strategic alliances within the telecommunications industry, as well as the development of new technologies, could give rise to significant new competitors.

Long Distance Telephone Service

The long distance telecommunications industry has numerous entities competing for the same customers and a high average churn rate because customers frequently change long distance providers in response to the offering of lower rates or promotional incentives by competitors. We believe that pricing levels are a principal competitive factor in providing long distance telephone service. We hope to avoid direct price competition by bundling long distance telephone service with a wide array of value-added, enhanced communications services.

We believe that incumbent local exchange carriers that offer a package of local, long distance telephone and information services will be particularly strong competitors. Incumbent local exchange carriers, including Verizon, BellSouth, Qwest and AT&T, are currently providing both long distance and local services as well as certain enhanced telephone services that we offer. With the merger of AT&T and SBC as well as Verizon and MCI, the line between local provider and long distance provider has been significantly blurred. We believe that the Bell operating companies will attempt to offset market share losses in their local markets by attempting to capture a significant percentage of the long distance market. Wireless carriers offering bundled service packages with prepaid “anywhere” minutes will also offer an alternative to traditional wireline long distance services.

Enhanced Communications Services

We compete with a variety of enhanced service companies. Enhanced communications services markets are highly competitive, and we expect that competition will continue to intensify. Our competitors in these markets include Internet service providers, Web-based communications service providers and other telecommunications companies, including the major interexchange carriers, incumbent local exchange carriers, competitive local exchange carriers and wireless carriers.

RESEARCH AND DEVELOPMENT ACTIVITIES

For the fiscal years ended December 31, 2005, 2004 and 2003, we invested approximately $2.3 million, $4.7 million and $6.0 million, respectively, in company-sponsored research and development activities.

EMPLOYEES

As of March 24, 2006, we had approximately 426 employees. None of our employees are covered under collective bargaining agreements.

ACCESS TO INFORMATION

The public may read and copy any materials we file with the Securities and Exchange Commission at the SEC's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.

Reports we file electronically with the SEC including annual reports on Forms 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those filings are available free of charge soon after each filing at the following Web site: http://www.trinsic.com. Select "Investor Relations" at the top and then select “SEC Filings.”

ITEM 1A. RISK FACTORS

Certain material risks to our financial condition and our business are set forth below. The list is not intended be exhaustive as a listing of all such risks would be impossible. Moreover, the order in which the risks appear does not necessarily correlate with the magnitude of any risk.

Risks Relating to Our Business and Financial Condition

Loss of Asset-Based Financing

We depend upon continued access to asset-based financing to fund our operations. We have a Receivables Financing Agreement with Thermo Credit LLC. Under that agreement, Thermo Credit will from time to time purchase portions of our customer accounts receivable at its discretion. There is the possibility that we could lose access to this financing anytime. While we believe other sources of financing are available, the loss of asset-based financing would materially and adversely affect our ability to operate.

Adequacy of Financing

We have reported recurring losses since our inception. Our ability to continue to operate is contingent upon obtaining additional financing. We do not currently have the necessary capital on hand or expected cash flow to fund any growth opportunities that we may have in the future. Our lack of adequate capital also may hamper our ability to respond to developments discussed below as risk factors, including but not limited to expanding our network infrastructure, reacting to software failures or errors and network failures. Our history of losses and the uncertainty surrounding industry will likely lead to reluctance among lenders and investors.

Availability and Favorable Pricing of Unbundled Network Components

Part of our business strategy is to focus on territories where we have access to ILEC local networks at favorable rates to provide our services. We currently have agreements with Qwest, Verizon, SBC and BellSouth that will give us access to the local networks in their territories. These agreements cover over 90% of our customer base and expire July 31, 2008, April 30, 2010, October 18, 2010 and September 10, 2006 (with automatic six month renewals), respectively. There can be no assurance that the ILECs will be willing to renew these agreements upon terms favorable to us.

Acquisition of New Customers

Unless we continually add new customers the number of our customers will decline over time through normal attrition because customers move their operations, become insolvent or switch to another carrier for price, service, quality or other reasons. For our business to be successful we must gain new customers from which to generate operating cash flow to fund our operations. We have limited resources to fund marketing and sales activities. Moreover, although we believe we offer good services at competitive prices, there can be no assurance that our service plans will be gain acceptance in the marketplace. Intense competition could further impede our attempts to gain new customers.

Competition

The telecommunications and information services markets are intensely competitive and rapidly evolving. We expect competition to increase. Many of our competitors and potential competitors have longer operating histories, greater name recognition, larger customer bases and substantially greater financial, personnel, marketing, engineering, technical and other resources than we have. We believe the principal competitive factors affecting our business operations will be price, the desirability of our service offering, quality and reliability of our services, innovation and customer service. Our ability to compete effectively will depend upon our ability to maintain high quality, market-driven services at prices generally equal to or below those charged by our competitors. Competitor actions and responses to our actions could, therefore, materially and adversely affect our business, financial condition and results of operations.

We face competition from a variety of participants in the telecommunications market. The largest competitor for local service in each market in which we compete is the incumbent local exchange carrier serving that market. Incumbent local exchange carriers have established networks, long-standing relationships with their customers, strong political and regulatory influence, and the benefit of state and federal regulations that favor incumbent local exchange carriers. In the local exchange market, the incumbent local exchange carriers continue to hold near-monopoly positions. In addition the ILECs are moving to improve their networks with fiber optic cable. These improved networks will enable the ILECs to offer high speed internet as well as television services. The ILECs are not required to give us access to those improved networks.

Other substantial competitors include wireless companies, cable companies and companies utilizing VoIP. New entrants to the local service market include cable television companies and could include satellite television providers.

The long distance telecommunications market in which we compete has numerous entities competing for the same customers and a high average churn rate as customers frequently change long distance providers in response to the offering of lower rates or promotional incentives. Prices in the long distance market have declined significantly in recent years and are expected to continue to decline. We will face competition from large interexchange carriers. Other competitors are likely to include incumbent local exchange carriers providing out-of-region (and, with the removal of regulatory barriers, in-region) long distance services, other incumbent local exchange carriers, other competitive local exchange carriers, cable television companies, electric utilities, wireless telephone system operators, microwave and satellite carriers and private networks owned by large end users.

A continuing trend toward combinations and strategic alliances in the telecommunications industry, including potential consolidation among incumbent local exchange carriers, wireless companies and competitive local exchange carriers, or transactions between telephone companies and cable companies outside of the telephone company’s service area, or between interexchange carriers and competitive local exchange carriers, could give rise to significant new competitors.

Network Failure

The successful operation of our network will depend on a continuous supply of electricity at multiple points. Our system is dependent on the availability of electrical power to manage data and calls and to offer enhanced services, such as voicemail and call forwarding, and although it has been designed to operate under extreme weather conditions (including tropical storms, heavy rain, wind and snow), like all other telecommunications systems, our network could be adversely affected by such conditions. While our network is equipped with a back-up power supply and our existing network operations center is equipped with both a battery backup and an on-site emergency generator, certain of our back-up systems have failed in the past. We are currently in litigation with the landlord at our Tampa, Florida facility because, among other reasons, we believe the landlord has failed to maintain air conditioning and emergency electrical generating systems crucial to the operation of our network facilities. If a power failure causes an interruption in our service, the interruption could negatively impact our operations.

Our network also may be subject to physical damage, sabotage, tampering or other breaches of security (by computer virus, break-ins or otherwise) that could impair its functionality. In addition, our network is subject to unknown capacity limitations that may cause interruptions in service or reduced capacity for our customers. Any interruptions in service resulting from physical damage or capacity limitations could cause our systems to fail.

We do not have significant redundancy in our operations.

Our business is dependent upon the continuous operation of our facilities in Atmore, Alabama and Tampa, Florida.  We do not have significant redundancies or back-up systems to replace these facilities if their functionality were to be impaired.  Both of these facilities are located in areas subject to tropical storms.  Our facility in Atmore Alabama suffered damage from Hurricane Ivan in 2004.  The loss or significant impairment of functionality in either of these facilities would have a material, adverse effect on our business.

Ability to Resell Long Distance Services

We offer long distance telephone services as part of our service packages. We currently have agreements with two long distance carriers to provide transmission and termination services for all of our long distance traffic. Recently, several long distance carriers have encountered financial difficulties, including both carriers utilized by us. Financial difficulties encountered by any of our carriers could cause disruption of service to our customers and could diminish the value of any receivables or credits that may be due to us from such carriers. Our agreements with long distance carriers generally provide for the resale of long distance services on a per-minute basis and contain minimum volume commitments. In cases in which we have agreed to minimum volume commitments and fail to meet them, we will be obligated to pay underutilization charges.

Risk of Software Failures and Errors

The software that we use and the software that we have developed internally and are continuing to develop may contain undetected errors. Although we have extensively tested our software, errors may be discovered in the software during the course of its use. Any errors may result in partial or total failure of our network, loss or diminution in service delivery performance, additional and unexpected expenses to fund further product development or to add programming personnel to complete or correct development, and loss of revenue because of the inability of customers to use our products or services, which could adversely affect our business condition.

Protection of Proprietary Technology

We currently rely on a combination of copyright, trademark and trade secret laws and contractual confidentiality provisions to protect the proprietary information that we have developed. Our ability to protect our proprietary technology is limited, and we cannot assure you that our means of protecting our proprietary rights will be adequate or that our competitors will not independently develop similar technology. Also, we cannot be certain that the intellectual property that incumbent local exchange carriers or others claim to hold and that may be necessary for us to provide our services will be available on commercially reasonable terms. If we were found to be infringing upon the intellectual property rights of others, we might be required to enter into royalty or licensing agreements, which may be costly or not available on commercially reasonable terms. If successful, a claim of infringement against us and our inability to license the infringed or similar technology on terms acceptable to us could adversely affect our business.

Dependence on Information Systems

Our billing, customer service and management information systems are newly developed and we may face unexpected system difficulties, which would adversely affect our service levels and, consequently, our business. Sophisticated information and processing systems are vital to our ability to monitor costs, render monthly invoices for services, process customer orders and achieve operating efficiencies. We rely on internal systems and third party vendors, some of which have a limited operating history, to provide our information and processing systems. If our systems fail to perform in a timely and effective manner and at acceptable costs, or if we fail to adequately identify all of our information and processing needs or if our related processing or information systems fail, these failures could have a material adverse effect on our business.

In addition, our right to use third party systems is dependent upon license agreements. Some of these agreements are cancelable by the vendor, and the cancellation or nonrenewal of these agreements could seriously impair our ability to process orders or bill our customers. As we continue to provide local telephone service, the need for sophisticated billing and information systems will also increase significantly and we will have significant additional requirements for data interface with incumbent local exchange carriers and others. We cannot be certain that we will be able to meet these additional requirements.

Dependence on Local Exchange Carriers

We rely on incumbent local exchange carriers to supply key unbundled components of their network infrastructure to us on a timely and accurate basis, and in the quantities and quality demanded by us. We may from time to time experience delays or other problems in receiving unbundled services or facilities which we request, and there can be no assurance that we will able to obtain such unbundled elements on the scale and within the time frames required by us. Any failure to obtain these components, services or additional capacity on a timely and accurate basis could adversely affect us.

Dependence on Third Party Vendors

We currently purchase the majority of our telecommunications equipment as needed from third party vendors, including Cisco Systems, Inc., Lucent Technologies, Inc., Sonus Networks, Inc., Dialogic Communications Corporation, Hewlett-Packard Company, Compaq Computer Corporation, Sun Microsystems, Inc. and EMC Corporation. In addition, we currently license our software from third party vendors, including Oracle Corporation, INPRISE Corporation, Mercator Software, Inc., Microsoft Corporation, Nuance Communications, Inc., SpeechWorks International, Inc., Telution, Inc., AMS, Inc., Netscape Communications, Inc. and Accenture. We typically do not enter into any long-term agreements with our telecommunications equipment or software suppliers. Any reduction or interruption in supply from our equipment suppliers or failure to obtain suitable software licensing terms could have a disruptive effect on our business and could adversely affect our results of operations.

Dependence on Management and Key Personnel

We depend on a limited number of key personnel who would be difficult to replace. If we lose the services of some of our key personnel, our business could suffer. We also depend on a limited number of key management, sales, marketing and product development personnel to manage and operate our business. In particular, we believe that our success depends to a significant degree upon our ability to attract and retain highly skilled personnel, including our engineering and technical staff. If we are unable to attract and retain our key employees, the value of our common stock could suffer.

Government Regulation and Legal Uncertainties

We are subject to varying degrees of federal, state, and local regulation. We must also comply with various state and federal obligations that are subject to change, such as the duty to contribute to universal service subsidies, the impact of which we cannot assess on a going-forward basis as the rates change periodically. Our failure to comply with regulatory requirements may result in fines or other penalties being imposed on us, including loss of certification to provide services.

Decisions of the FCC and state regulatory commissions providing incumbent local exchange carriers with increased flexibility in how they price their services and with other regulatory relief, could have a material adverse effect on our business and that of other competitive local exchange carriers. Future regulatory provisions may be less favorable to competitive local exchange carriers and more favorable to incumbent local exchange carriers and other competitors. If incumbent local exchange carriers are allowed by regulators to engage in substantial volume and term discount pricing practices for their end-user customers, or charge competitive local exchange carriers higher fees for interconnection to the incumbent local exchange carriers’ networks, our business, operating results and financial condition could be materially, adversely affected. Incumbent local exchange carriers may also seek to delay competitors through legal or regulatory challenges, or by recalcitrant responses to requirements that they open their markets through interconnection and unbundling of network elements. Our legal and administrative expenses may be increased because of our having to actively participate in rate cases filed by incumbent local exchange carriers, in which they seek to increase the rates they can charge for the unbundled network element platform components. Our profitability may be adversely affected if those carriers prevail in those cases. Pending court cases, in which certain provisions of the Telecommunications Act of 1996 will be conclusively interpreted, may result in an increase in our cost of obtaining unbundled network elements.

We are also subject to federal and state laws and regulations prohibiting “slamming,” which occurs when specific procedures are not followed when a customer changes telecommunications services. Although we attempt to diligently comply with all such laws and regulations and have procedures in place to prevent “slamming,” if violations of such laws and regulations occur, we could become subject to significant fines and penalties, legal fees and costs, and our business reputation could be harmed.

Unauthorized Transactions or Theft of Services

We may be the victim of fraud or theft of service. From time to time, callers have obtained our services without rendering payment by unlawfully using our access numbers and personal identification numbers. We attempt to manage these theft and fraud risks through our internal controls and our monitoring and blocking systems. If these efforts are not successful, the theft of our services may cause our revenue to decline significantly. To date, we have not encountered material fraud or theft of our service.

Interests of Controlling Shareholder

The 1818 Fund III, L.P. holds over 80% of our outstanding common shares. Consequently, the Fund has the ability to control every issue to come before the shareholders for vote, including election of directors and certain major corporate transactions. Circumstances may occur where the interests of the Fund may not necessarily conform to the interests of the minority shareholders.

Our liquidity situation may force us to sell assets without any certainty of improvement in our long-term financial condition.

Because our cash flow from operations may be insufficient in the long term to fund our capital requirements and our access to capital markets may be limited, may be forced to sell certain assets.

Sales of core assets may lead to loss of revenues generated by these core assets and/or an increase in operating expenses and may materially reduce our capacity to generate cash flows. This, in turn, may adversely impact our ability to satisfy financial obligations as they become due.

Our allowance for doubtful accounts may not be sufficient to cover uncollectible accounts.

On an ongoing basis, we estimate the amount of customer receivables that we will not be able to collect. This allows us to calculate the expected loss on our receivables for the period we are reporting. Our allowance for doubtful accounts may underestimate actual unpaid receivables for various reasons, including adverse changes in our churn rate exceeding our estimates and adverse changes in the economy generally exceeding our expectations. If our allowance for doubtful accounts is insufficient to cover losses on our receivables, our business, financial position or results of operations could be materially adversely affected.

Our integration of Sprint access lines could be unsuccessful or could disrupt the services we provide to other customers.

Our purchase of access lines from Sprint and the subsequent termination of our wholesale business could be unsuccessful. We will pay Sprint on a per-line basis for these lines, thereby leaving us wholly at risk for billing, technical, marketing or other problems associated with integrating these customers into our existing base. Furthermore, integration of these customers could cause management distractions that could result in lower quality of service to our existing customer base resulting in increased churn.

We have a limited amount of cash and do not have a line of credit or other borrowing facility. Any unexpected or additional cash needs may cause the company to file for bankruptcy protection.

Trinsic has limited financial resources and currently does not have access to a line of credit or other borrowing facility. Should the company require additional capital beyond its cash balance or amount that it can obtain from its facility with Thermo Credit, it may be required to file for bankruptcy protection. Additional capital requirements could be generated by further declining operating results, our customer failure to pay us, adverse regulatory changes or rulings, higher or unexpected capital requirements, an unexpected network failure or outage, or other items resulting in a cash requirement described in this section.

Risks Relating to Our Stock Price

Fluctuation in our Stock price

The market price of our common stock has not been stable and hasdeclined significantly. In 2004 and 2005, we issued many additional freely tradable common shares and effected two reverse stock splits. Moreover, our common stock was delisted from the Nasdaq SmallCap Market effective December 14, 2005 and since then it has been traded on the Over the Counter (“OTC”) Bulletin Board. These transactions and the delisting may have caused our stock price to fluctuate greatly. The market price of our common stock could be subject to fluctuations in response to factors such as the following, some of which are beyond our control:

•	quarterly variations in our operating results;

•	operating results that vary from the expectations of securities analysts and investors;

•	changes in expectations as to our future financial performance, including financial estimates by securities analysts and investors;

•	changes in our liquidity that may impact our ability to meet the financial covenants of our senior bank credit facility and repay our debts;

•	announcements of technological innovations or new products and services by our competitors;

•	departures of key personnel;

•	changes in laws and regulations;

•	significant claims or lawsuits;

•	the limited number of Trinsic shares that can freely be sold in the public market;

•	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments; and

•	general economic and competitive conditions.

The number of shares of our common stock that is freely tradable in the public market decreased substantially after our reverse stock splits of November 30, 2004 and September 23, 2005. The lack of liquidity in our trading volume could further depress our stock price.

We consummated a one for five reverse stock split on November 30, 2004 and a one for 10 reverse stock split on September 23, 2005 which significantly decreased the number of our shares outstanding as well as the number of shares available to freely trade on the public markets . Investors may adversely view this lack of liquidity and not seek to acquire our common shares. In addition, our stock price could be significantly adversely affected should a large block of shares be placed on the market.

Our common stock was delisted from the Nasdaq SmallCap Market effective December 14, 2005 and is now quoted on the Over the Counter (“OTC”) Bulletin Board.

Our common stock was delisted from the Nasdaq SmallCap Market effective December 14, 2005 and is now quoted on the OTC Bulletin Board. Since then, it has become more difficult to buy and sell our shares and securities analysts and news media have lost additional interest in us. Additionally, we may become subject to SEC rules that affect “penny stocks,” which are stocks priced below $5.00 per share that are not quoted on a Nasdaq market. These rules would make it more difficult for brokers to find buyers for our shares and could lower the net sales prices that our stockholders are able to obtain.

If our common stock price remains low, we may not be willing or able to raise equity capital.

Our business is capital intensive, and we may contemplate raising equity capital in the future. A low stock price may frustrate our doing so, because we may be unwilling to sell our shares at such prices or investors may not be interested in a company whose shares are priced so low.

ITEM 1B. UNRESOLVED STAFF COMMENTS None.

ITEM 2. PROPERTIES

We currently lease our principal executive offices in Tampa, Florida and our principal engineering offices in Atlanta, Georgia.  We own our offices in Atmore, Alabama.  In connection with a loan from The 1818 Fund III, L.P. (“the Fund”), a related party which is one of a family of funds managed by Brown Brothers Harriman, we have delivered to the Fund a mortgage on our offices in Atmore, Alabama.

Our enhanced communications services and operational support systems reside in our Tampa offices.  We estimate the current hardware can support over 1.5 million end user lines.  With additional equipment we estimate the maximum capacity of the facility (because of space constraints) to be approximately 2.0 million lines.

Both of our business segments utilize the foregoing offices and facilities.

ITEM 3. LEGAL PROCEEDINGS

1.	Master File Number 21 MC 92; In re Initial Public Offering Securities Litigation., in the United States District Court for the Southern District of New York (filed June 7, 2001)

During June and July 2001, three separate class action lawsuits were filed against us, certain of our current and former directors and officers (the “D&Os”) and firms engaged in the underwriting (the “Underwriters”) of our initial public offering of stock (the “IPO”). The lawsuits, along with approximately 310 other similar lawsuits filed against other issuers arising out of initial public offering allocations, have been assigned to a Judge in the United States District Court for the Southern District of New York for pretrial coordination. The lawsuits against us have been consolidated into a single action. A consolidated amended complaint was filed on April 20, 2002. A Second Corrected Amended Complaint (the “Amended Complaint”), which is the operative complaint, was filed on July 12, 2002.

The Amended Complaint is based on the allegations that our registration statement on Form S-1, filed with the Securities and Exchange Commission (“SEC”) in connection with the IPO, contained untrue statements of material fact and omitted to state facts necessary to make the statements made not misleading by failing to disclose that the underwriters allegedly had received additional, excessive and undisclosed commissions from, and allegedly had entered into unlawful tie-in and other arrangements with, certain customers to whom they allocated shares in the IPO. The plaintiffs in the Amended Complaint assert claims against us and the D&Os pursuant to Section 11 of the Securities Act of 1933 and Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated by the SEC there under. The plaintiffs in the Amended Complaint assert claims against the D&Os pursuant to Sections 11 and 15 of the Securities Act of 1933 and Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated by the SEC there under. The plaintiffs seek an undisclosed amount of damages, as well as pre-judgment and post-judgment interest, costs and expenses, including attorneys’ fees, experts’ fees and other costs and disbursements. Initial discovery has begun. We believe we are entitled to indemnification from our Underwriters.

A settlement has been reached by the plaintiffs, the issuers and insurers of the issuers. The principal terms of the proposed settlement are (i) a release of all claims against the issuers and their officers and directors, (ii) the assignment by the issuers to the plaintiffs of certain claims the issuers may have against the Underwriters and (iii) an undertaking by the insurers to ensure the plaintiffs receive not less than $1 billion in connection with claims against the Underwriters. Hence, under the terms of the proposed settlement our financial obligations will likely be covered by insurance. To be binding the settlement must be approved by the court. The court has given preliminary, but not final approval of the settlement.

2.
C.A. No. 04CH07882, Susan Schad, on behalf of herself and all others similarly situated, v. Z-Tel Communications, Inc., In the Circuit Court of Cook County, Illinois, Illinois County Department, Chancery Division, filed May 13, 2004;

Susan Schad, on behalf of herself and all others similarly situated, filed a putative class action lawsuit against Trinsic Communications, Inc. (formerly known as Z-Tel Communications, Inc.), our wholly-owned subsidiary corporation, on May 13, 2004. The Original Complaint alleged that our subsidiary engaged in a pattern and practice of deceiving consumers into paying amounts in excess of their monthly rates by deceptively labeling certain line-item charges as government-mandated taxes or fees when in fact they were not. The Original Complaint sought to certify a class of plaintiffs consisting of all persons or entities who contracted with Trinsic for telecommunications services and were billed for particular taxes or regulatory fees. The Original Complaint asserted a claim under the Illinois Consumer Fraud and Deceptive Businesses Practices Act and sought unspecified damages, attorneys’ fees and court costs. On June 22, 2004, we filed a notice of removal in the state circuit court action, removing the case to the federal district court for the Northern District of Illinois, Eastern Division, C.A. No. 4 C 4187. On July 26, 2004, Plaintiff filed a motion to remand the case to the state circuit court. On January 12, 2005, the federal court granted the motion and remanded the case to the state court. On October 17, 2005, the state court heard argument on Trinsic’s motion to dismiss the lawsuit and granted that motion, in part with prejudice. The court dismissed with prejudice the claims relating to the “E911 Tax,” the “Utility Users Tax,” and the “Communications Service Tax.” The court found that those tax charges were specifically authorized by state law or local ordinance, and thus cannot be the basis of a Consumer Fraud claim. The court also dismissed (but with leave to replead) the claims relating to the “Interstate Recovery Fee” and the “Federal Regulatory Compliance Fee.” The court determined that plaintiff had failed to allege how she was actually damaged by the allegedly deceptive description of the charges. On November 15, 2005, Plaintiff filed a First Amended Class Action Complaint alleging that Trinsic mislabeled its “Interstate Recovery Fee” and “Federal Cost Recovery Fee” in supposed violation of the Illinois Consumer Fraud and Deceptive

Business Practices Act. As with the Original Complaint, the First Amended Class Action Complaint seeks damages, fees, costs, and class certification. Trinsic filed a further Motion to Dismiss which is now fully briefed and will be heard by the Court on April 3, 2006. While the partial dismissal with prejudice is a positive development, and although we believe the plaintiff’s allegations are without merit and intend to defend the lawsuit vigorously, we cannot predict the outcome of this litigation with any certainty.

3.
Case. No. 0410453, Wilder Corporation of Delaware, Inc. v. Trinsic Communications, Inc., In the Circuit Court of the Thirteenth Judicial Circuit in and for Hillsborough County, Florida, Civil Division, Division G, filed November 19, 2004

On November 19, 2004, the landlord of our principal Tampa, Florida facility sued us seeking a declaration of its rights and obligations under the lease and damages for breach of contract. We assert that the landlord has failed to provide certain services in accordance with the lease, including maintenance of air conditioning and emergency electrical generating systems crucial to our operations. We have taken steps necessary to provide this maintenance and have offset the costs of these measures against the rent, which we believe we are entitled to do under the lease. Thus far we have withheld approximately $180,000. We also believe we are entitled to reimbursement from the landlord for approximately $23,000 in costs associated with improvements to the leased space.

4.
Case. No. 0410441, Beneficial Management Corporation of America. v. Trinsic Communications, Inc., In the Circuit Court of the Thirteenth Judicial Circuit in and for Hillsborough County, Florida, Civil Division, Division F, filed November 19, 2004

On November 19, 2004, a provider of parking spaces for our Tampa facilities sued us for parking fees in excess of $334,300. Pursuant to our lease we are entitled to a number of free spaces and we are obligated to pay for additional usage of parking spaces. We believe the provider has substantially overstated our use of the spaces. We expect to resolve this dispute.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITIES HOLDERS

None.

PART II

ITEM 5. MARKET FOR OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

Our common shares began trading on the OTC Bulletin Board under the symbol "TRIN" on December 14, 2005. Before that our shares traded on the Nasdaq SmallCap Market. The following table sets forth, for the periods indicated, the range of high and low closing sale prices for the common shares, as reported on the Nasdaq SmallCap Market and the OTC Bulletin Board. Over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions. Prices have been adjusted to give retroactive effect to a one for five reverse stock split consummated on November 30, 2004 and a one for 10 reverse stock split consummated on September 23, 2005.

	HIGH	LOW
FISCAL YEAR 2004:
First Quarter	$230.00	$103.50
Second Quarter	$141.50	$63.50
Third Quarter	$67.50	$15.00
Fourth Quarter	$39.00	$12.00
FISCAL YEAR 2005:
First Quarter	$18.10	$5.00
Second Quarter	$5.90	$2.20
Third Quarter	$5.70	$1.20
Fourth Quarter	$1.93	$.52

HOLDERS

As of March 14, 2006, there were approximately 420 registered holders of our common stock.

DIVIDENDS

We have not paid dividends on our common stock since our inception and do not intend to pay any cash dividends for the foreseeable future but instead intend to retain earnings, if any, for the future operation and expansion of our business. Any determination to pay dividends in the future will be at the discretion of our Board of Directors and will be dependent upon our results of operations, our financial condition, restrictions imposed by applicable law and other factors deemed relevant by the Board of Directors.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Plan category	Number of securities	Weighted-average	Number of securities
	to be issued upon	exercise price of	remaining available
	exercise of	outstanding options,	for future issuance
	outstanding options,	warrants and rights	under equity
	warrants and rights		compensation plans
(excluding securities
reflected in column a)
	(a)	(b)	(c)

Equity compensation
plans approved by
security holders (1)	72,588	$232.24	446,398 (2)(3)

Equity compensation
plans not approved by
security holders	-	-	-
	----------		----------
Total	72,588 ====		446,398 =====

(1) We have three equity participation plans approved by security holders: the 1998 Equity Participation Plan, the 2000 Equity Participation Plan and the 2004 Stock Incentive Plan. The 1998 Plan was terminated in 2000, but stock options under that plan remain outstanding.

(2) Restricted stock, dividend equivalents, deferred stock and stock appreciation rights may be awarded under our equity participation plans in addition to option grants.

(3) Unless the board of directors sets a lesser number, the aggregate number of shares of common stock subject to our 2000 Equity Participation Plan increases automatically on the first day of each fiscal year by a number of shares equal to the lesser of (i) 6,000 or (ii) 6% of the outstanding common shares on that date.

ITEM 6. SELECTED CONSOLIDATED FINANCIAL DATA

HISTORY OF OPERATIONS

We were founded in January of 1998. In our first year of operations, we focused primarily on research and development activities, recruiting personnel, purchasing operating assets, and developing our service offerings and marketing plans. In the fourth quarter of 1998 we launched our first service offering composed of an access card to make long-distance calls from any phone coupled with enhanced services, such as voice mail, “Find-me” call forwarding, and community messaging. In 1998 our revenues totaled $0.1 million.

During June of 1999 we launched our residential service offering in New York. This is our bundled telecommunications service providing integrated local, long-distance and enhanced services targeted at residential customers. Our revenues for 1999 increased to $6.6 million.

On December 15, 1999, we filed our initial public offering of 1.4 million shares. This offering resulted in net proceeds to us of approximately $109.1 million. This offering provided us with the opportunity, at the potential expense of profitability, to accelerate our investments in the building of our network, the continuation of our research and development, the acceleration of sales and marketing activities, and the development of our administrative infrastructure. We purchased Touch 1 Communications, Inc. ("Touch 1") in April 2000 in an effort to facilitate our planned growth. These investments lead to our revenues growing to $177.7 million in 2000. Nevertheless, these investments also significantly increased our operating and cash expenditures.

This growth was slowed during 2001 as we moved our focus from growth to operating profitability. We focused on lowering customer acquisition costs, improving operating efficiencies, and attracting and maintaining a higher quality customer, which initiatives resulted in a charge of $29.9 million relating to the write-off of certain accounts receivables and a $59.2 million impairment of assets relating to the sale of certain assets, primarily telemarketing centers. We also experienced a reduction in overall headcount in 2001 through a workforce reduction, attrition and the sale of the majority of the operations and assets of the telemarketing centers that we acquired in 2000. In 2001, we had revenues of $280.4 million and incurred a net loss of $146.1 million compared to a net loss of $88.0 million in 2000.

We continued our focus on operating improvement and cash management during 2002. We also decided to diversify our services and revenues streams by offering wholesale services to other telephone companies. We signed a contract with MCI WorldCom Communications, Inc. ("MCI") at the end of the first quarter of 2002. We recorded $238.4 million of revenues and net loss of $19.6 million during 2002. Our wholesale services represented 12.9% of total reported revenues for the year ended December 31, 2002.

Although the results of 2003 appear to be very similar to those reported for 2002, there were several significant changes that occurred during 2003. We signed an agreement with Sprint Communications, LP (“Sprint”) in February of 2003. This agreement provided us with a wholesale customer that grew to nearly 300,000 lines in the first 10 months of our relationship. This agreement provided significant positive cash and operating results and helped mitigate the negative impact of the loss of the MCI wholesale agreement that was terminated in October of 2003. The MCI wholesale contract had a large amount of uncertainty due to MCI’s bankruptcy proceedings. We also invested in a large amount of sales and marketing during the first half of 2003 to help increase our retail lines. After assessing the results of these efforts and the increased competition and pricing pressure that has continued to occur in the residential telephone market we decided to shift our growth initiatives to our business and wholesale services during the second half of 2003.

During 2004, in anticipation of changes in the telecommunications marketplace and also in anticipation of possible negative regulatory rulings regarding UNE-P, we began deploying our own facilities-based network in selected areas for Voice over Internet Protocol (“VoIP”) services.  Subsequent to a change of management that occurred in the third quarter of 2004, several actions were initiated to improve the overall operating cash flow of the company.  The most significant was a change in company direction that reduced the focus on enhanced services technology development and increased the focus on building our customer base, revenue streams and continuing VoIP deployment plans.  Related to these improvements, we also began hiring experienced sales teams that would be able to effectively sell existing and new product offerings to the small to mid-size business market in areas to be serviced by this network.  By the end of 2004, we had deployed Cisco based network facilities in Tampa, Orlando and Atlanta and were aggressively working toward deployment in New York.  In addition, we enacted a reduction in personnel costs in September and October 2004 (see Note 15 of notes to financial statements) to better align the company’s cost structure with the company’s new direction.

Despite successful deployment of network facilities and sales teams, capital limitations restricted our ability to grow our VoIP based business in 2005. To conserve capital, Trinsic discontinued VoIP operations in the Atlanta, Orlando and Miami markets in late spring and early summer of 2005 and concentrated its resources on expanding its VoIP in the New York and Tampa markets. In the residential UNE-P market, Trinsic focused its efforts on maintaining its existing customer base. Telemarketing activities were suspended in January 2005 and independent sales agents and referrals became the primary sales channels. In September 2005, Trinsic entered into an Agreement for Purchase and Sale of Customer Access Lines with Sprint Communications Company, L.P. which would increase Trinsic’s residential and business UNE-P subscriber base by approximately 120,000 customers. When fully executed, the purchase would result in Trinsic becoming the retail service provider for those Sprint end users previously serviced through Trinsic’s wholesale contract with Sprint.

The purchase and transfer of approximately 90% of the Sprint lines were completed in February 2006. The Company expects to complete the purchase of the remaining lines during the second quarter of 2006 when certain regulatory approvals are granted at which time Trinsic’s wholesale operations will be closed. In March 2006, Trinsic initiated a workforce reduction that eliminated the VoIP sales teams in Tampa and New York to further conserve capital. Trinsic continues to actively serve existing customers in these areas but has suspended new sales at this point in time. Also in March 2006, Trinsic entered into an agreement with a

Georgia based company, to sell Trinsic’s UNE-P residential and business customers in the BellSouth territories. This sale and transfer is expected to take place in the second quarter of 2006. The sale of these lines will generate cash which is intended to be used to reduce outstanding liabilities and will allow Trinsic to concentrate activity in higher margin territories.

The following selected historical consolidated financial data have been derived from our consolidated financial statements and should be read in conjunction with the financial statements, related notes and other financial information contained in this document. You should also read "Management's Discussion and Analysis of Financial Condition and Results of Operations," presented later in this document. Historical results are not necessarily indicative of future results.

Significant items impacting results

(1)	We recorded a $1.1 and $59.2 million expense related to impaired assets in 2002 and 2001, respectively. This expense was the result of management's decision to reduce various customer growth initiatives, most notably telemarketing activity levels. In 2001, a majority of the operations and assets of telemarketing centers acquired from Touch 1 were either voluntarily closed or sold. In addition to the goodwill impairment of $54.9 million, we recorded a $4.3 million charge associated with the impairment of assets, composed of $3.0 million relating to unrealizable software and development projects, $0.9 million of a worthless telemarketing property and equipment, and $0.4 million of securities deemed to be worthless. As a result of management's decision in the second quarter of 2002 to enhance future cash flow and operating earnings, we closed the remaining call centers in North Dakota and recorded a $1.1 million asset impairment. We also incurred restructuring charges as a result of this decision during 2002 as discussed in item (5).

(2)	Included in the 2001 general and administrative expense was a write-off of accounts receivable that resulted in $29.9 million of additional bad debt expense.

(3)	During 2000, we issued Series D and E preferred stock for approximately $56.3 million and $50.0 million, respectively. During 2001 we issued Series G preferred stock for approximately $17.5 million.

(4)
During 2002, we began to provide our services on a wholesale basis. We recorded start-up costs for developing this new service offering of approximately $1.0 million. All wholesale related costs after our initial wholesale services contract signed on March 20, 2002 are included in the operating expenses line items, rather than being segregated.

(5)
During 2004, in support of efforts to improve our future cash flows and operating earnings and to consolidate operations, we recorded restructuring charges which included termination benefits in connection with reductions in force as well as the write-off of certain assets. In 2005, we initiated a reduction in force which terminated the employment of approximately 107 of our employees. We incurred a one-time charge during April of approximately $0.5 million consisting primarily of post termination wages, salaries and the associated payroll taxes, net of vacation expense already accrued for these employees.

(6)	During 2002, we received a $9.0 million retroactive rate reduction for the unbundled network elements from Verizon as a result of a settlement with the New York Public Service Commission.

(7)	In November 2004, we consummated an exchange of our common stock for our three outstanding series of convertible preferred stock.

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS.

You should read the following discussion together with the "Selected Consolidated Financial Data," financial statements and related notes included in this document. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those projected in the forward-looking statements as a result of certain factors, including, but not limited to, those discussed in "Item 1. Business," as well as "Cautionary Statements Regarding Forward-Looking Statements," and Item 1A. Risk Factors below, and other factors relating to our business and us that are not historical facts. Factors that may affect our results of operations include, but are not limited to, our limited operating history and cumulative losses, access to asset-based financing, uncertainty of customer demand, rapid expansion, potential software failures and errors, potential network and interconnection failure, dependence on local exchange carriers, dependence on third party vendors, success and profitability of our wholesale services, dependence on key personnel, uncertainty of government regulation, legal and regulatory uncertainties, and competition. We disclaim any obligation to update information contained in any forward-looking statement.

OVERVIEW

We offer local and long distance telephone services in combination with enhanced communication features accessible through the telephone or the Internet. These features include Personal Voice Assistant ("PVA"), "Find-Me", "Notify-Me", caller identification, call waiting and speed dialing. PVA allows users to store contacts in a virtual address book and then access and utilize that information by voice from any telephone. PVA users can also send voice e-mails. We are an emerging provider of advanced, integrated telecommunications services targeted to residential and business customers. We have successfully deployed Cisco soft switches in the Tampa and New York City markets. In addition to providing our services on a retail basis, we are also providing these services on a wholesale basis. Our wholesale services provide other companies the ability to utilize our telephone exchange services, enhanced services platform, infrastructure and back-office operations to provide services to retail and business customers on a private label basis. For management purposes, we are organized into two reportable operating segments: retail services and wholesale services. The nature of our business is rapidly evolving, and we have a limited operating history.

Economic and Industry-Wide Factors

The overall telecommunication industry is experiencing an enormous amount of competition. Although telecommunications has always been relatively competitive, competitive pressures are even further intensifying, as incumbent and new providers continue to undercut each other in price while offering more and new services. In order to promote new services, providers usually provide immediate discounts and enticements to join and this generally makes prospective customers more willing to switch telecommunication providers and experiment with new service offerings. The industry is also receiving entrants from other industries, which is creating various bundling and pricing options for customers. Not only are end user prices generally decreasing, but customers are also receiving more minutes, features, options, and partnering advantages than has been typically available in the past. The industry is also experiencing increased churn as service providers in the wireline, wireless, VoIP, cable, internet, satellite, and other markets compete for and in some cases cannibalize each-other’s customer bases with various marketing and partnering opportunities. The overlapping of markets is also driving the desire of companies to be the sole provider of services across many communication markets, which provides an additional incentive to customers to stay with the provider to earn discounts for receiving multiple services.

On December 15, 2004, the FCC ruled that incumbent local exchange carriers are no longer required to provide Trinsic and other competitive telephone companies access to unbundled analog switching - a key component of the Unbundled Network Element Platform combination of elements, or UNE-P, which is how we have historically and currently provide services to the vast majority of our customers. This FCC Triennial Review Remand Order also limited our ability to access unbundled high-capacity loops and dedicated transport in many urban and suburban locations. This order will have a material adverse effect on our business. Several parties have petitioned the FCC to reconsider certain aspects of the order and other parties have filed court appeals of the FCC decision in federal court. To offset this uncertainty and the restrictions imposed by the FCC, we have signed commercial services agreements with BellSouth, Qwest, Verizon and SBC Communications (now AT&T) that will continue to allow us to provide retail services utilizing a UNE-P type product to new customers.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our critical accounting policies and estimates, including those related to revenue recognition, disputed payables related to network operations expense, valuation of accounts receivable, property, plant and equipment, long-lived and intangible assets, restructuring reserves, tax related accruals and contingencies. We base our estimates on experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may materially differ from these estimates under different assumptions or conditions.

We believe the following critical accounting policies affect the more significant judgments and estimates used in the preparation of our consolidated financial statements.

Revenue Recognition. Revenues are recognized when earned. Revenues related to long distance and carrier access service charges are billed monthly in arrears, and the associated revenues are recognized in the month when services are provided. Charges for our bundled services are billed monthly in advance and we recognize revenues for these services ratably over the service period. Revenues from installations and activation activities are deferred and recognized over twelve months.

We began offering wholesale services during 2002. This service offering includes fees for services provided according to certain per line, per minute and other certain activities as defined in our agreements and also the payments of providing telephone exchange, vendor and personnel expenses. We perform a review of each contract and determine the appropriate timing of revenue recognition depending on the facts and circumstances of each individual item within the contract. We use the gross method to record our revenues for wholesale services. This method involves the recording of revenues for items that we are directly reimbursed by our wholesale customer with an offsetting expense reported in the appropriate operating expense line.

Disputed Payables Related to Network Operations and General and Administrative Expense. Network operations expenses are primarily charges from the ILECs for the leasing of their lines, utilizing the UNE-P, made available to us as a result of the Telecommunication Act of 1996, and long distance and other charges from inter-exchange carriers ("IXCs"). We record certain charges such as up-front set-up fees, incorrect dispatch, and change and modification charges in the general and administrative expense line item. We typically have disputed billings with IXCs and ILECs as a matter of normal business operations. Certain of these disputed amounts are recorded as an expense at the time of dispute, but we do not pay any of our disputes until they are resolved and it is determined that we indeed owe part or all of the dispute. Our disputes are for various reasons including but not limited to incorrect billing rates, alternatively billed services, duplicate billing errors, and costs associated with line loss. This pricing is subject to both state and federal oversight and therefore, our pricing is subject to change. Any such change could have a material impact on our business.

Management recognizes as disputes any previously disputed billing that is continued to be presented as a past-due amount on invoices that we receive. This approach results in the disclosure of certain disputes that management does not believe are of a significant risk to the company, primarily due to the age and/or the dispute, but believe are appropriate to disclose the amounts as they have not been resolved and continue to be billed to us as past-due amounts.

Valuation of Accounts Receivable. Considerable judgment is required to assess the ultimate realization of receivables, including assessing the probability of collection and the current credit-worthiness of our customers. We regularly analyze our approach as we gain additional experience or new events and information are identified to determine if any change to our methodology is warranted. Our current allowance methodology is based upon an ongoing analysis of customer payment trends. Additionally, we have performed liquidation and other collection analyses to make necessary changes in reporting our accounts receivable in a reasonable and prudent fashion.

Property, Plant and Equipment. Changes in technology or changes in the intended use of property, plant and equipment may cause the estimated period of use or the value of these assets to change. We utilize straight-line depreciation for property and equipment. We perform an annual analysis to confirm the appropriateness of estimated economic useful lives for each category of current property, plant and equipment. Estimates and assumptions are used in both setting depreciable lives for various asset classes and in testing for recoverability. These estimates and assumptions require considerable judgment.

Tax Related Accruals. Our estimates of deferred and current income taxes and the significant items giving rise to the deferred assets and liabilities are shown in footnote 16 “Income Taxes” to our consolidated financial statements. These reflect our assessment of actual current and future estimated income taxes to be paid on items reflected in the financial statements, giving consideration to both timing and probability of actual realization. Currently we have placed a 100% valuation allowance on all deferred tax assets. A valuation allowance is provided against the future benefits of deferred tax assets due to our history of operating losses. We also are subject to various tax audits from various federal, state, and local jurisdictions and make estimates based on available information and after consultation with experts, where necessary. We believe that our estimates are reasonable; however, they may change materially in the future due to new developments.

Contingencies. We are subject to proceedings, lawsuits, audits and other claims related to lawsuits and other legal and regulatory proceedings that arise in the ordinary course of business. We are required to assess the likelihood of any adverse judgments or outcomes to these matters as well as potential ranges of probable losses. A determination of the amount of loss accrual required, if any, for these contingencies are made after careful analysis of each individual issue. We consult with legal counsel and other experts where necessary in connection with our assessment of any contingencies. The required accrual for any such contingency may change materially in the future due to new developments in each matter.

RESULTS OF OPERATIONS

The following discussion of results of operations is by business segment. Management evaluates the performance of each business unit based on segment results, exclusive of adjustments for unusual items that may arise. Unusual items are transactions or events that are included in our reported consolidated results, but are excluded from segment results due to their non-recurring or non-operational nature. See our segment footnote to our consolidated financial statements for a reconciliation of segmented results to the consolidated financial information.

Revenues

Two significant drivers impact our revenues: number of lines in service and average (monthly) revenue per unit (“ARPU”). The more significant driver impacting our changes in revenue is the number of lines in service. The table below provides a detailed break-down of our lines:

ARPU provides us with a business measure as to the average monthly revenue generation attributable to each line in service, by business segment. ARPU is calculated by taking total revenues over a period divided by the number of months in the period to calculate the average revenue per month and this total is divided by the average lines in service. We use this measure when analyzing our retail services businesses, but not when assessing our wholesale services business for reasons discussed earlier in this section under the Critical Accounting Policies and Estimates within the Revenue Recognition section. The following table provides a detail of our ARPU:

•	ARPU increased in 2005 as compared to 2004 due to a residential price increase during the second quarter of 2005.

•	ARPU decreased in 2004, primarily due to access fee revenue declines. These are charges that we bill to other carriers for carrying their traffic to our customers.

Retail Segment

•	During 2005, the decrease in retail revenue of $22.7 million as compared to 2004, was primarily the result of the decline in residential UNE-P lines.

•	During 2004, the decrease in retail revenue of $34.3 million as compared to 2003, was primarily the result of the decline in residential UNE-P lines and access fee revenue declines.
.
During the first half of 2003, we were almost exclusively focused on growing our residential services to the exclusion of any of our other lines of business. In 2004, management made the decision to slow the growth of residential lines over the second half of the year through the fourth quarter of 2004, and to redirect sales and marketing investment to the newly formed business services line of business, as well as to the new wholesale services partnership with Sprint. In 2005, despite successful deployment of network facilities and sales teams, capital limitations restricted our ability to grow our VoIP based business. To conserve capital, we discontinued VoIP operations in the Atlanta, Orlando and Miami markets in late spring and early summer of 2005 and concentrated our resources on expanding VoIP in the New York and Tampa markets. In the residential UNE-P market, we focused our efforts on maintaining our existing customer base.

The company’s expects its revenue to decline in 2006.  The expected decrease is the result of the anticipated sale of access lines to BellSouth, termination of the company’s wholesale operations, and normal attrition of the remaining customer base.  The decrease should be partially offset by acquisition of access lines from Sprint.

Wholesale Segment

•	In 2005, Sprint was our only wholesale customer. Lines in service dropped significantly during 2005, explaining the decrease in wholesale revenue from 2004 to 2005.

•
In February 2004, we signed a wholesale services agreement with Working Assets Funding Services, Inc. In January 2005, Working Assets ceased to offer retail services to these customers and all remaining customers at that time became customers of Trinsic Communications, Inc.

•	Our wholesale agreement with Sprint was originally signed in February of 2003, replacing our previous wholesale agreement with MCI which was terminated as of October 15, 2003.

On February 1, 2006 we acquired 96,151 UNE-P local access lines from Sprint, for which we previously provided services on a wholesale basis. We acquired the lines pursuant to a definitive agreement dated October 25, 2005. As a result of this transaction, we will no longer have a wholesale business and we will discontinue segment reporting.

Network Operations

Our network operations expense primarily consists of fixed and variable transmission expenses for the leasing of the UNE-P components from the ILECs, domestic and international charges from service level agreements with IXCs, and the USF and certain other regulatory charges. The following table shows the break-down by segment of network operations expense:

The following table shows the break-down by type of network operations expense:

•
During 2005, network operations expense decreased for residential and wholesale services as compared to 2004, primarily due to the decrease in lines in service. Although the number of business lines decreased as well, the network operations expense increased due to increases in ILEC fees.

•
During 2004, network operations expense decreased by $19.4 million as compared to 2003 for residential and 1+ long distance services; this is the result of the decrease in average lines year over year from approximately 323,000 to 223,000. Network operations expense increased for bundled business services from $2.1 million to $10.1 million in 2004 as compared to 2003 because the average lines in service increased from approximately 8,000 in 2003 to approximately 47,000 in 2004.

We also analyze the average expense per unit (“AEPU”) for network operations, similar to the ARPU calculation for revenues. AEPU is calculated by taking total network operations expense over a period divided by the number of months in the period to calculate the average expense per month and this total is divided by the average lines in service. The following details AEPU for network operations expense.

•
During 2005, AEPU increased for both residential and business services. This is primarily the result of rate increases associated with the FCC’s UNE-P ruling effective March 11, 2005 and our commercial services agreements.

•
During 2004, AEPU increased on the residential side and decreased on the business side. These fluctuations are the net result of four offsetting factors: (1) increased usage as a result of our residential customers choosing our unlimited product which generally results in increased domestic long-distance charges; (2) changes in per line costs as our customer base continues to become more geographically diverse resulting in some changes to the average cost experienced as a result of having more lines in higher or lower priced UNE-P states and zones; (3) our auditing and analysis of network operations and improving the synchronization of our billing systems to help reduce network costs on a per unit basis; and (4) changes in ILEC rates.

We expect network operations expense to increase in 2006 as we plan for rate increases associated with our commercial services agreements with the ILECs as well as increases in the retail segment with the acquisition of Sprint lines in early 2006.

Retail Segment

The following table provides a detail of network operations expense as a percentage of revenues by the respective revenue types. This table excludes an analysis of wholesale services because management does not look at this measure, given that network expenses related to wholesale services are intended to be zero-margin direct cost pass-through in nature.

•
During 2005, network operations expense as a percentage of revenues increased for bundled residential, business and 1+ long distance services as compared to the prior year. The changes are a direct result of rate increases associated with the FCC’s UNE-P ruling effective March 11, 2005 and our commercial services agreements with Qwest, Verizon, SBC Communications and Bellsouth.

•
In 2004, network operations expense related to bundled business services and 1+ long distance services as a percentage of revenues decreased primarily as a result of continued geographical dispersion of customers to less expensive pricing zones and states and our auditing and analysis of network operations. Network operations expense related to bundled residential services as a percentage of revenues increased due to increased usage related to unlimited product offerings, increased ILEC rates and changes in geographic distribution of our customer base.

Wholesale Segment

•	During 2005, network operations expense from the wholesale segment decreased by $15.5 million from 2004. This is mostly attributable to the significant decrease in wholesale lines during 2005.

•
During 2004, network operations expense from the wholesale segment was $37.0 million, the same as it was for 2003. As stated in the revenue paragraph, Sprint decided to become the customer of record for billing purposes from the ILECs. This caused a decrease to the network operations expense which was offset by the increase of network operations expenses associated with approximately 137,000 additional lines in service for the year ended December 31, 2004.

Sales and Marketing

The sales and marketing expense primarily consists of telemarketing, direct mail, brand awareness advertising and independent sales representative commissions and salaries and benefits paid to employees engaged in sales and marketing activities. The following table shows the break-down by segment of sales and marketing expense:

•
In 2005, sales and marketing expense decreased by $7.6 million as compared to 2004. This was mainly due to a decrease in sales commissions. Decreases were also experienced in direct mail, advertising and marketing expenses as we began to focus on maintaining our current customer base and not actively marketing to new customers.

•
The increase in sales and marketing expense during 2004 as compared to 2003 was primarily due to the additional sales teams we added to begin selling our new VoIP products. We also increased direct mail campaigns during 2004 as compared to the prior year. These increases were largely offset by a significant decrease in advertising expense.

Retail Segment

•
In 2005, sales commissions for new accounts decreased by $4.9 million as compared to 2004. Advertising expenses decreased by $0.8 million and direct mail and marketing expenses each decreased by $0.5 million as compared to 2004.

The remaining decrease of $0.7 million was mainly due to decreases in recurring commissions, payroll and related expenses and telemarketing expenses.

•
During 2004, we hired additional sales and marketing personnel which increased sales and marketing expense by $3.9 million. We also increased direct mail campaigns by approximately $1.0 million as compared to 2003. These increases were offset by a decrease in advertising expense of $3.7 million. The additional increase was due to increased commissions and marketing expense, offset by decreased strategic partnership and telemarketing expense.

Wholesale Segment

We are not actively seeking any new wholesale relationships at this time, therefore our sales and marketing expense is nominal for all periods presented.

General and Administrative

General and administrative expense primarily consists of employee salaries and benefits, outsourced services, bad debt expense, billing and collection costs, occupancy costs, legal and provisioning costs. The following table shows the break-down by segment of general and administrative expense:

Over the last two years, we have improved our operating costs and overall operations, which has contributed to improved per line administrative cost factors. Decreases in lines in service, especially in the retail segment, have directly impacted our general and administrative needs, causing a significant reduction in many of the expense line items listed below.

The decrease of $37.6 million in general and administrative expenses in 2005 as compared to 2004 is best explained by decreases in the following line items:

•	Payroll and related expenses - $14.4 million
•	Billing and collection fees - $6.3 million
•	Set-up fees from the ILECs to establish service for new customers - $5.6 million
•	Consulting and contract development fees - $4.9 million
•	Insurance expenses - $3.5 million
•	Legal fees - $2.6 million
•	Provisioning usage charges - $1.9 million
•	Incorrect dispatch fees - $1.5 million
•	Other items including tax and license expense, rent expense and travel expense - $10.9. million

These decreases were partially offset by increases in:

•	Bad debt expense - $7.8 million
•	Software development expense (less was capitalized in 2005) - $1.7 million
•	ILEC performance credits for failure to meet certain service levels - $1.1 million
•	Other miscellaneous items - $3.4 million

During 2004, general and administrative expenses decreased by $13.4 million as compared to 2003. This is best explained by decreases in the following line items:

•	Payroll and related expenses - $8.5 million
•	Bad debt expense - $7.1 million

•	Set-up fees from the ILECs to establish service for new customers - $4.0 million
•	Contract development costs - $3.3 million

These decreases were partially offset by increases in the following:

•	ILEC performance credits for failure to meet certain service levels - $3.2 million
•	Sales and use tax expense - $3.1 million
•	Provisioning usage charges - $1.3 million
•	Other items including professional and consulting fees, legal fees, collections fees and incorrect dispatch expense - $1.9 million

We anticipate general and administrative expenditures will decrease in total into the future as management continues to rationalize its operating cost structure. We will continue to evaluate our operations for efficiencies and our employee staffing requirements as they relate to increased efficiencies or needs to expand or outsource services. We expect to see continued improvements to the reductions of general and administrative expense as a percentage of total reported revenue in 2006 relative to 2005.

Retail Segment

•
The overall decrease in general and administrative expense for the year ended December 31, 2005 was primarily the result of decreases in payroll related expenses, billing and collection fees, set-up fees from the ILECs to establish service for new customers and consulting and contract development fees. These decreases were slightly offset by increases in bad debt expense, software development expense and ILEC credits.

•
General and administrative expense decreased $14.4 million for the year ended December 31, 2004 as compared to the prior year. The largest decreases occurred in payroll and related expenses and bad debt expense. Additional decreases occurred in contract development and billing expense. These decreases were slightly offset by increases in ILEC credits and tax expenses.

Wholesale Segment

The significant components of this expense are very similar to the administrative expenses incurred on the retail side of our business; however, we only isolate as wholesale expense those expenses that are directly associated with our wholesale services activity. Therefore, we have not allocated any indirect or corporate (i.e. traditional overhead) expenses, such as employee benefits, occupancy expenses, insurance expenses or other similar expenses to the wholesale services business segment. These expenses are all currently included in the retail services segment.

•
In 2005, general and administrative expense decreased by $16.6 million as a result of the decrease in wholesale lines in service. The expenses primarily responsible for the decrease are billing and collection expenses, payroll related expenses and ILEC set-up fees to establish service for new customers.

•
The increase in general and administrative expense during 2004 is a direct result of increased wholesale lines in service from growth attributable to our agreement with Sprint. Specifically, these expenses include increased payroll expense, the outsourcing of certain functions to limit our cost exposure and increased non-recurring provisioning expenses to establish service for our wholesale customers.

Depreciation and Amortization

•	Depreciation and amortization expense decreased $8.3 million during the year ended December 31, 2005, as compared to the prior years. The decrease was the result of decreased capital spending.

•	In 2004, depreciation and amortization expense decreased $3.6 million as compared to 2003 due to decreased capital spending and increased asset disposals.

Interest and Other Income

Interest and other income consists of interest charged to our bundled residential and business customers for not paying their bills on time and income from interest earned on our cash balances.

•	Interest and other income increased $6.1 million during 2005 as compared to 2004. This is attributable to $6 million of lawsuit proceeds from our settelement with SBC Communications, Inc. and several of its subsidiaries, as described in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2004.

•	Interest and other income increased $0.8 million in 2004 as compared to the prior year. The increase was primarily the result of interest charged to our customers related to delinquencies.

Interest and Other Expense

Interest and other expense includes late fees for vendor payments, discount fees related to our accounts receivable financing facility with Thermo, interest related to our asset based loan with Textron and our standby credit facility, capital leases and our other debt obligations.

•
Interest and other expense increased $3.2 million in 2005 as compared to 2004. This was primarily attributable to the discount fees we paid to Thermo as well as an increased balance in our standby credit facility during the first half of 2005.

•
The increase in interest and other expense during 2004 as compared to 2003 was primarily attributable to the interest we incurred on our asset based loan with Textron and our standby credit facility, as well as an increase in late fees for vendor payments.

Income Tax Benefit

•	No provision for federal or state income taxes has been recorded due to the full valuation allowance recorded against the net deferred tax asset for the years ended December 31, 2005, 2004 and 2003.

Net Loss Attributable to Common Stockholders

•
Our net loss attributable to common stockholders improved $92.1 million for the year ended December 31, 2005 as compared to the prior year. Components of this decrease were discussed above; however, $72.9 million of the decrease was attributable to the preferred stock dividends and accretion and the beneficial conversion feature recorded during 2004.

•
Net loss attributable to common stockholders increased by $72.7 million during 2004 as compared to 2003. In addition to the increase in our operating loss discussed above, $57.6 million was attributable to the preferred stock conversion. This amount represents 80% of the fair value of the incremental consideration given to the preferred share holders in order to effect the conversion.

Restructuring Charge

•
On April 6, 2005, we initiated a reduction in force which terminated the employment of 107 of our employees. The restructuring costs were considered a “One-Time Termination Benefit” and as such were recorded as a liability at the communication date of April 6, 2005 in accordance with SFAS No. 146 “Accounting for Costs Associated with Exit or Disposal Activities.” We incurred a one-time charge of approximately $0.5 million consisting primarily of post termination wages, salaries and the associated payroll taxes, net of vacation expense already accrued for these employees. Substantially all of these post termination wages were paid within 30 days following the reduction in force.

•
In June 2004, we approved and implemented a restructuring to improve our future cash flows and operating earnings. The restructuring included a reduction in work force. The restructuring charge included termination benefits in connection with the reduction in force of 102 employees and was recorded in accordance with SFAS 146 at the communication date of June 8, 2004. The total charge taken in the second quarter of 2004 was $0.8 million, the majority of which was paid in full by the end of August 2004.

•
In September 2004, we approved and implemented a restructuring based on the change in management that occurred on August 25, 2004 and the subsequent change in business focus. The restructuring included a reduction in force of 152 employees and a write-off of certain assets recorded in accordance with SFAS No. 146 . The restructuring costs were considered a “One-Time Termination Benefit” and recognized at the communication date of September 1, 2004. The total charge taken in the third quarter of 2004 was approximately $3.2 million.

•
In October 2004, we approved and implemented an additional restructuring related to 44 employees in conjunction with the consolidation of certain operations in our Atlanta and Tampa offices into our Atmore, Alabama offices. We recorded and recognized the costs in accordance with SFAS 146 at the communication date of October 21, 2004. The total charge taken in the fourth quarter of 2004 was approximately $0.8 million.

LIQUIDITY AND CAPITAL RESOURCES

The accompanying consolidated financial statements were prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The realization of assets and the satisfaction of liabilities in the normal course of business is dependent on, among other things, the company’s ability to operate profitably, to generate cash flow from operations and to obtain funding adequate to fund its business.

Our operations are subject to certain risks and uncertainties, particularly related to the evolution of the regulatory environment, which impacts our access to and cost of the network elements that we utilize to provide services to our customers.

We have incurred significant losses since our inception as a result of developing our business, performing ongoing research and development, building and maintaining our network infrastructure and technology, the sale and promotion of our services, and ongoing administrative expenditures. As of December 31, 2005, we had an accumulated deficit of approximately $424.3 million and $0.1 million in cash and cash equivalents. We have funded our expenditures primarily through operating revenues, private securities offerings, our asset based loan, our standby credit facility, a sale-leaseback credit facility, an accounts receivable factoring facility and an initial public offering.

For the year ended December 31, 2005, net cash used in operating activities was $1.9 million as compared to net cash used in operating activities of $16.8 million in the prior year.

In April 2004, the company secured an asset based loan facility with Textron Financial Corporation (“Textron”), which provided up to $25 million to fund operations. Effective January 27, 2005, we entered into a Modification and Termination Agreement with Textron. Among other things the Modification and Termination Agreement provided that Textron would forbear from exercising default rights and remedies until May 31, 2005, would waive the early termination fee and modify the annual facility fee. We agreed to pay a modification fee of $0.2 million.

On April 4, 2005, we entered into an accounts receivable financing agreement with Thermo Credit, LLC (“Thermo”). The agreement provides for the sale of up to $22 million of our accounts receivable on a continuous basis to Thermo, subject to selection criteria as defined in the contract. On May 6, 2005, we used proceeds from this accounts receivable financing facility to pay off our loan balance with Textron.

During October 2005, we signed an amendment to our accounts receivable financing agreement with Thermo.  The amendment increases the amount of accounts receivable that we can sell to Thermo from $22 million to $26 million, subject to selection criteria as defined in the original contract.  The discount rate also increases from 2.5% to 2.75%.  On February 1, 2006, we amended our accounts receivable financing facility once more by increasing the facility to $33 million. The amendment also gives us the option to further increase the facility up to $38 million during the next six months.

On August 24, 2004, we entered into a $15 million Standby Credit Facility Agreement with The 1818 Fund III, L.P. (“the Fund”), a related party, which is one of a family of funds managed by Brown Brothers Harriman. Loans under the credit facility were represented by a Senior Unsecured Promissory Note bearing interest at 9.95% annually. On July 15, 2005, we entered into an Exchange and Purchase Agreement with the Fund. In the Exchange and Purchase Agreement, we agreed to issue to the Fund 24,084.769 shares of Series H Convertible Preferred Stock in exchange for all (approximately $21.6 million) outstanding indebtedness (including principal, interest and premium) owing to the Fund under the promissory note and $2.5 million in cash. We consummated the exchange and purchase immediately after executing the agreement. We sold the Series H Convertible Preferred Stock in private placement pursuant to the exemption from registration afforded by Section 4(2) of the Securities Act of 1933. All of the Series H Convertible Preferred Stock was converted into 12,042,384 shares of common stock on September 30, 2005.

Our common stock was delisted from the Nasdaq SmallCap Market effective at the opening of business on Monday, November 21, 2005 due to noncompliance with Nasdaq Marketplace Rule 4310(c)(2), which requires stockholders' equity of at least $2,500,000. Our shares began trading on the OTC Bulletin Board on Wednesday, December 14, 2005. The OTC Bulletin Board is a regulated quotation service that displays real-time quotes, last-sale prices, and volume information in over-the-counter equity securities. Trinsic's ticker symbol is "TRIN." However, investors using online trading systems may be required to change the ticker symbol from TRIN to TRIN.OB.

On September 23, 2005, our shareholders approved a one-for-ten reverse stock split of our common stock that was effected on September 26, 2005. Fractional shares were not issued in connection with the reverse stock split. All share and per share amounts have been restated herein to reflect the one-for-ten reverse stock split.

Effective September 30, 2005, our chief operating officer, Frank Grillo resigned to pursue other opportunities. No replacement chief operating officer has been appointed. Instead our chief executive officer, Horace J. “Trey” Davis, III, assumed Mr. Grillo’s duties. Effective December 19, 2005, J. Michael Morgan has resigned as our Chief Financial Officer and Edward D. Moise, Jr. was appointed to that position.

In December 2005, we reached a settlement with the State of New York to resolve certain corporate and sales tax disputes for the tax years 1999 through 2001. The settlement is approximately $2.8 million which will be paid in a down payment of $0.8 million with the remainder to be paid in 24 equal monthly installments. We believe we adequately accrued for this liability in previous periods.

On December 15, 2005, we borrowed $1.0 million from the Fund in order to take advantage of the tax settlement with the State of New York. In connection with the loan, we delivered to the Fund a promissory note bearing interest at 12% annually and due on demand. On January 12, 2006, we borrowed $1.0 million from the Fund. In connection with the loan, and the previous $1.0 million loan received December 15, 2005, we delivered to the Fund a promissory note bearing interest at 12% annually and due on demand and a mortgage on certain real property we own in Atmore, Alabama where we have an operations center. Under the promissory note we may be required to grant additional security to the Fund.

Our net cash used in investing activities improved by $6.0 million to $3.5 million for the year ended December 31, 2005, compared to $9.5 million the prior year. The improvement was attributable to the purchasing of less property and equipment during 2005 as compared to 2004.

For the year ended December 31, 2005, net cash provided by financing activities was $4.1 million as compared to $15.6 million for the prior year. This decrease is primarily the result of paying off our asset based loan facility with proceeds from our accounts receivable financing agreement.

The company’s inability to operate profitably and to consistently generate cash flows from operations, its reliance therefore on external funding either from loans or equity raise substantial doubt about the company’s ability to continue as a going concern.

Since 2005, the Company has undertaken several initiatives. On January 12, 2006, we borrowed $1.0 million from the Fund. In connection with the loan, and the previous $1.0 million loan received December 15, 2005, we delivered to the Fund a promissory note bearing interest at 12% annually and due on demand and a mortgage on certain real property we own in Atmore, Alabama where we have an operations center. Under the promissory note we may be required to grant additional security to the Fund.

On February 1, 2006, we amended our accounts receivable financing facility with Thermo by increasing the facility to $33 million. The amendment also gives us the option to further increase the facility up to $38 million during the next six months.

On February 1, 2006 we acquired 96,151 UNE-P local access lines, for which we previously provided services on a wholesale basis, from Sprint . We acquired the lines pursuant to a definitive agreement dated October 25, 2005. Under the agreement we purchased the lines for $9.6 million, of which we paid $2.4 million at closing. The remainder will be paid in 15 equal monthly payments of $0.5 million.

On February 13, 2006, we entered into a definitive agreement to sell approximately 43,000 local access lines to Access Integrated Networks, Inc., a privately-held telephone company headquartered in Macon, Georgia. The lines represent substantially all of our residential and small business lines within BellSouth territories, including Alabama, Florida, Georgia, Kentucky, Louisiana, Mississippi, North Carolina, South Carolina and Tennessee. Lines serving multi-unit enterprises were excluded from the sale. We expect to close the sale within several months pending regulatory approvals. The total purchase price will depend upon the number of lines in service at the time of closing. In addition, Access Integrated Networks agreed to utilize our voicemail platform for at least one year after the sale.

On March 3, 2006 we initiated a reduction in force which terminated the employment of approximately 118 employees. We expect to incur a one time charge during the first quarter of 2006 of approximately $0.3 million consisting primarily of post termination wages and salaries we intend to pay to those employees and the associated payroll taxes. Substantially all of those post termination wages will be paid within 60 days following the reduction in force. In association with the reduction in force we have ceased actively marketing our IP telephony services. Services to our current IP telephony customers will be unaffected.

CASH MANAGEMENT

In September of 2003 and April of 2004, we decided to postpone a company-wide salary increase. Merit increases were given in 2005, but certain employees were granted restricted stock in lieu of payroll increases.

ACCOUNTS RECEIVABLE FINANCING

On April 4, 2005, we entered into an accounts receivable financing agreement with Thermo. The agreement provides for the sale of up to $22 million of our accounts receivable on a continuous basis to Thermo, subject to selection criteria as defined in the contract. On May 6, 2005, we used proceeds from this accounts receivable financing facility to pay off our loan balance with Textron.

During October 2005, we signed an amendment to our accounts receivable financing agreement with Thermo.  The amendment increases the amount of accounts receivable that we can sell to Thermo from $22 million to $26 million, subject to selection criteria as defined in the original contract.  The discount rate also increases from 2.5% to 2.75%.  On February 1, 2006, we amended our accounts receivable financing facility once more by increasing the facility to $33 million. The amendment also gives us the option to further increase the facility up to $38 million during the next six months.

ILEC, IXC AND RELATED DISPUTED CHARGES

Since our existence we have disputed and continue to dispute significant charges from the various ILECs, IXCs, and certain other carriers providing us services. We have a policy of treating all charges that we believe are without merit, but are still being presented on a bill to us as disputes, regardless of the age of the dispute. Our outstanding disputes at December 31, 2005 are summarized in the following table:

Alternatively billed services are primarily charges for certain 1-800, collect and information service calls. These disputes are largely historic in nature. We settled certain of these disputes in Texas with Southwestern Bell Telephone Company. We remit all monies collected associated with these services but do not pay the charges unless we collect from our customers. We believe that our liability related to these charges should be capped at the amount remitted by our end users; however, some of our settlements have included payments in excess of payments from our customers.

The late fees are accumulating from all of our disputes as we do not pay for disputed items and therefore incur and accumulate late fees for these disputed billings.

We believe that we have adequately accrued for our disputes and we believe our maximum exposure for these charges is $19.4 million. However, we do not believe that all of these charges are valid and intend to continue our dispute and non-payment of these charges.

CONTRACTUAL OBLIGATIONS

The following table discloses aggregate information about our contractual obligations and the periods in which payments are due (in thousands):

Our accounts receivable financing agreement with Thermo as discussed on page 41 provides for the sale of accounts receivable on a continuous basis to Thermo, which is reflected as a reduction of accounts receivable on our balance sheet. We have no other significant off-balance sheet items.

RELATED PARTY TRANSACTIONS

In December of 2005, we wrote off the remaining note receivable in the amount of $0.9 million from a former employee. The loan was originally recorded as a contra to our equity as the loan was for the purchase of stock.

On September 29, 2004, we signed an agreement with SipStorm, Inc., a company owned by two of our shareholders and former officers of our company to transfer selected computer hardware, software and intellectual property rights to SipStorm. Relative to the purchase, SipStorm assumed responsibility for certain accounts payable, future maintenance payments and provided a promissory note in the amount of $2.8 million. The promissory note was settled for $0.3 million during the second quarter of 2005. The note was collateralized by shares of our common stock owned by the directors of SipStorm and $0.3 million reflected the estimated realizable value of that portion of our common stock at the time of the settlement. In anticipation of the settlement, $2.5 million in bad debt expense was recorded during the first quarter of 2005.

In August 2003, we accelerated the vesting of 122,223 stock options granted to an executive as part of his severance agreement. This acceleration resulted in the employee being fully vested in stock options with a strike price of $1.30 per share and was in-the-money trading at $2.02 per share as the time of acceleration. As a result of this transaction we recorded approximately $0.1 million in general and administrative expense.

In February 2003 we received a payment of $0.5 million from an executive officer and board member in fulfillment of an outstanding note receivable.

NEW ACCOUNTING PRONOUNCEMENTS

In May 2005, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 154, "Accounting Changes and Error Corrections," which is effective beginning on January 1, 2006. SFAS No. 154 requires that all voluntary changes in accounting principles are retrospectively applied to prior financial statements as if that principle had always been used, unless it is impracticable to do so. When it is impracticable to calculate the effects on all prior periods, SFAS No. 154 requires that the new principle be applied to the earliest period practicable. The adoption of SFAS No. 154 is not anticipated to have a material effect on our financial position or results of operations.

In March 2005, the FASB issued Interpretation Number 47, “Accounting for Conditional Asset Retirement Obligations, an interpretation of FASB Statement No. 143” (“FIN 47”). FIN 47 clarifies the term “conditional asset retirement obligation” as used in Statement of Financial Accounting Standards (“SFAS”) No. 143, “Accounting for Asset Retirement Obligations,” and also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement. FIN 47 is effective no later than the end of fiscal years ending after December 15, 2005. The implementation of FIN 47 did not have a material impact on our financial position, results of operations or cash flows.

In December 2004, the FASB issued SFAS No. 123 (revised 2004), “Share-Based Payments” (“SFAS No. 123R”). SFAS No. 123R requires the recognition of the cost of employee services received in exchange for an award of equity instruments in the financial statements and measurement based on the grant-date fair value of the award. It requires the cost to be recognized over the period during which an employee is required to provide service in exchange for the award. Additionally, compensation expense will be recognized over the remaining employee service period for the outstanding portion of any awards for which compensation expense had not been previously recognized or disclosed under SFAS No. 123, “Accounting for Stock-Based Compensation” (“SFAS No. 123”). SFAS No. 123R replaces SFAS No. 123 and supersedes Accounting Principles Board Opinion No. 25,

“Accounting for Stock Issued to Employees” (“APB No. 25”), and its related interpretations.

SFAS No. 123R was originally required to be adopted beginning no later than the third quarter of 2005. However, in April 2005, the Securities and Exchange Commission announced the adoption of a new staff accounting bulletin that amends the compliance dates for SFAS No. 123R. Accordingly, we are required to adopt SFAS No. 123R no later than January 1, 2006. We do not anticipate the adoption of SFAS No. 123R to have a material affect on our financial position or results of operations.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements relating to events anticipated to happen in the future. These forward-looking statements are based on the beliefs of our management, as well as assumptions made by and information currently available to our management. Forward-looking statements also may be included in other written and oral statements made or released by us. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. The words "believe," "anticipate," "intend," "expect," "estimate," "project" and similar expressions are intended to identify forward-looking statements. Forward-looking statements describe our expectations today of what we believe is most likely to occur or may be reasonably achievable in the future, but they do not predict or assure any future occurrence and may turn out to be wrong. Forward-looking statements are subject to both known and unknown risks and uncertainties and can be affected by inaccurate assumptions we might make. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially. We do not undertake any obligation to publicly update any forward-looking statements to reflect new information or future events or occurrences. These statements reflect our current views with respect to future events and are subject to risks and uncertainties, including, among other things:

•	our ability to finance network developments and operations;

•	our ability to market our services successfully to new subscribers;

•	our ability to retain a high percentage of our customers;

•	our reliance on ILEC local networks;

•	the outcome of legal and regulatory proceedings;

•	competition, including the introduction of new products or services by our competitors;

•	additions or departures of key personnel;

•	existing and future laws or regulations affecting our business and our ability to comply with these laws or regulations;

•	our reliance on the Regional Bell operating company's systems and provisioning processes;

•	technological innovations;

•	general economic and business conditions, both nationally and in the regions in which we operate; and

•	other factors described in this document, including those described in more detail below.

We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this document.

ITEM 7A. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We do not enter into financial instruments for trading or speculative purposes and do not currently utilize derivative financial instruments. Our operations are conducted primarily in the United States and as such are not subject to material foreign currency exchange rate risk.

The fair value of our investment portfolio or related income would not be significantly impacted by either a 100 basis point increase or decrease in interest rates due mainly to the short-term nature of the major portion of our investment portfolio.

We have no material future earnings or cash flow exposures from changes in interest rates on our long-term debt obligations, as substantially all of our long-term debt obligations are fixed rate obligations.

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders of Trinsic, Inc.

We have audited the accompanying consolidated balance sheet of Trinsic, Inc. and subsidiaries (the Company) as of December 31, 2005, and the related consolidated statements of operations, changes in stockholders’ deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Trinsic, Inc. and subsidiaries as of December 31, 2005, and the consolidated results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Carr, Riggs & Ingram, LLC

Montgomery, Alabama
March 31, 2006

Report of Independent Registered Certified Public Accounting Firm

To the Board of Directors and Shareholders of Trinsic, Inc. and Subsidiaries

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of changes in stockholders’ deficit and of cash flows present fairly, in all material respects, the financial position of Trinsic, Inc. and its subsidiaries at December 31, 2004, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

PricewaterhouseCoopers LLP
Tampa, Florida
April 14, 2005

TRINSIC, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

The accompanying notes are an integral part of these consolidated financial statements.

TRINSIC, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)

The accompanying notes are an integral part of these consolidated financial statements.

TRINSIC, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT
(In thousands, except share data)

| | Common Stock | | Notes Receivable from Stockholders | Unearned Stock Compensation | Additional Paid-In Capital | Accumulated Deficit |
|---|---|---|---|---|---|---|
| | Shares | Par Value | | | | |
| Balance, December 31, 2002 | 705,361 | $ 7 | $ (1,589) | $ - | $ 205,064 | $ (302,753) |
| Exercise of stock options | 7,883 | - | - | - | 519 | - |
| Exercise of warrants | 1,474 | - | - | - | - | - |
| Accelerated vesting of stock options | - | - | - | - | 123 | - |
| Conversion of mandatorily redeemable convertible preferred stock to common | 2,181 | - | - | - | 943 | - |
| Repayment of notes receivable | - | - | 468 | - | - | - |
| Mandatorily redeemable convertible preferred stock dividends and accretion | - | - | - | - | (17,666) | - |
| Net loss | - | - | - | - | - | (16,127) |
| Balance, December 31, 2003 | 716,899 | 7 | (1,121) | - | 188,983 | (318,880) |
| Exercise of stock options | 7,347 | - | - | - | 489 | - |
| Exercise of warrants | 754 | - | - | - | - | - |
| Issuance of common stock for settlement | 11,715 | - | - | - | 744 | - |
| Issue restricted common stock | 670 | - | - | (466) | 1,030 | - |
| Conversion of mandatorily redeemable convertible preferred stock to common | 4,781,145 | 48 | - | - | 216,996 | (57,401) |
| Repayment of notes receivable | - | - | 251 | - | - | - |
| Issuance of notes receivable (SipStorm) | - | - | (2,815) | - | - | - |
| Mandatorily redeemable convertible preferred stock dividends and accretion | - | - | - | - | (15,326) | - |
| Net loss | - | - | - | - | - | (33,613) |
| Balance, December 31, 2004 | 5,518,530 | 55 | (3,685) | (466) | 392,916 | (409,894) |
| Repayment of notes receivable | - | - | 250 | - | - | - |
| Impairment on notes receivable | (225,000) | (2) | 3,435 | - | (870) | - |
| Issue restricted common stock | 182,709 | 2 | - | 106 | 117 | - |
| Conversion of mandatorily redeemable convertible preferred stock to common | 12,042,334 | 120 | - | - | 23,964 | - |
| Net loss | - | - | - | - | - | (14,427) |
| Balance, December 31, 2005 | 17,518,573 | $ 175 | $ - | $ (360) | $ 416,127 | $ (424,321) |

The accompanying notes are an integral part of these consolidated financial statements.

TRINSIC, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
 (In thousands)

The accompanying notes are an integral part of these consolidated financial statements.

TRINSIC, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED
(In thousands)

The accompanying notes are an integral part of these consolidated financial statements.

TRINSIC, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(All tables are in thousands, except for share and per share data)

1. NATURE OF BUSINESS

DESCRIPTION OF BUSINESS

Trinsic, Inc. (formerly Z-Tel Technologies, Inc.) and subsidiaries (see Exhibit 21) ("we" or "us") is a provider of advanced, integrated telecommunications services targeted to residential and business subscribers. We provide local and long distance telephone services in combination with enhanced communication features accessible through the telephone, the Internet and certain personal digital assistants. We provide these services in forty-nine states and we also provide long-distance telecommunications services to customers nationally.

We introduced our wholesale services during the first quarter of 2002. This service provides other companies with the opportunity to provide local, long-distance and enhanced telephone service to their own residential and business end user customers on a private label basis by utilizing our telephone exchange services, enhanced services platform, infrastructure and back-office operations.

At a special meeting of our stockholders held in November 2004, the stockholders approved an amendment to our charter to change our name to Trinsic, Inc., effective January 3, 2005.

LIQUIDITY AND GOING CONCERN

The accompanying consolidated financial statements were prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The realization of assets and the satisfaction of liabilities in the normal course of business is dependent on, among other things, our ability to operate profitably, to generate cash flow from operations and to obtain funding adequate to fund its business.

Our operations are subject to certain risks and uncertainties, particularly related to the evolution of the regulatory environment, which impacts our access to and cost of the network elements that we utilize to provide services to our customers.

We have incurred significant losses since our inception as a result of developing our business, performing ongoing research and development, building and maintaining our network infrastructure and technology, the sale and promotion of our services, and ongoing administrative expenditures. As of December 31, 2005, we had an accumulated deficit of approximately $424.3 million and $0.1 million in cash and cash equivalents. We have funded our expenditures primarily through operating revenues, private securities offerings, our asset based loan, our standby credit facility, a sale-leaseback credit facility, an accounts receivable factoring facility and an initial public offering.

For the year ended December 31, 2005, net cash used in operating activities was $1.9 million as compared to net cash used in operating activities of $16.8 million in the prior year.

In April 2004, we secured an asset based loan facility with Textron Financial Corporation (“Textron”), which provided up to $25 million to fund operations. Effective January 27, 2005, we entered into a Modification and Termination Agreement with Textron. Among other things the Modification and Termination Agreement provided that Textron would forbear from exercising default rights and remedies until May 31, 2005, would waive the early termination fee and modify the annual facility fee. We agreed to pay a modification fee of $0.2 million.

On April 4, 2005, we entered into an accounts receivable financing agreement with Thermo Credit, LLC (“Thermo”). The agreement provides for the sale of up to $22 million of our accounts receivable on a continuous basis to Thermo, subject to selection criteria as defined in the contract. On May 6, 2005, we used proceeds from this accounts receivable financing facility to pay off our loan balance with Textron.

During October 2005, we signed an amendment to our accounts receivable financing agreement with Thermo.  The amendment increases the amount of accounts receivable that we can sell to Thermo from $22 million to $26 million, subject to selection criteria as defined in the original contract.  The discount rate also increases from 2.5% to 2.75%.  On February 1, 2006, we amended our accounts receivable financing facility once more by increasing the facility to $33 million. The amendment also gives us the option to further increase the facility up to $38 million during the next six months.

On August 24, 2004, we entered into a $15 million Standby Credit Facility Agreement with The 1818 Fund III, L.P. (“the Fund”), a related party, which is one of a family of funds managed by Brown Brothers Harriman. Loans under the credit facility were represented by a Senior Unsecured Promissory Note bearing interest at 9.95% annually. On July 15, 2005, we entered into an Exchange and Purchase Agreement with the Fund. In the Exchange and Purchase Agreement, we agreed to issue to the Fund 24,084.769 shares of Series H Convertible Preferred Stock in exchange for all (approximately $21.6 million) outstanding indebtedness (including principal, interest and premium) owing to the Fund under the promissory note and $2.5 million in cash. We consummated the exchange and purchase immediately after executing the agreement. We sold the Series H Convertible Preferred Stock in private placement pursuant to the exemption from registration afforded by Section 4(2) of the Securities Act of 1933. All of the Series H Convertible Preferred Stock was converted into 12,042,384 shares of common stock on September 30, 2005.

Our common stock was delisted from the Nasdaq SmallCap Market effective at the opening of business on Monday, November 21, 2005 due to noncompliance with Nasdaq Marketplace Rule 4310(c)(2), which requires stockholders' equity of at least $2,500,000. Our shares began trading on the OTC Bulletin Board on Wednesday, December 14, 2005. The OTC Bulletin Board is a regulated quotation service that displays real-time quotes, last-sale prices, and volume information in over-the-counter equity securities. Our ticker symbol is "TRIN." However, investors using online trading systems may be required to change the ticker symbol from TRIN to TRIN.OB.

On September 23, 2005, our stockholders approved a one-for-ten reverse stock split of our common stock that was effected on September 26, 2005. Fractional shares were not issued in connection with the reverse stock split. Share and per share amounts for all periods presented have been restated herein to reflect the one-for-ten reverse stock split.

Effective September 30, 2005, our chief operating officer, Frank Grillo resigned to pursue other opportunities. No replacement chief operating officer has been appointed. Instead our chief executive officer, Horace J. “Trey” Davis, III, assumed Mr. Grillo’s duties. Effective December 19, 2005, J. Michael Morgan has resigned as our Chief Financial Officer and Edward D. Moise, Jr. was appointed to that position.

In December 2005, we reached a settlement with the State of New York to resolve certain corporate and sales tax disputes for the tax years 1999 through 2001. The settlement is approximately $2.8 million which will be paid in a down payment of $0.8 million with the remainder to be paid in 24 equal monthly installments. We adequately accrued for this liability in previous periods.

On December 15, 2005, we borrowed $1.0 million from the Fund in order to take advantage of the tax settlement with the State of New York. In connection with the loan, we delivered to the Fund a promissory note bearing interest at 12% annually and due on demand. On January 12, 2006, we borrowed $1.0 million from the Fund. In connection with the loan, and the previous $1,000,000 loan received December 15, 2005, we delivered to the Fund a promissory note bearing interest at 12% annually and due on demand and a mortgage on certain real property we own in Atmore, Alabama where we have an operations center. Under the promissory note we may be required to grant additional security to the Fund.

Our net cash used in investing activities improved by $6.0 million to $3.5 million for the year ended December 31, 2005, compared to $9.5 million the prior year. The improvement was attributable to the purchasing of less property and equipment during 2005 as compared to 2004.

For the year ended December 31, 2005, net cash provided by financing activities was $4.1 million as compared to $15.6 million for the prior year. This decrease is primarily the result of paying off our asset based loan facility with proceeds from our accounts receivable financing agreement.

Our inability to operate profitably and to consistently generate cash flows from operations and our reliance therefore on external funding either from loans or equity raise substantial doubt about our ability to continue as a going concern.

Since 2005, the Company has undertaken several initiatives. On January 12, 2006, we borrowed $1.0 million from the Fund. In connection with the loan, and the previous $1.0 million loan received December 15, 2005, we delivered to the Fund a promissory note bearing interest at 12% annually and due on demand and a mortgage on certain real property we own in Atmore, Alabama where we have an operations center. Under the promissory note we may be required to grant additional security to the Fund.

On February 1, 2006, we amended our accounts receivable financing facility with Thermo by increasing the facility to $33 million. The amendment also gives us the option to further increase the facility up to $38 million during the next six months.

On February 1, 2006 we acquired 96,151 UNE-P local access lines, for which we previously provided services on a wholesale basis, from Sprint . We acquired the lines pursuant to a definitive agreement dated October 25, 2005. Under the agreement we purchased the lines for $9.6 million, of which we paid $2.4 million at closing. The remainder will be paid in 15 equal monthly payments of $0.5 million.

On February 13, 2006, we entered into a definitive agreement to sell approximately 43,000 local access lines to Access Integrated Networks, Inc., a privately-held telephone company headquartered in Macon, Georgia. The lines represent substantially all of our residential and small business lines within BellSouth territories, including Alabama, Florida, Georgia, Kentucky, Louisiana, Mississippi, North Carolina, South Carolina and Tennessee. Lines serving multi-unit enterprises were excluded from the sale. We expect to close the sale within several months pending regulatory approvals. The total purchase price will depend upon the number of lines in service at the time of closing. In addition, Access Integrated Networks agreed to utilize our voicemail platform for at least one year after the sale.

On March 3, 2006 we initiated a reduction in force which terminated the employment of approximately 118 employees. We expect to incur a one time charge during the first quarter of 2006 of approximately $0.3 million consisting primarily of post termination wages and salaries we intend to pay to those employees and the associated payroll taxes. Substantially all of those post termination wages will be paid within 60 days following the reduction in force. In association with the reduction in force we have ceased actively marketing our IP telephony services. Services to our current IP telephony customers will be unaffected.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include all of our accounts and our wholly-owned subsidiaries. All intercompany accounts and transactions have been eliminated.

CASH AND CASH EQUIVALENTS

We consider all highly liquid investments with original maturity dates of three months or less to be cash equivalents.

PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consist primarily of prepaid maintenance and support, insurance contracts, advances to suppliers and certain disputes with vendors that require payment and filing of a dispute claim. As of December 31, 2005, prepaid expenses and other current assets also included restricted certificates of deposits with various maturity dates ranging from April 2006 to December 2006 in the amount of $2.4 million. Prepaid expenses and other current assets at December 31, 2005 included an escrowed downpayment of $1.3 million to be used for the purchase of local access lines in February 2006.

PROPERTY AND EQUIPMENT, NET

Property and equipment are recorded at historical cost. Depreciation and amortization are calculated on a straight-line basis over the assets' useful life. If all other factors were to remain unchanged, we expect that a one-year change (increase or decrease) in the useful lives of the three largest categories of our property and equipment (which accounts for approximately 67% of our total property and equipment in service) would result in an increase or decrease of between $1.6 million and $3.2 million in our year to date 2005 depreciation expense.

Maintenance and repairs are expensed as incurred, while renewals and betterments are capitalized. Upon the sale or other disposition of property, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is recognized in operations. Under the Statement of Position ("SOP") 98-1, "Accounting for the Cost of Computer Software Developed or Obtained for Internal Use," we expense computer software costs related to internal software that are incurred in the preliminary project stage or that relate to training subsequent to the development stage. When the capitalization criteria of SOP 98-1 have been met, costs of developing or obtaining internal-use computer software are capitalized. We capitalized approximately $1.5 million, $3.3 million and $3.1 million of employee salary costs for internally developed software for the years ended December 31, 2005, 2004 and 2003, respectively. Internal use software is included as a component of property and equipment on the consolidated balance sheets. We also incur research and development costs, such as employee salaries and outside consultants; these costs are expensed in our general and administrative expense.

LONG-LIVED ASSETS

We review long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net expected undiscounted cash flows to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the discounted cash flows.

INTANGIBLE ASSETS, NET

Intangible assets on the consolidated balance sheet for 2004 consist of customer lists resulting from our acquisition of Touch 1 in 2000. The customer lists are amortized over five years using the straight-line method and reviewed for impairment as outlined in our long-lived assets policy above.

DISPUTED PAYABLES RELATED TO NETWORK OPERATIONS AND GENERAL AND ADMINISTRATIVE EXENSE

Network operations expenses are primarily charges from the ILECs for the leasing of their lines, utilizing the UNE-P, made available to us as a result of the Telecommunication Act of 1996, and long distance and other charges from inter-exchange carriers ("IXCs"). We record certain charges such as up-front set-up fees, incorrect dispatch, and change and modification charges in the general and administrative expense line item. We typically have disputed billings with IXCs and ILECs as a matter of normal business operations. Certain of these disputed amounts are recorded as an expense at the time of dispute, but we do not pay any of our disputes until they are resolved and it is determined that we indeed owe part or all of the dispute. Our disputes are for various reasons including but not limited to incorrect billing rates, alternatively billed services, duplicate billing errors, and costs associated with line loss.

Management recognizes as disputes any previously disputed billing that is continued to be presented as a past-due amount on invoices that we receive. This approach results in the disclosure of certain disputes that management does not believe are of a significant risk to the company, primarily due to the age and/or the dispute, but believe are appropriate to disclose the amounts as they have not been resolved and continue to be billed to us as past-due amounts.

VALUATION OF ACCOUNTS RECEIVABLE

Considerable judgment is required to assess the ultimate realization of receivables, including assessing the probability of collection and the current credit-worthiness of our customers. We regularly analyze our approach as we gain additional experience or new events and information are identified to determine if any change to our methodology is warranted. Our current allowance methodology is based upon an ongoing analysis of customer payment trends. Additionally, we have performed liquidation and other collection analyses to make necessary changes in reporting our accounts receivable in a reasonable and prudent fashion.

CONTINGENCIES

We are subject to proceedings, lawsuits, audits and other claims related to lawsuits and other legal and regulatory proceedings that arise in the ordinary course of business. We are required to assess the likelihood of any adverse judgments or outcomes to these matters as well as potential ranges of probable losses. A determination of the amount of loss accrual required, if any, for these contingencies are made after careful analysis of each individual issue. We consult with legal counsel and other experts where necessary in connection with our assessment of any contingencies.

REVENUE RECOGNITION

Revenues are recognized when earned. Revenues related to long distance and carrier access service charges are billed monthly in arrears, and the associated revenues are recognized in the month when services are provided. Charges for our bundled services are billed monthly in advance and we recognize revenues for these services ratably over the service period. Revenues from installations and activation activities are deferred and recognized over twelve months, which we believe is the estimated life of our customer relationships.

We began offering wholesale services during 2002. This service offering includes fees for services provided according to certain per line, per minute and other certain activities as defined in our agreements and also the payments of providing telephone exchange, vendor and personnel expenses. We perform a review of each contract and determine the appropriate timing of revenue recognition depending on the facts and circumstances of each individual item within the contract. We use the gross method to record our revenues for wholesale services where we are the primary obligor. This method involves the recording of revenues for items that we are directly reimbursed by our wholesale customer with an offsetting expense reported in the appropriate operating expense line.

STOCK-BASED COMPENSATION

For employee stock options, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation" requiring entities to recognize as an expense, over the vesting period, the fair value of the options or utilize the accounting for employee stock options used under Accounting Principles Board ("APB") Opinion No. 25. We apply the provisions of APB 25 and consequently recognize compensation expense over the vesting period for grants made to employees and directors only if, on the measurement date, the market price of the underlying stock exceeds the exercise price. We provide the pro forma net loss and net loss per share disclosures as required under SFAS No. 123 for grants made as if the fair value method defined in SFAS No. 123 had been applied. We recognize expense over the vesting period of the grants made to non-employees utilizing the Black-Scholes stock valuation model to calculate the value of the option on the measurement date.

The following table illustrates, in accordance with the provisions of SFAS No. 148, “Accounting for Stock-Based Compensation - Transition and Disclosure, an Amendment of SFAS 123, Accounting for Stock-Based Compensation,” the effect on net loss and net loss per share if we had applied the fair value recognition provisions of SFAS No. 123, to stock-based employee compensation.

We calculated the fair value of each grant on the date of grant using the Black-Scholes option pricing model. In addition to there being no payments of dividends on our common stock, the following assumptions were used for each respective period:

Incremental shares of common stock equivalents are not included in the calculation of net loss attributable to common stockholders per share as the inclusion of such equivalents would be anti-dilutive.

ADVERTISING

Advertising costs are expensed as incurred. Included in sales and marketing expenses are advertising costs of approximately $0.8 million, $2.6 million and $5.3 million for the years ended December 31, 2005, 2004 and 2003, respectively.

INCOME TAXES

We utilize the asset and liability method of accounting for income taxes. Under this method, deferred income taxes are recorded to reflect the tax consequences on future years of differences between the tax basis of assets and liabilities and their financially reported amounts at each year-end based on enacted laws and statutory rates applicable to the periods in which differences are expected to affect taxable income. A valuation allowance is provided against the future benefits of deferred income tax assets due to our history of operating losses.

CONCENTRATIONS

Financial instruments that potentially subject us to concentrations of credit risk consist principally of cash and cash equivalents, accounts receivable and other short-term investments. We place our cash and cash equivalents in financial institutions considered by management to be high quality and we maintain balances in excess of the $0.1 million level insured by the Federal Deposit Insurance Corporation ("FDIC"). We had approximately $2.4 million invested in certificates of deposit that are not insured by the FDIC at December 31, 2005. We have not experienced any losses in these accounts and believe we are not exposed to any significant credit risk on cash balances or short-term investments.

During the normal course of business, we extend credit to residential and business customers residing in the United States. Our UNE-P customer base is broken-down as follows:

This results in a concentration of credit to residential and business customers in these states. We believe our credit policies, collection procedures and allowance for doubtful accounts minimize the exposure to significant credit risk of accounts receivable balances. Additionally, our wholesale services receivables are concentrated with Sprint Nextel Corp. (“Sprint”) as they are our only wholesale customer.

We rely upon the Regional Bell Operating Companies ("RBOCs") for provisioning of customers and the RBOCs are the primary suppliers of local central office switching and local telephone lines. Global Crossing Ltd and WilTel Communications Group, Inc. are the primary suppliers for our long-distance calling. We have not incurred any material impact to our operations or financial statements as a result of the Chapter 11 bankruptcy filings made by these companies.

We rely upon two separate service providers for provisioning and billing services essential to support our operations.

SEGMENT REPORTING

SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," requires that we report financial and descriptive information about reportable segments, and how these segments were determined. We determine the allocation and performance of resources based on total operations. Based on these factors, management has determined that we operate as two segments as defined by SFAS No. 131. Our segments are retail services and wholesale services.

FINANCIAL INSTRUMENTS

The recorded amounts of cash and cash equivalents approximate fair value due to the short-term nature of these instruments. We have determined that due to the interest rates and short-term nature of the capital lease obligation, the fair value approximates the value recorded. We have determined that the long-term debt assumed through acquisition is recorded at fair value. The interest rates were adjusted to the current market rate for purchase accounting treatment and we believe the debt is properly recorded at fair value.

MANAGEMENT'S USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NEW ACCOUNTING PRONOUNCEMENTS

In May 2005, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 154, "Accounting Changes and Error Corrections," which is effective beginning on January 1, 2006. SFAS No. 154 requires that all voluntary changes in accounting principles are retrospectively applied to prior financial statements as if that principle had always been used, unless it is impracticable to do so. When it is impracticable to calculate the effects on all prior periods, SFAS No. 154 requires that the new principle be applied to the earliest period practicable. The adoption of SFAS No. 154 is not anticipated to have a material effect on our financial position or results of operations.

In March 2005, the FASB issued Interpretation Number 47, “Accounting for Conditional Asset Retirement Obligations, an interpretation of FASB Statement No. 143” (“FIN 47”). FIN 47 clarifies the term “conditional asset retirement obligation” as used in SFAS No. 143, “Accounting for Asset Retirement Obligations,” and also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement. FIN 47 is effective no later than the end of fiscal years ending after December 15, 2005. The implementation of FIN 47 did not have a material impact on our financial position, results of operations or cash flows.

In December 2004, the FASB issued SFAS No. 123 (revised 2004), “Share-Based Payments” (“SFAS No. 123R”). SFAS No. 123R requires the recognition of the cost of employee services received in exchange for an award of equity instruments in the financial statements and measurement based on the grant-date fair value of the award. It requires the cost to be recognized over the period during which an employee is required to provide service in exchange for the award. Additionally, compensation expense will be recognized over the remaining employee service period for the outstanding portion of any awards for which compensation expense had not been previously recognized or disclosed under SFAS No. 123, “Accounting for Stock-Based Compensation” (“SFAS No. 123”). SFAS No. 123R replaces SFAS No. 123 and supersedes Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB No. 25”), and its related interpretations.

SFAS No. 123R was originally required to be adopted beginning no later than the third quarter of 2005. However, in April 2005, the Securities and Exchange Commission amended the compliance dates for SFAS No. 123R. Accordingly, we adopted SFAS No. 123R on January 1, 2006. We do not anticipate the adoption of SFAS No. 123R to have a material affect on our financial position or results of operations.

RECLASSIFICATION

Certain amounts in the December 31, 2004 and 2003 financial statements have been reclassified to conform to the December 31, 2005 presentation.

3. WHOLESALE SERVICES

On March 20, 2002, we entered into a 48-month agreement with MCI for wholesale telephone exchange services, ancillary services and a limited-term technology license. The agreement was cancelable by either party after eighteen months. On August 7, 2003, we amended our contract with MCI to terminate the contract on December 31, 2003. On August 15, 2003, MCI provided us with notice that they were terminating the contract effective October 15, 2003. As a result of these events we accelerated the recognition of deferred revenue to the termination date of October 15, 2003. Prior to the early termination, we were recognizing deferred revenue ratably over the life of the agreement with a termination date of December 31, 2005. As a result of these actions, we recognized $4.8 million of previously deferred revenue during 2003.

In February 2003, we executed an agreement providing for the resale of our local wireline telecommunications services and provision of ancillary services with Sprint. Under this agreement, we provide Sprint access to our Web-integrated, enhanced communications platform and operational support systems. This contract includes various per-minute, per-line, and other charges that are being recorded as revenue when earned. We are the primary obligor for underlying expenses that are incorporated into our pricing in connection with the agreement and therefore, are recording revenues using a gross presentation. This method results in all per-line, per-minute and certain direct costs being recorded as revenues and the corresponding expenses being recorded in the appropriate operating expense line. As a result of this accounting treatment, increases or decreases in pricing or volume that impact direct costs that are incurred in connection with this agreement would have no impact on net income, as the amount is recorded in both revenue and expense. Our wholesale services agreement with Sprint is non-exclusive in nature.

In October 2005, we entered into a definitive agreement to acquire from Sprint substantially all of their local access lines for which we currently provide services under our wholesale arrangement. By February 20, 2006, approximately 90% of the Sprint base had been transferred to us. The closing of the remaining base is anticipated in the next 60 days, pending regulatory approval and the satisfaction of customary closing conditions. Upon the completion of this transaction, we will no longer have a wholesale business and will discontinue segment reporting.

4. ACCOUNTS RECEIVABLE AGREEMENT

In July 2000, we entered into an accounts receivable agreement with RFC Capital Corporation, a division of Textron, Inc. ("RFC"), providing for the sale of certain of our accounts receivable to RFC. In April 2004, we signed a three-year asset based loan agreement with Textron, which eliminated our RFC accounts receivable factoring agreement. See note 9 for more information on the Textron agreement.

On April 4, 2005, we entered into an accounts receivable financing agreement with Thermo Credit, LLC (“Thermo”) to replace our Textron credit facility.  The agreement provides for the sale of up to $22 million of our accounts receivable on a continuous basis to Thermo, subject to selection criteria as defined in the contract.  The discount rate is 2.5%.  Purchase of the receivables is at the option of Thermo.  On May 6, 2005, we used proceeds from this accounts receivable financing facility to pay off our loan balance with Textron.

During October 2005, we signed an amendment to our accounts receivable financing agreement with Thermo that increases the amount of accounts receivable that we can sell to Thermo from $22 million to $26 million, subject to selection criteria as defined in the original contract.  The discount rate also increases from 2.5% to 2.75%.

We sold approximately $126.0 million of receivables to Thermo, for net proceeds of approximately $81.5 million, during the year ended December 31, 2005. We have not recorded a servicing asset or liability to date, as our servicing fees under the agreement represent the amount of cash collections in excess of the amounts funded by Thermo.  To date, the amount of collections from our servicing activities have approximated the amounts funded by Thermo; therefore, not giving rise to any servicing asset or liability. We recorded costs related to the agreement of approximately $3.7 million for the year ended December 31, 2005. We were responsible for the continued servicing of the receivables sold.

5. PROPERTY AND EQUIPMENT

At the respective dates, property and equipment consist of the following:

Depreciation expense related to property and equipment amounted to approximately $5.8 million, $9.2 million and $9.4 million for the years ended December 31, 2005, 2004 and 2003, respectively. Amortization expense related to software amounted to approximately $5.2 million, $8.7 million and $11.2 million for the years ended December 31, 2005, 2004 and 2003, respectively.

Assets acquired under capital leases, included in property and equipment, consist of the following:

6. INTANGIBLE ASSETS

Our customer lists are fully amortized as of December 31, 2005.

7. OTHER ASSETS

At the respective dates, other assets consist of the following:

8. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

At the respective dates, accounts payable and accrued liabilities consist of the following:

9. ASSET BASED LOAN

In April 2004, we signed a three-year asset based loan facility with Textron. This agreement provides us with an availability to borrow up to $25 million at a 6% interest rate. Our overall availability was based on the eligibility of our accounts receivable, subject to certain limitations and advance rates.

Under the amended asset based loan structure with Textron, we had an outstanding loan balance to Textron of approximately $12.9 million included in current liabilities at December 31, 2004.

Effective January 27, 2005, we entered into a Modification and Termination Agreement with Textron Financial Corporation, our asset-based lender. Among other things, the Modification and Termination Agreement provides that Textron will forbear from exercising default rights and remedies until May 31, 2005, will waive the early termination fee and modify the annual facility fee. We agreed to pay a modification fee of $0.2 million. On May 6, 2005, we used proceeds from our new accounts receivable financing facility (see note 4) to repay our loan balance with Textron.

10. STANDBY CREDIT FACILITY

On August 24, 2004, we entered into a $15 million Standby Credit Facility Agreement with The 1818 Fund III, L.P. (“the Fund”), a related party, which is one of a family of funds managed by Brown Brothers Harriman. During 2004, we were advanced $6.5 million pursuant to the credit facility. Loans under the credit facility were represented by a Senior Unsecured Promissory Note bearing interest at 9.95% annually. The note matures March 31, 2006; however, the outstanding note balance of $6.5 million was included in current liabilities at December 31, 2004. This was due to a clause in the agreement that could have triggered an immediate demand for payment since we were in violation of a “cross-default” covenant as of December 31, 2004.

During the first quarter of 2005, we received advances of $3.5 million, $2.5 million and $1.2 million on February 14, 2005, March 4, 2005 and March 24, 2005, respectively, from our standby credit facility.

During the second quarter of 2005, we received advances of $1.3 million, $2.5 million and $2.5 million on May 9, 2005, May 24, 2005 and June 10, 2005, respectively.

On July 15, 2005, we entered into an Exchange and Purchase Agreement with the Fund. In the Exchange and Purchase Agreement, we agreed to issue to the Fund 24,084.769 shares of Series H Convertible Preferred Stock in exchange for all (approximately $21.6 million) outstanding indebtedness (including principal, interest and premium) owed to the Fund under the promissory note due in March 2006 and $2.5 million in cash. We consummated the exchange and purchase immediately after executing the agreement. We sold the Series H Convertible Preferred Stock in private placement pursuant to the exemption from registration afforded by Section 4(2) of the Securities Act of 1933. All of the Series H Convertible Preferred Stock was converted into 12,042,384 shares of common stock on September 30, 2005.

11. OTHER SHORT-TERM DEBT

On December 15, 2005, we borrowed $1.0 million from the Fund in order to take advantage of the tax settlement described in Liquidity and Going Concern with the State of New York. In connection with the loan, we delivered to the Fund a promissory note bearing interest at 12% annually and due on demand. Upon request by the Fund we will be required to provide to the Fund a security interest in any and all of our assets, except those subject to our agreement with Thermo. We have delivered to the Fund a mortgage on real property we own in Atmore, Alabama where we have an operations center.

12. LONG-TERM DEBT

Long-term debt consists of the following:

 [

We are currently in default on our note payable to Corman Elegre.

OPERATING LEASES

We have entered into various non-cancelable operating leases for equipment and office space with monthly payments through the year 2010. Included in general and administrative expense is rental expense relating to operating leases of approximately $2.1 million, $2.8 million and $2.9 million for the years ended December 31, 2005, 2004 and 2003, respectively.

CAPITAL LEASES

We have entered into various capital lease obligations that have effective interest rates ranging from 38.46%

to 38.5%, with two capital leases remaining with payments through 2006.

Future minimum lease payments under non-cancelable operating and capital leases and long-term debt as of December 31, 2005 are as follows:

13. MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK

In November 2004, we consummated a tender offer to exchange our three outstanding series of convertible preferred stock as follows:

•
For our Series D Convertible Preferred Stock, which as of September 27, 2004 represented 397,672 shares with a liquidation preference of $165.50 per share and a conversion price of $84.70 per share were outstanding, to exchange 2.569030 shares of our common stock, for each share of our Series D Preferred Stock (representing an exchange price of approximately $6.44 per share);

•
For our 8% Convertible Preferred Stock, Series E, which as of September 27, 2004 represented 416,667 shares with a liquidation preference of $162.60 per share and a conversion price of $80.80 per share were outstanding, to exchange 2.524216 shares of our common stock, for each share of our Series E Preferred Stock (representing an exchange price of approximately $6.44 per share); and

•
For our 12% Junior Redeemable Convertible Preferred Stock, Series G, which as of September 27, 2004 represented 17.1214286 shares outstanding with had a liquidation preference of $1,449,749 per share and conversion price of $12.80 per share were outstanding, to exchange 16,146.94 shares of our common stock, for each share of our Series G Preferred Stock (representing an exchange price of approximately $8.98 per share).

The conversion of these three series of preferred stock resulted in a deemed dividend for the beneficial conversion of $57.4 million, which was reflected as such in the consolidated statement of operations in arriving at net loss attributable to common stockholders.

As a result of the tender offer, we exchanged approximately 4,665,764 of our common shares for all of our outstanding preferred stock.

On a fully diluted basis, the previous holders of the Series D Preferred Stock own approximately 34.0% of our outstanding common stock, the previous holders of the Series E Preferred Stock approximately 35.0%, the previous holders of the Series G Preferred Stock approximately 9.2%, the existing holders of the common stock approximately 13.8% and approximately 8.0% is available for issuance under a new management equity incentive plan.

In 2003, four holders of our Series D Convertible Preferred Stock (“Series D”) converted their shares to common stock. There was a total of 1,333 shares of Series D converted into 2,181 shares of common stock. We also paid $0.1 million in cash for certain dividends.

In accordance with EITF 98-5, "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios," APB Opinion No. 14, "Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants," EITF 00-27, "Application of Issue No. 98-5 to Certain Convertible Instruments" and SFAS No. 128 "Earnings Per Share" we recorded non-cash charges relating to a beneficial conversion, cumulative dividends and preferred stock accretion. We recorded preferred stock dividends and accretion of $0.0 million, $15.3 million and $17.5 million for the years ended December 31, 2005, 2004 and 2003, respectively. We also recorded a deemed dividend related to a beneficial conversion feature in the amounts of approximately $0.0 million, $57.6 million and $0.2 million for the years ended December 31, 2005, 2004 and 2003, respectively.

The recording of the beneficial conversion feature and the resulting preferred stock accretion is the result of calculating the accounting conversion price through a fair value allocation of the net proceeds received in the preferred stock offerings between the preferred stock and the warrants issued. This required the use of the Black-Scholes valuation model to calculate the fair value on a per share or warrant basis for the Series D, E and G Preferred. The beneficial conversion and resulting preferred stock accretion and the cumulative dividend are included in the calculations of the net loss attributable to common stockholders and the net loss per share calculation.

14. COMMON STOCK

The board of directors has never declared dividends on our common stock since inception on January 15, 1998.

On November 19, 2004, our stockholders approved a one-for-five reverse stock split of our common stock. The reverse stock split was effected on November 30, 2004. On September 23, 2005, our stockholders approved a one-for-ten reverse stock split of our common stock that was effected on September 26, 2005. Fractional shares were not issued in connection with either of the reverse stock splits. All share and per share amounts have been restated herein to reflect both of the reverse stock splits.

15. RESTRUCTURING CHARGES

In June 2004, we approved and implemented a restructuring to improve our future cash flows and operating earnings. The restructuring included a reduction in work force. The restructuring charge included termination benefits in connection with the reduction in force of 102 employees and was recorded in accordance with SFAS 146 at the communication date of June 8, 2004. The total charge taken in the second quarter of 2004 was $0.8 million, the majority of which was paid in full by the end of August 2004.

In September 2004, we approved and implemented a restructuring based on the change in management that occurred on August 25, 2004 and the subsequent change in business focus. The restructuring included a reduction in force of 152 employees and a write-off of certain assets recorded in accordance with SFAS No. 146 . The restructuring costs were considered a “One-Time Termination Benefit” and recognized at the communication date of September 1, 2004. The total charge taken in the third quarter of 2004 was approximately $3.2 million.

In October 2004, we approved and implemented an additional restructuring related to 44 employees in conjunction with the consolidation of certain operations in our Atlanta and Tampa offices into our Atmore, Alabama offices. We recorded and recognized the costs in accordance with SFAS 146 at the communication date of October 21, 2004. The total charge taken in the fourth quarter of 2004 was approximately $0.8 million.

On April 6, 2005, we initiated a reduction in force which terminated the employment of 107 of our employees. The restructuring costs were considered a “One-Time Termination Benefit” and as such were recorded as a liability at the communication date of April 6, 2005 in accordance with SFAS No. 146 “Accounting for Costs Associated with Exit or Disposal Activities.” We incurred a one-time charge of approximately $0.5 million consisting primarily of post termination wages, salaries and the associated payroll taxes, net of vacation expense already accrued for these employees. Substantially all of these post termination wages were paid within 30 days following the reduction in force.

All restructuring charges have been paid as of December 31, 2005. The following table shows the restructuring charges and related accruals recognized under the restructuring plans described above and the effect on our consolidated financial position:

16. INCOME TAXES

We account for income taxes under SFAS No. 109, "Accounting for Income Taxes." Deferred income tax assets and liabilities are determined based upon differences between financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

The components of the income tax provision are as follows:

A reconciliation of the differences between the effective income tax rate and the statutory federal tax rate follows:

Significant components of our deferred tax assets and liabilities are as follows:

Generally accepted accounting principles require a valuation allowance to reduce the deferred tax assets reported if, based on the weight of the evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. After consideration of all of the evidence, both positive and negative, management has determined that a valuation allowance of $130.1 million is necessary at December 31, 2005 to offset the net deferred tax asset.

At December 31, 2005, our net operating loss carryforward for federal income tax purposes is approximately $315.9 million, expiring in various amounts from 2018 through 2025. Utilization of our net operating loss may be subject to substantial annual limitations due to the ownership change rules as provided by the Internal Revenue Code and similar state provisions. Such annual limitation could result in the expiration of the net operating loss being utilized.

17. COMMITMENTS AND CONTINGENCIES

We have disputed billings and access charges from certain inter-exchange carriers ("IXCs") and incumbent local exchange carriers ("ILECs"). We contend that the invoicing and billings of these access charges are not in accordance with the interconnection, service level, or tariff agreements between us and certain IXCs and ILECs. We have not paid these disputed amounts and management believes that we will prevail in these disputes. At December 31, 2005, the total disputed amounts were approximately $19.4 million. We have accrued for $10.3 million, which represents the access charges that we believe are valid or that may be deemed valid.

As of December 31, 2005, we have agreements with two long-distance carriers to provide transmission and termination services for all of our long distance traffic. These agreements generally provide for the resale of long distance services on a per-minute basis and contain minimum volume commitments. As a result of not fulfilling all of our volume commitments as outlined in one of these contracts, we agreed to pay an increased per minute charge for minutes until the achievement of certain minimum minute requirements. Once we meet the new agreed upon minimum minutes we will revert to the terms of our original agreement. All other terms of the original agreement continue in full force.

On April 15, 2005, Trinsic entered into a Wholesale Advantage Services Agreement with Verizon Services Company on behalf of Verizon’s Incumbent Local Exchange Carriers (Verizon ILECs). The Wholesale Advantage Services Agreement will act as a replacement for Trinsic’s existing Interconnection Agreements for the provision of UNE-P services in Verizon service areas. As long as Trinsic meets certain volume commitments, Verizon will continue to provide a UNE-P “like” service at gradually increasing rates for a five year period. The contract contains a take-or-pay clause that is applicable for every month starting in May 2005.  The calculation is based on a snapshot of lines we had in service as of March 31, 2005 - the baseline volume.  If Trinsic is unable to replace lines generated by normal churn, this take-or-pay clause may become effective and significantly raise our cost in the Verizon footprint.

In connection with our wholesale services agreement, a portion of customers are provisioned using our company code. Therefore, we are the customer of record for the Regional Bell Operating Companies’ wholesale billing. It is very likely that the state commissions would require us to continue providing services to our wholesale customers for at least a 90-day period, regardless of whether our wholesale relationship continues. See footnote 24 - Subsequent Events for an update on our wholesale agreement with Sprint.

We have agreed to certain service level agreements ("SLA"s) for providing service under our wholesale agreement. If we were to not fulfill the SLAs after the phase-in period there are certain remedies including but not limited to financial compensation. We have not had to pay or accrue any financial compensation as a result of any SLAs since our inception. See footnote 24 - Subsequent Events for an update on our wholesale agreement with Sprint.

18. RELATED PARTY TRANSACTIONS

In December of 2005, we wrote off the remaining note receivable in the amount of $0.9 million from a former employee. The loan was originally recorded as reduction of our equity account as the loan was for the purchase of stock.

On September 29, 2004, we signed an agreement with SipStorm, Inc., a company owned by two of our stockholders and former officers, to transfer selected computer hardware, software and intellectual property rights to SipStorm. Relative to the purchase, SipStorm assumed responsibility for certain accounts payable, future maintenance payments and provided a promissory note in the amount of $2.8 million. The promissory note was settled for $0.3 million during the second quarter of 2005. The note was collateralized by shares of our common stock owned by the directors of SipStorm and $0.3 million reflected the estimated realizable value of that portion of our common stock at the time of the settlement. In anticipation of the settlement, $2.5 million in bad debt expense was booked during the first quarter of 2005.

In August 2003, we accelerated the vesting of 122,223 stock options granted to an executive as part of his severance agreement. This acceleration resulted in the employee being fully vested in stock options with a strike price of $1.30 per share and was in-the-money trading at $2.02 per share as the time of acceleration. As a result of this transaction we recorded approximately $0.1 million in general and administrative expense.

In February 2003, we received a payment of $0.5 million from an executive officer and board member in fulfillment of an outstanding note receivable.

We paid interest on our related party term debt in the amounts of $1.1 million, $0.3 million and $0.3 million for the years ended December 31, 2005, 2004 and 2003, respectively.

19. EMPLOYEE BENEFIT PLAN

In 1999, we established a 401(k) plan covering defined employees who meet established eligibility requirements. Under the original plan provisions, we did not make matching contributions. Effective September 15, 2000, we merged the plans of Touch 1 and Trinsic and established a matching contribution for the 401(k) plan to 50% of participating contributions to a maximum matching amount of 5% of a participant's compensation. As of July 2004, we discontinued our matching contribution. Our contributions were approximately $0.0 million, $0.3 million and $0.5 million for the years ended December 31, 2005, 2004 and 2003, respectively.

20. STOCK-BASED COMPENSATION

Effective October 30, 1998, we adopted the 1998 Equity Participation Plan ("1998 Plan"), for the grant to eligible employees and eligible participants of options to purchase up to 25,220 shares of our common stock. During September and November 1999, the Board of Directors (the "Board") increased the shares available for grant under the 1998 Plan to 120,000 and 150,000 shares, respectively. The 1998 Plan was terminated in 2000.

Effective April 20, 2000, we adopted the 2000 Equity Participation Plan ("2000 Plan"). This plan allows for the grant to eligible employees and eligible participants of options to purchase up to 40,000 shares of our common stock. Restricted stock, dividend equivalents, deferred stock and stock appreciation rights may be awarded in lieu of stock options. The 2000 Plan automatically increases the number of shares available for grant on the first day of each fiscal year beginning in 2001 equal to the lesser of (i) 60,000 shares, (ii) 6% of the outstanding shares on such date, or (iii) a lesser amount determined by the Board.

Effective November 19, 2004, we adopted the 2004 Stock Incentive Plan (“2004 Plan”). This plan allows for the grant to eligible employees and eligible participants of options to purchase up to 480,815 shares of our common stock. Restricted stock, dividend equivalents, deferred stock and stock appreciation rights may be awarded in lieu of stock options.

Our plans are administered by a committee appointed by the Board, or by the Board. The Board or the appointed committee shall administer the 1998, 2000 and 2004 Plans, select the eligible employees and eligible participants to whom options will be granted, the price to be paid, the exercise period and the number of shares subject to any such options and interpret, construe and implement the provisions of the Plans.

Stock option grants approximate the fair market value at the date of grant. The vesting periods on these options range from immediately to four years and have a maximum contractual life of ten years.

Prior to the adoption of the 1998 Plan, the Board awarded options (the "Initial Plan") for the right to purchase 77,376 shares of common stock at a weighted average option price per share of $141.50. The vesting periods on these options range from immediately to four years, and have a maximum contractual life of ten years.

A summary of the stock option activity for the years ended December 31, 2005 and 2004 is presented below.

We did not grant any options to non-employees during 2005 or 2004.

The following table summarizes information about stock options outstanding at December 31, 2005:

21. COMPUTATION OF NET LOSS PER SHARE

Basic net loss per share is computed by dividing net loss attributable to common stockholders by the weighted average number of common shares outstanding during the period. Incremental shares of common stock equivalents are not included in the calculation of net loss per share as the inclusion of such equivalents would be anti-dilutive.

Net loss per share is calculated as follows:

For each of the periods presented, basic and diluted net loss per share is the same. The following table includes potentially dilutive items that were excluded from the computation of diluted net loss per share for all periods presented because to do so would be anti-dilutive in each case:

22. LEGAL AND REGULATORY PROCEEDINGS

During June and July 2001, three separate class action lawsuits were filed against us, certain of our current and former directors and officers (the “D&Os”) and firms engaged in the underwriting (the “Underwriters”) of our initial public offering of stock (the “IPO”). The lawsuits, along with approximately 310 other similar lawsuits filed against other issuers arising out of initial public offering allocations, have been assigned to a Judge in the United States District Court for the Southern District of New York for pretrial coordination. The lawsuits against us have been consolidated into a single action. A consolidated amended complaint was filed on April 20, 2002. A Second Corrected Amended Complaint (the “Amended Complaint”), which is the operative complaint, was filed on July 12, 2002.

The Amended Complaint is based on the allegations that our registration statement on Form S-1, filed with the Securities and Exchange Commission (“SEC”) in connection with the IPO, contained untrue statements of material fact and omitted to state facts necessary to make the statements made not misleading by failing to disclose that the underwriters allegedly had received additional, excessive and undisclosed commissions from, and allegedly had entered into unlawful tie-in and other arrangements with, certain customers to whom they allocated shares in the IPO. The plaintiffs in the Amended Complaint assert claims against us and the

D&Os pursuant to Section 11 of the Securities Act of 1933 and Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated by the SEC there under. The plaintiffs in the Amended Complaint assert claims against the D&Os pursuant to Sections 11 and 15 of the Securities Act of 1933 and Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated by the SEC there under. The plaintiffs seek an undisclosed amount of damages, as well as pre-judgment and post-judgment interest, costs and expenses, including attorneys’ fees, experts’ fees and other costs and disbursements. Initial discovery has begun. We believe we are entitled to indemnification from our Underwriters.

A settlement has been reached by the plaintiffs, the issuers and insurers of the issuers. The principal terms of the proposed settlement are (i) a release of all claims against the issuers and their officers and directors, (ii) the assignment by the issuers to the plaintiffs of certain claims the issuers may have against the Underwriters and (iii) an undertaking by the insurers to ensure the plaintiffs receive not less than $1 billion in connection with claims against the Underwriters. Hence, under the terms of the proposed settlement our financial obligations will likely be covered by insurance. To be binding the settlement must be approved by the court. The court has given preliminary, but not final approval of the settlement.

Susan Schad, on behalf of herself and all others similarly situated, filed a putative class action lawsuit against Trinsic Communications, Inc. (formerly known as Z-Tel Communications, Inc.), our wholly-owned subsidiary corporation, on May 13, 2004. The Original Complaint alleged that our subsidiary engaged in a pattern and practice of deceiving consumers into paying amounts in excess of their monthly rates by deceptively labeling certain line-item charges as government-mandated taxes or fees when in fact they were not. The Original Complaint sought to certify a class of plaintiffs consisting of all persons or entities who contracted with Trinsic for telecommunications services and were billed for particular taxes or regulatory fees. The Original Complaint asserted a claim under the Illinois Consumer Fraud and Deceptive Businesses Practices Act and sought unspecified damages, attorneys’ fees and court costs. On June 22, 2004, we filed a notice of removal in the state circuit court action, removing the case to the federal district court for the Northern District of Illinois, Eastern Division, C.A. No. 4 C 4187. On July 26, 2004, Plaintiff filed a motion to remand the case to the state circuit court. On January 12, 2005, the federal court granted the motion and remanded the case to the state court. On October 17, 2005, the state court heard argument on Trinsic’s motion to dismiss the lawsuit and granted that motion, in part with prejudice. The court dismissed with prejudice the claims relating to the “E911 Tax,” the “Utility Users Tax,” and the “Communications Service Tax.” The court found that those tax charges were specifically authorized by state law or local ordinance, and thus cannot be the basis of a Consumer Fraud claim. The court also dismissed (but with leave to replead) the claims relating to the “Interstate Recovery Fee” and the “Federal Regulatory Compliance Fee.” The court determined that plaintiff had failed to allege how she was actually damaged by the allegedly deceptive description of the charges. On November 15, 2005, Plaintiff filed a First Amended Class Action Complaint alleging that Trinsic mislabeled its “Interstate Recovery Fee” and “Federal Cost Recovery Fee” in supposed violation of the Illinois Consumer Fraud and Deceptive Business Practices Act. As with the Original Complaint, the First Amended Class Action Complaint seeks damages, fees, costs, and class certification. Trinsic filed a further Motion to Dismiss which is now fully briefed and will be heard by the Court on April 3, 2006. While the partial dismissal with prejudice is a positive development, and although we believe the plaintiff’s allegations are without merit and intend to defend the lawsuit vigorously, we cannot predict the outcome of this litigation with any certainty.

On November 19, 2004, the landlord of our principal Tampa, Florida facility sued us seeking a declaration of its rights and obligations under the lease and damages for breach of contract. We assert that the landlord has failed to provide certain services in accordance with the lease, including maintenance of air conditioning and emergency electrical generating systems crucial to our operations. We have taken steps necessary to provide this maintenance and have offset the costs of these measures against the rent, which we believe we are entitled to do under the lease. Thus far we have withheld approximately $0.2 million. We also believe we are entitled to reimbursement from the landlord for approximately $0.02 million in costs associated with improvements to the leased space.

On November 19, 2004, a provider of parking spaces for our Tampa facilities sued us for parking fees in excess of $0.3 million. Pursuant to our lease we are entitled to a number of free spaces and we are obligated to pay for additional usage of parking spaces. We believe the provider has substantially overstated our use of the spaces. We expect to resolve this dispute.

23. SEGMENT REPORTING

We have two reportable operating segments: Retail Services and Wholesale Services.

The retail services segment includes our residential and business services that offer bundled local and long-distance telephone services in combination with enhanced communication features accessible, through the telephone, the Internet and certain personal digital assistants. We provide these services in forty-nine states. This segment also includes our Touch 1 residential long-distance offering that is available nation-wide.

The wholesale services segment allows companies to offer telephone exchange and enhanced services to residential and small business customers. This service is currently available in 46 states and Sprint is our only customer for this offering.

As discussed in Note 24. - Subsequent Events, we have entered into an agreement to acquire the Sprint lines for which we currently provide services on a wholesale basis. Upon the completion of this transaction on February 1, 2006 we will no longer provide wholesale services and will discontinue Segment reporting.

Management evaluates the performance of each business unit based on segment results, exclusive of adjustments for unusual items and depreciation and amortization. Special items are transactions or events that are included in our reported consolidated results but are excluded from segment results due to their nonrecurring or non-operational nature. It is also important to understand when viewing our segment results that we only record direct expenses in our wholesale services and therefore, all employee benefits, occupancy, insurance, and other indirect or overhead related expenses are reflected in the retail services segment.

The following summarizes the financial information concerning our reportable segments for the years ended December 31, 2005, 2004 and 2003:

The following table reconciles our segment information to the consolidated financial information for 2005, 2004 and 2003:

24. SUBSEQUENT EVENTS

On January 12, 2006, we borrowed $1.0 million from the Fund. In connection with the loan, and the previous $1.0 million loan received December 15, 2005, we delivered to the Fund a promissory note bearing interest at 12% annually and due on demand and a mortgage on certain real property we own in Atmore, Alabama where we have an operations center. Under the promissory note we may be required to grant additional security to the Fund.

On February 1, 2006, we amended our accounts receivable financing facility with Thermo by increasing the facility to $33 million. The amendment also gives us the option to further increase the facility up to $38 million during the next six months.

On February 1, 2006 we acquired 96,151 UNE-P local access lines, for which we previously provided services on a wholesale basis, from Sprint . We acquired the lines pursuant to a definitive agreement dated October 25, 2005. Under the agreement we purchased the lines for $9.6 million, of which we paid $2.4 million at closing. The remainder will be paid in 15 equal monthly payments of $0.5 million.

On February 13, 2006, we entered into a definitive agreement to sell approximately 43,000 local access lines to Access Integrated Networks, Inc., a privately-held telephone company headquartered in Macon, Georgia. The lines represent substantially all of our residential and small business lines within BellSouth territories, including Alabama, Florida, Georgia, Kentucky, Louisiana, Mississippi, North Carolina, South Carolina and Tennessee. Lines serving multi-unit enterprises were excluded from the sale. We expect to close the sale within several months pending regulatory approvals. The total purchase price will depend upon the number of lines in service at the time of closing. In addition, Access Integrated Networks agreed to utilize our voicemail platform for at least one year after the sale.

On March 3, 2006 we initiated a reduction in force which terminated the employment of approximately 118 employees. We expect to incur a one time charge during the first quarter of 2006 of approximately $0.3 million consisting primarily of post termination wages and salaries we intend to pay to those employees and the associated payroll taxes. Substantially all of those post termination wages will be paid within 60 days following the reduction in force. In association with the reduction in force we have ceased actively marketing our IP telephony services. Services to our current IP telephony customers will be unaffected.

SUPPLEMENTAL QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

In the following summary of quarterly financial information, all adjustments necessary for a fair presentation of each period were included.

(1) Net income (loss) per share were calculated for each three-month period on a stand-alone basis.

(2) Information for all periods presented has been restated for the one for ten reverse stock split in 2005.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 9A. CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

We maintain disclosure controls and procedures designed to ensure that material information related to us, including our consolidated subsidiaries, is recorded, processed, summarized and reported in accordance with SEC rules and forms.  Our management, with the participation of Chief Executive Officer, Horace J. Davis, III and Chief Financial Officer, Edward D. Moise, Jr., has evaluated the effectiveness of our disclosure controls and procedures as of the end of the period covered by this report. Based on their evaluation as of the end of the period covered by this report, Mr. Davis and Mr. Moise, Jr. have concluded that, as a result of the material weaknesses discussed below, our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended) were not sufficiently effective to ensure that the information required to be disclosed by us in our SEC reports was recorded, processed, summarized and reported so as to ensure the quality and timeliness of our public disclosures in compliance with SEC rules and forms. The areas of the internal controls that are deemed by our management to contain material weaknesses surround the failure during the year ended December 31, 2005 to retain financial reporting personnel necessary to properly identify, research, review and conclude in a timely fashion, related to certain non-routine or complex accounting issues and related disclosures timely, and the failure the year ended December 31, 2005 to appropriately and accurately document the Company’s processes and procedures over the revenue and accounts receivable cycles, which could affect the reported results for the accounting period.

The certifications attached as Exhibits 31.1 and 31.2 hereto should be read in conjunction with the disclosures set forth herein.

Changes in Internal Control over Financial Reporting

There was no change in our internal control over financial reporting that occurred during our most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

Remediation of Material Weaknesses

The material weaknesses in our disclosure controls and procedures stated above in “Evaluation of Disclosure Controls and Procedures” requires us to make changes in internal controls over financial reporting. As a result, we recently hired additional financial reporting personnel with the requisite skills necessary to properly identify, research, review and conclude related to non-routine or complex accounting issues and related disclosures timely.  We will also appropriately and accurately document our processes and procedures related to our processes and procedures over the revenue and accounts receivable cycles.  Our management believes that these changes in review procedures and the addition of financial reporting personnel will ensure that the disclosed material weaknesses in reporting procedures no longer should have a material effect on financial reporting

PART III

ITEM 10. DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

Information regarding directors, nominees for director and executive officers is in our 2006 Annual Meeting proxy statement and is incorporated herein by reference.

ITEM 11. EXECUTIVE COMPENSATION

Information regarding executive compensation is included in our 2006 Annual Meeting proxy statement and is incorporated herein by reference.

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Information required by this item is included in our 2006 Annual Meeting proxy statement and is incorporated herein by reference.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Information required by this item is included in our 2006 Annual Meeting proxy statement and is incorporated herein by reference.

ITEM 14.  PRINCIPAL ACCOUNTING FEES AND SERVICES

Information required by this item is included in our 2006 Annual Meeting proxy statement and is incorporated herein by reference.

PART IV

ITEM 15. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) 1. The following financial statements of Trinsic, Inc. and the report thereon of Carr, Riggs & Ingram, LLC dated March 31, 2006 are filed as part of this report:

Reports of Independent Registered Certified Public Accounting Firm

Consolidated Balance Sheets at December 31, 2005 and 2004

Consolidated Statements of Operations for the years ended December 31, 2005, 2004, 2003

Consolidated Statements of Changes in Stockholders' Deficit for the years ended December 31, 2005, 2004 and 2003

Consolidated Statements of Cash Flows for the years ended December 31, 2005, 2004 and 2003

Notes to Financial Statements

(a)	3. The following exhibits are filed as part of this report.

EXHIBIT
NUMBER	DESCRIPTION
3.1
Amended and Restated Certificate of Incorporation of Trinsic, Inc. as amended. Incorporated by reference to the correspondingly numbered exhibit to our Annual Report on Form 10-K for the year ended December 31, 2004 filed April 15, 2005.

3.2
Amended and Restated Bylaws of Trinsic, as amended. Incorporated by reference to the correspondingly numbered exhibit to our Quarterly report on Form 10-Q for the quarter ended September 30, 2004 filed November 15, 2004.

3.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Trinsic, Inc. Incorporated by reference to Exhibit 3.3 to our Form 8-K filed September 28, 2005.

4.1	Form of Common Stock Certificate. Incorporated by reference to the correspondingly numbered exhibit to our Annual Report on Form 10-K for the year ended December 31, 2004 filed April 15, 2005.

4.2	See Exhibits 3.1, 3.2 and 3.3. of this report for provisions of the Amended and Restated Certificate of Incorporation, as amended, and our Bylaws, as amended, defining rights of security holders.

4.6
Form of Warrant for the purchase of shares of our common stock by each of the purchasers of our Series D Convertible Preferred Stock. Incorporated by reference to the correspondingly numbered exhibit to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, filed on August 14, 2000.

4.7
Stock and Warrant Purchase Agreement, dated October 19, 2000, by and among us and The 1818 Fund III, L.P. Incorporated by reference to the correspondingly numbered exhibit to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2000, filed on November 14, 2000.

4.9
Registration Rights Agreement between and among us and The 1818 Fund III, L.P. Incorporated by reference to the correspondingly numbered exhibit to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2000, filed on November 14, 2000.

4.10
Warrant issued to The 1818 Fund III, L.P. for the purchase of shares of our common stock. Incorporated by reference to the correspondingly numbered exhibit to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2000, filed on November 14, 2000.

4.11
Certificate of Designation of Series F Junior Participating Preferred Stock. Incorporated by reference to the correspondingly numbered exhibit to our Annual Report on Form 10-K for the year ended December 31, 2000, filed on March 30, 2001.

4.12
Rights Agreement dated as of February 19, 2001 between Z-Tel Technologies, Inc. and American Stock Transfer & Trust Company, as Rights Agent, as amended July 2, 2001. Incorporated be reference to the correspondingly numbered exhibit to our quarterly report on Form 10-Q for the quarter ended June 30, 2001

4.13
Amendment No. 1 to Rights Agreement dated as of November 19, 2004 between Z-Tel Technologies, Inc. and American Stock Transfer & Trust Company, as Rights Agent. Incorporated by reference to Exhibit 4.1 to our registration statement on form 8-A/A filed on December 6, 2004.

4.14
Amendment No. 2 to Rights Agreement dated as of July 19, 2005, between Trinsic, Inc. and American Stock Transfer & Trust Company, as Rights Agent. Incorporated by reference to Exhibit 4.1 to our registration statement on form 8-A/A filed on July 21, 2005.

4.15
Stock and Warrant Purchase Agreement, dated as of July 2, 2001, by and between us, D. Gregory Smith, and others. Incorporated by reference to Exhibit 1 to Amendment No. 1 of the Schedule 13D filed July 12, 2001 with respect to our common stock by, among other persons, The 1818 Fund III, L.P.

4.16
Warrant for the Purchase of Shares of Common Stock of Trinsic, dated as of July 2, 2001. Incorporated by reference to Exhibit 2 to Amendment No. 1 of the Schedule 13D filed July 12, 2001 with respect to our common stock by, among other persons, The 1818 Fund III, L.P.

4.17
Backup Purchase Agreement, dated as of July 2, 2001, by and among Z-Tel Communications, Inc., a Delaware corporation and our wholly owned subsidiary, Touch 1 Communications, Inc., an Alabama corporation and our wholly owned subsidiary, D. Gregory Smith and others. Incorporated by reference to Exhibit 4 to Amendment No. 1 of the Schedule 13D filed July 12, 2001 with respect to our common stock by, among other persons, The 1818 Fund III, L.P.

4.18
Additional Investor Registration Rights Agreement, dated as of July 2, 2001, between Z-Tel, D. Gregory Smith and others. Incorporated by reference to Exhibit 5 to the Schedule 13D filed July 24, 2001 with respect to our common stock by, among other persons, D. Gregory Smith.

4.19
Voting Agreement, dated as of June 29, 2001, between us and certain of our stockholders. Incorporated by reference to Exhibit 5 to Amendment No. 1 of the Schedule 13D filed July 12, 2001 with respect to our common stock by, among other persons, The 1818 Fund III, L.P.

4.20	Exchange and Purchase Agreement dated July 15, 2005 between Trinsic, Inc. and The 1818 Fund III, L.P. Incorporated by reference to Exhibit A to our Form 8-K filed July 20, 2005.

4.21	Certificate of Designation of Convertible Preferred Stock, Series H. Incorporated by reference to Exhibit B to our Form 8-K filed July 20, 2005.

4.22	Voting Agreement, dated August 31, 2005, between us and The 1818 Fund III, L.P. Incorporated by reference to Exhibit B to our Form 8-K filed September 7, 2005.

10.2.1
1998 Equity Participation Plan. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-89063), originally filed October 14, 1999, as amended and as effective December 14, 1999.

10.2.2
2000 Equity Participation Plan, as amended. Incorporated by reference to the correspondingly numbered exhibit to our Annual Report on Form 10-K for the year ended December 31, 2004 filed April 15, 2005.

10.2.3	2004 Stock Incentive Plan. Incorporated by reference to Exhibit 4.1 to our Registration Statement on Form S-8 filed May 8, 2005.

10.3
Loan and Security Agreement, dated April 22, 2004, by and between Textron Financial Corporation and Z-Tel. Incorporated by reference to Exhibit 10.2 of our Registration Statement on Form S-3 (File No. 333-116747), originally filed June 22, 2004, as amended and as effective July 15, 2004.

10.4
Receivables Sales Agreement dated as of July 27, 2000 by and between Z-Tel Communications, Inc., as seller and subservicer, Touch 1 Communications, Inc., as seller and subservicer, and RFC Capital Corporation, as purchaser. Incorporated by reference to the correspondingly numbered exhibit to our Quarterly Report on Form 10- Q for the quarter ended June 30, 2000, filed on August 14, 2000, with an amendment extending the agreement until July 27, 2004.

10.510.5
Form of Indemnification Agreement for our executive officers and directors. Incorporated by reference to the correspondingly numbered exhibit to our Annual Report on Form 10-K for the year ended December 31, 2000, filed on March 30, 2001.

10.6
Employment Agreement of Horace J. Trey Davis III, dated August 14, 2002. Incorporated by reference to the correspondingly numbered exhibit to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, filed on May 17, 2004. By amendment dated October 5, 2004, the annual salary was increased to $300,000. The amendment is incorporated by reference to Exhibit 99.1 to Form 8-K filed October 12, 2004.

10.7
Modification and Termination Agreement dated January 27, 2005 with Textron Financial Corporation modifying our Loan and Security Agreement dated April 22, 2004. Incorporated by reference to Exhibit 10.4 to Form 8-K filed February 2, 2005.

10.8	Asset Sale and Purchase Agreement dated September 29, 2004, between and among Sipstorm, Inc. and us. Incorporated by reference to Exhibit 99.1 to October 6, 2004.

10.11
Promissory Note, dated September 10, 1999, from Touch 1 Communications, Inc. to William F. Corman (First Revocable Trust). Incorporated by reference to the correspondingly numbered exhibits to our Annual Report on Form 10-K for the year ended December 31, 2000, filed on March 30, 2001.

10.14
Receivables Sales Agreement, dated as of March 28, 2005, by and between Trinsic Communications Inc. and Touch 1 Communications s Inc., collectively as Seller and Subservicer, and Thermo Credit, LLC, as Purchaser and Master Servicer. Incorporated by reference to Exhibit 10.1 to our o Form 8-K filed April 5, 2005.

10.15	Promissory Note, dated December 15, 2005, from Trinsic, Inc. to The 1818 Fund III, L.P. Incorporated by reference to Exhibit A to Form 8-K filed December 21, 2005.

10.16	Agreement for Purchase and Sale of Customer Access Lines, dated October 25, 2005, by and among Sprint Communications Company L.P., Sprint Communications Company of Virginia, Inc. and Trinsic, Inc.

21.	List of Subsidiaries

23a.	Consent of PricewaterhouseCoopers LLP
23b.	Consent of Carr Riggs & Ingram LLC

31.1	Certification of the Chief Executive Officer

31.2	Certification of the Chief Financial Officer

32.1	Written Statement of the Chief Executive Officer Pursuant to 18 U.S.C.ss.1350

32.2	Written Statement of the Chief Financial Officer Pursuant to 18 U.S.C.ss.1350

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized, as of the 31st day of March 2006.

TRINSIC, INC.

By:	/s/ Horace J. Davis, III
Horace J. Davis, III
Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, this Report has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Horace J. Davis, III		March 31, 2006
Horace J. Davis, III	Chief Executive Officer (Principal Executive Officer)

/s/Edward D. Moise, Jr.		March 31, 2006
Edward D. Moise, Jr.	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Andrew C. Cowen		March 31, 2006
Andrew C. Cowen	Director

/s/ Richard F. LaRoche, Jr.		March 31, 2006
Richard F. LaRoche, Jr.	Director

/s/ Lawrence C. Tucker		March 31, 2006
Lawrence C. Tucker	Director

/s/ W. Andrew Krusen, Jr.		March 31, 2006
W. Andrew Krusen, Jr.	Director

/s/ Roy Neel		March 31, 2006
Roy Neel	Director

/s/ Raymond L. Golden		March 31, 2006
Raymond L. Golden	Director

A signed original of this report has been provided to Trinsic, Inc. and will be retained by the Trinsic, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Exhibit 21

List of Subsidiaries

Trinsic Communications, Inc., a Delaware corporation
Z-Tel Network Services, Inc., a Delaware corporation
Z-Tel Business Networks, Inc., a Delaware corporation
Z-Tel, Inc., a Nevada corporation
Z-Tel Holdings, Inc., a Florida corporation
Trinsic Communications of Virginia, Inc., a Virginia corporation
Touch 1 Communications, Inc., an Alabama corporation
Z-Tel Investments, Inc., a Delaware corporation
DirecTEL, Inc., an Alabama corporation
DirectCONNECT, Inc., an Alabama corporation
Z-Tel Consumer Services, LLC, an Alabama limited liability company

Exhibit 23a.

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-41668, No. 333-74554, and No. 124682 (as amended)) and on Form S-3 (No. 333-116747 (as amended)) of Trinsic, Inc. of our report dated April 14, 2005 relating to the financial statements, which appear in the Annual Report on Form 10-K for the year ended December 31, 2004.

PricewaterhouseCoopers LLP
Tampa, Florida
March 31, 2006

Exhibit 23b.

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in registration statements on Form S-8 (No. 333-41668, No. 333-74554, and No. 124682 (as amended)) and on Form S-3 (No. 333-116747 (as amended)) of Trinsic, Inc. of our report dated March 31, 2006, relating to our audit of the consolidated financial statements of Trinsic, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 2005. Our report dated March 31, 2006 relating to the consolidated financial statements includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern.

/s/ Carr, Riggs & Ingram, LLC

Montgomery, Alabama
March 31, 2006

EXHIBIT 31.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, Horace J. Davis III, certify that--

1. I have reviewed this Annual Report on Form 10-K of Trinsic, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and we have--

a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b) Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures as the end of the period covered by this report based on such evaluation; and

c) Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons fulfilling the equivalent function)

a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: March 31, 2006

/s/ HORACE J. DAVIS III
-----------------------
Horace J. Davis III
Chief Executive Officer

A signed original of this written statement has been provided to Trinsic, Inc. and will be retained by the Trinsic, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

EXHIBIT 31.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

I, Edward D. Moise, Jr., certify that--

1. I have reviewed this Annual Report on Form 10-K of Trinsic, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and we have--

a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b) Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures as the end of the period covered by this report based on such evaluation; and

c) Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons fulfilling the equivalent function)--

a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: March 31, 2006

/s/ Edward D. Moise, Jr.
-----------------------
Edward D. Moise, Jr.
Chief Financial Officer

A signed original of this written statement has been provided to Trinsic, Inc. and will be retained by the Trinsic, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Exhibit 32.1

WRITTEN STATEMENT OF THE CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SS.1350

Solely for the purposes of complying with 18 U.S.C. ss.1350, I, the undersigned Chief Executive Officer of Trinsic, Inc. (the "Company"), hereby certify, based on my knowledge, that the Annual Report on Form 10-K of the Company for the annual period ended December 31, 2005 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Horace J. Davis III
------------------------
Horace J. Davis III
March 31, 2006

A signed original of this written statement has been provided to Trinsic, Inc. and will be retained by the Trinsic, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Exhibit 32.2

WRITTEN STATEMENT OF THE CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SS.1350

Solely for the purposes of complying with 18 U.S.C. ss.1350, I, the undersigned Chief Financial Officer of Trinsic, Inc. (the "Company"), hereby certify, based on my knowledge, that the Annual Report on Form 10-K of the Company for the annual period ended December 31, 2005 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Edward D. Moise, Jr.
-----------------------
Edward D. Moise, Jr.
March 31, 2006

A signed original of this written statement has been provided to Trinsic, Inc. and will be retained by the Trinsic, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 10-Q
(MARK ONE)
[X] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
EXCHANGE ACT OF 1934 FOR THE QUARTERLY PERIOD ENDED SEPTEMBER 30, 2006

OR

[  ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
FOR THE TRANSITION PERIOD FROM TO

COMMISSION FILE NUMBER: 000-28467

TRINSIC, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	59-3501119 (I.R.S. Employer Identification Number)

601 SOUTH HARBOUR ISLAND BOULEVARD, SUITE 220
TAMPA, FLORIDA 33602
(813) 273-6261
(Address, including zip code, and
telephone number including area code, of
Registrant’s principal executive offices)

SECURITIES REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT: NONE

     SECURITIES REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT: COMMON STOCK, PAR VALUE $.01 PER SHARE, PREFERRED STOCK PURCHASE RIGHTS

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days.

Yes [X] No [  ]

 Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. (as defined in Rule 12b-2 of the Exchange Act.)

Large accelerated filer [ ]      Accelerated filer [ ]      Non-accelerated filer [X]

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act.)

Yes [ ]     No [X]

The number of shares of the Registrant’s Common Stock outstanding as of December 18, 2006 was approximately 18,453,983.

PART I

PART II

Item 1.	Legal Proceedings	26
Item 4.	Submission of Matters to a Vote of Security Holders	27
Item 6.	Exhibits	28
Signatures	30

TRINSIC, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

The accompanying notes are an integral part of these consolidated financial statements.

TRINSIC, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

| | Three Months Ended September 30, | | Nine Months Ended September 30, | |
|---|---|---|---|---|
| | 2006 | 2005 | 2006 | 2005 |
| Revenues | $ 38,516 | $ 44,030 | $ 126,250 | $ 151,958 |
| Operating expenses: | | | | |
| Network operations, exclusive of depreciation and amortization shown below | 23,302 | 23,864 | 76,287 | 80,697 |
| Sales and marketing | 916 | 2,596 | 3,588 | 11,508 |
| General and administrative | 17,827 | 17,014 | 46,991 | 58,551 |
| Loss on impairment of assets | 2,594 | - | 2,594 | - |
| Depreciation and amortization | 5,326 | 2,398 | 12,502 | 9,531 |
| Total operating expenses | 49,965 | 45,872 | 141,962 | 160,287 |
| Operating loss | (11,449) | (1,842) | (15,712) | (8,329) |
| Nonoperating income (expense): | | | | |
| Interest and other income | 11,845 | 806 | 13,887 | 8,100 |
| Interest and other expense | (1,849) | (3,514) | (6,043) | (7,140) |
| Total nonoperating income (expense) | 9,996 | (2,708) | 7,844 | 960 |
| Net loss | $ (1,453) | $ (4,550) | $ (7,868) | $ (7,369) |
| Weighted average shares outstanding | 18,457,497 | 5,520,137 | 18,150,582 | 5,493,993 |
| Basic and diluted net loss per share | $ (0.08) | $ (0.82) | $ (0.43) | $ (1.34) |

The accompanying notes are an integral part of these consolidated financial statements.

TRINSIC, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(In thousands)

| | Nine Months Ended September 30, | |
|---|---|---|
| | 2006 | 2005 |
| **Cash flows from operating activities:** | | |
| Net loss | $ (7,868) | $ (7,369) |
| Adjustments to reconcile net loss to net cash provided by operating activities: | | |
| Depreciation and amortization | 12,502 | 9,531 |
| Provision for bad debts | 10,842 | 9,306 |
| Loss on impairment of assets | 2,594 | - |
| Gain on sale of building | 97 | - |
| Expense charged for granting of restricted stock | 983 | 157 |
| Change in operating assets and liabilities: | | |
| Increase in accounts receivable | (9,938) | (4,423) |
| Decrease (increase) in prepaid expenses | 2,274 | (1,555) |
| Increase in other assets | (711) | (1,686) |
| Decrease in accounts payable and accrued liabilities | (5,045) | (5,977) |
| Decrease in deferred revenue | (802) | (66) |
| Total adjustments | 12,796 | 5,287 |
| Net cash provided by (used in) operating activities | 4,928 | (2,082) |
| **Cash flows from investing activities:** | | |
| Purchases of property and equipment | (1,150) | (2,206) |
| Purchase of customer lists | (1,727) | - |
| Net cash used in investing activities | (2,877) | (2,206) |
| **Cash flows from financing activities:** | | |
| Payments on long-term debt and capital lease obligations | (1,149) | (668) |
| Proceeds from sale of building | 400 | - |
| Principal repayments received on notes receivable issued for stock | - | 250 |
| Payments on note payable for customer lists | (2,423) | - |
| Proceeds from note payable | 500 | - |
| Proceeds from issuance of preferred stock | - | 2,500 |
| Payoff of asset based loan | - | (12,934) |
| Proceeds from stand by credit facility | 977 | 13,977 |
| Net cash provided by (used in) financing activities | (1,695) | 3,125 |
| Net increase (decrease) in cash and cash equivalents | 356 | (1,163) |
| Cash and cash equivalents, beginning of period | 79 | 1,363 |
| Cash and cash equivalents, end of period | $ 435 | $ 200 |
| **Non-cash investing and financing activities:** | | |
| Purchase of customer lists | $ 5,671 | $ - |
| Conversion of stand by credit facility and accrued interest into preferred stock | $ - | $ 21,585 |
| Conversion of preferred stock into common stock | $ - | $ 24,085 |

The accompanying notes are an integral part of these consolidated financial statements

TRINSIC, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(ALL TABLES ARE IN THOUSANDS, EXCEPT FOR SHARE AND PER SHARE DATA)

1. NATURE OF BUSINESS

DESCRIPTION OF BUSINESS

Trinsic, Inc. (formerly Z-Tel Technologies, Inc.) and subsidiaries (“Trinsic,” “we,” “us” or “our”) is a provider of residential and business telecommunications services. We offer local and long distance telephone services in combination with enhanced communications features accessible through the telephone, the Internet and certain personal digital assistants. In 2004 we began offering services utilizing Internet protocol, often referred to as “IP telephony,” “voice over Internet protocol” or “VoIP.”

LIQUIDITY AND CAPITAL RESOURCES

Our inability to operate profitably and to consistently generate cash flows from operations and our reliance therefore on external funding either from loans or equity raise substantial doubt about our ability to continue as a going concern.

The accompanying consolidated financial statements were prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The realization of assets and the satisfaction of liabilities in the normal course of business is dependent upon, among other things, our ability to operate profitably, to generate cash flow from operations and to obtain funding adequate to fund its business.

Our operations are subject to certain risks and uncertainties, particularly related to the evolution of the regulatory environment, which impacts our access to and cost of the network elements that we utilize to provide services to our customers.

We have incurred significant losses since our inception as a result of developing our business, performing ongoing research and development, building and maintaining our network infrastructure and technology, the sale and promotion of our services, and ongoing administrative expenditures. As of September 30, 2006, we had an accumulated deficit of approximately $432.2 million and $0.4 million in cash and cash equivalents. We have funded our expenditures primarily through operating revenues, private securities offerings, our asset based loan, our standby credit facility, a sale-leaseback credit facility, an accounts receivable factoring facility and an initial public offering.

For the nine months ended September 30, 2006, net cash provided by operating activities was $4.9 million as compared to $2.1 million used in operating activities for the same period in the prior year.

On April 4, 2005, we entered into an accounts receivable financing agreement with Thermo Credit, LLC (“Thermo”). The agreement provides for the sale of up to $33 million of our accounts receivable on a continuous basis to Thermo, subject to selection criteria as defined in the contract.

On December 15, 2005, we borrowed $1.0 million from the 1818 Fund III, L.P. (“the Fund”) in order to take advantage of a tax settlement with the State of New York. On January 12, 2006, we borrowed $1.0 million from the Fund for general corporate purposes. In connection with the loan, and the previous $1.0 million loan received December 15, 2005, we delivered to the Fund a promissory note bearing interest at 12% annually and due on demand and a mortgage on certain real property we own in Atmore, Alabama where we have an operations center. Under the promissory note we may be required to grant additional security to the Fund.

Our net cash used in investing activities was $2.9 million for the nine months ended September 30, 2006, compared to $2.2 million for the same period in the prior year. The increase was attributable to purchasing local access lines from Sprint in 2006, offset by a reduction in our capital expenditures.

For the nine months ended September 30, 2006, net cash used in financing activities was $1.7 million as compared to $3.1 million provided by financing activities for the same period in 2005. This decrease in 2006 is primarily the result of the purchase of local access lines from Sprint in 2006 and the issuance of preferred stock in 2005.

Over the course of the first five months in 2006, we acquired 111,697 UNE-P local access lines from Sprint for which we previously provided services on a wholesale basis. We acquired the lines pursuant to a definitive agreement dated October 25, 2005. Under the agreement we purchased the lines for $11.2 million, $5.5 million of which has been paid as of September 30, 2006. The total purchase price includes $1.3 million that was escrowed during the latter part of 2005. The remaining purchase price will be paid in monthly installments through July 2007.

On March 3, 2006 we initiated a reduction in force which terminated the employment of approximately 118 employees. All post termination wages and salaries were paid out as of April 7, 2006. In association with the reduction in force we have ceased actively marketing our IP telephony services.

In June 2006, we sold a building to a related party for cash proceeds of $0.4 million. The proceeds were used to payoff our note payable to Corman Elegre and to make a small principal paydown on our $2 million loan from the Fund mentioned above. We recorded a $0.1 million loss associated with the sale.

Effective July 27, 2006, we finalized a settlement with an ILEC over disputed balances that reduced our accounts payable balance by $12.1 million. We paid a total of $3.9 million. The settlement resulted in a net gain of approximately $8.2 million that is included in interest and other income in our third quarter statement of operations.

On August 8, 2006 and September 6, 2006, we completed the sale of 13,439 and 13,923 local access lines to Access Integrated Networks, Inc., a privately-held telephone company headquartered in Macon, Georgia. The sale was pursuant to an Agreement for Purchase and Sale of Customer Access Lines that we entered into with Access Integrated Networks, Inc. on February 13, 2006. The sales price for these lines was $2.6 million. In addition, Access loaned to us $0.5 million for which we delivered a one-year, non-interest bearing promissory note.

On October 23, 2006, we entered into a definitive agreement to sell approximately 300 of our VoIP-based lines to CommX Holdings, Inc., a privately-held provider of business-class voice services, headquartered in Tampa, Florida. The lines, located in Tampa, Florida and New York City, represent all of our VoIP-based business. We are also selling portions of our VoIP network. We expect to close the sale within several months pending regulatory approvals. The total purchase price will depend upon the number of lines in service at the time of closing. As a result of this agreement to sell our VoIP-based lines, we expect our VoIP revenues to decline during the fourth quarter of 2006 and to cease sometime during the first half of 2007. As discussed below in Note 5 - Property and Equipment, we recorded an impairment charge of $2.6 million during the third quarter associated with this decision to sell our VoIP-based business.

2. BASIS OF PRESENTATION

The accompanying unaudited consolidated financial statements have been prepared by us in accordance with accounting principles generally accepted in the United States of America for interim financial information and are in the form prescribed by the Securities and Exchange Commission’s (“SEC”) instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes for complete financial statements as required by accounting principles generally accepted in the United States of America. The interim unaudited financial statements should be read in conjunction with our audited financial statements as of and for the year ended December 31, 2005, included in our Annual Report on Form 10-K filed with the SEC on March 31, 2006. In the opinion of management, all adjustments considered necessary for a fair statement have been included. Operating results for the three and nine months ended September 30, 2006 are not necessarily indicative of the results that may be expected for the year ending December 31, 2006.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RECLASSIFICATION

Certain amounts in the consolidated statements of operations for the three and nine months ended September 30, 2005 have been reclassified to conform to the presentation for the three and nine months ended September 30, 2006.

3. SIGNIFICANT ACCOUNTING POLICIES AND RECENT ACCOUNTING PRONOUNCEMENTS

(a) Significant Accounting Policies

Our significant accounting policies are included in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2005.  There have been no changes to our significant accounting policies during 2006.

Consistent with our significant accounting policies referenced above, prepaid expenses and other current assets includes restricted certificates of deposits with various maturity dates ranging from December 2006 to April 2007 in the amount of $0.1 million and $2.4 million as of September 30, 2006 and December 31, 2006, respectively.

(b) Recent Accounting Pronouncements

In September 2006, the U.S. Securities and Exchange Commission (the “SEC”) issued Staff Accounting Bulletin (“SAB”) No. 108, which expresses the views of the SEC staff regarding the process of quantifying financial statement misstatements. SAB No. 108 provides guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. The guidance of this SAB is effective for annual financial statements covering the first fiscal year ending after November 15, 2006. We do not anticipate that the adoption of SAB No. 108 will have a material impact on our financial statements.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R).” This Statement, which is effective December 31, 2006 for the Company, requires employers to recognize the funded status of defined benefit postretirement plans as an asset or liability on the balance sheet and to recognize changes in that funded status through comprehensive income. SFAS No. 158 also establishes the measurement date of plan assets and obligations as the date of the employer’s fiscal year end, and provides for additional annual disclosures. We do not anticipate that the adoption of SFAS No. 158 will have a material impact on our financial statements.

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurements,” which defines fair value, establishes a framework for measuring fair value in GAAP, and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements and is effective for fiscal years beginning after November 15, 2007. We are still assessing the impact the adoption of SFAS No. 157 will have on our financial statements.

In July 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109” (“FIN 48”), which clarifies the accounting for uncertainty in tax positions. FIN 48 requires that entities recognize the impact of a tax position in their financial statements, if that position is more likely than not to be sustained on audit, based on the technical merits of the position. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006. We are still assessing the impact the adoption of FIN 48 will have on our financial statements.

In June 2006, the FASB issued Emerging Issues Task Force Issue No. 06-03, “How Taxes Collected from Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement (That Is, Gross versus Net Presentation)” (“EITF 06-03”), which states that any tax assessed by a governmental authority that is both imposed on and concurrent with a specific revenue-producing transaction between a seller and a customer may be shown in the financials on a gross basis (included in revenues and costs) or a net basis (excluded from revenues). If an entity chooses the gross presentation, it must disclose the amount of such taxes for all income statement periods presented. EITF 06-03 is effective for all reporting periods beginning after December 15, 2006, with earlier application permitted. We currently use the net presentation method for such taxes and therefore we do not expect EITF 06-03 to have any impact on our financial statements.

In March 2006, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 156, “Accounting for Servicing of Financial Assets” (“SFAS No. 156”), which amends SFAS No. 140. SFAS 156 provides guidance addressing the recognition and measurement of separately recognized servicing assets and liabilities, common with mortgage securitization activities, and provides an approach to simplify efforts to obtain hedge accounting treatment. SFAS 156 is effective for all separately recognized servicing assets and liabilities acquired or issued after the beginning of an entity’s fiscal year that begins after September 15, 2006, with early adoption being permitted. We are still assessing the impact that the adoption of SFAS No. 156 will have on our financial position, results of operations and cash flows.

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments” (“SFAS 155”), which amends SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS 133”) and SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities” (“SFAS 140”). SFAS 155 provides guidance to simplify the accounting for certain hybrid instruments by permitting fair value remeasurement for any hybrid financial instrument that contains an embedded derivative and clarifies that beneficial interests in securitized financial assets are subject to SFAS 133. SFAS 155 is effective for all financial instruments acquired, issued or subject to a new basis occurring after the beginning of an entity’s first fiscal year that begins after September 15, 2006. We do not anticipate that the adoption of SFAS No. 155 will have a material impact on our financial position, results of operations or cash flows.

4. ACCOUNTS RECEIVABLE FINANCING AGREEMENT

On April 4, 2005, we entered into an accounts receivable financing agreement with Thermo Credit, LLC (“Thermo”). The agreement provided for the sale of up to $22 million of our accounts receivable on a continuous basis to Thermo, subject to selection criteria as defined in the contract.

During October 2005, we signed an amendment to our accounts receivable financing agreement with Thermo.  The amendment increases the amount of accounts receivable that we can sell to Thermo from $22 million to $26 million, subject to selection criteria as defined in the original contract.  The discount rate also increased from 2.5% to 2.75%.  On February 1, 2006, we amended our accounts receivable financing facility once more by increasing the facility to $33 million.

We sold approximately $168.9 million of receivables to Thermo, for net proceeds of approximately $98.3 million, during the nine months ended September 30, 2006. We have not recorded a servicing asset or liability to date, as our servicing fees under the agreement represent the amount of cash collections in excess of the amounts funded by Thermo.  To date, the amount of collections from our servicing activities have approximated the amounts funded by Thermo; therefore, not giving rise to any servicing asset or liability. We recognized costs related to the agreement of approximately $1.7 million and $2.3 million for the three months ended September 30, 2006 and 2005, respectively. During the nine months ended September 30, 2006 and 2005, we recognized $5.3 million and $2.3 million, respectively. We are responsible for the continued servicing of the receivables sold.

5. PROPERTY AND EQUIPMENT

At the respective dates, property and equipment consist of the following:

As a result of the decision to sell our VoIP-based business and various portions of our VoIP network as discussed in Note 14 - Subsequent Events, management performed an assessment of the value of our VoIP assets, which include computer equipment, software, software development, switching equipment and leasehold improvements. In the third quarter of 2006, it was determined that, based upon the undiscounted future cash flows, the carrying amount of the VoIP assets would not be recoverable.
The carrying value of the VoIP assets exceeded the fair value by $2.6 million, resulting in an impairment charge. We calculated the fair value of the assets to be sold to CommX Holdings, Inc. by using the estimated sales price as stated in the agreement. The fair value of the remaining assets was determined based upon market prices for similar assets advertised for sale.

The $2.6 million impairment charge recorded during the third quarter of 2006 was composed of $1.0 million related to computer equipment, $0.9 million related to software and software development and $0.7 million related to switching equipment. The impairment was recorded in our retail segment.

6. INTANGIBLE ASSETS

Over the course of the first five months in 2006, we acquired 111,697 UNE-P local access lines from Sprint for which we previously provided services on a wholesale basis. We acquired the lines pursuant to a definitive agreement dated October 25, 2005. Under the agreement we purchased the lines for $11.2 million, $5.5 million of which has been paid as of September 30, 2006. The remaining purchase price will be paid in monthly installments through July 2007. The entire purchase price has been recorded as an intangible asset.

7. OTHER DEBT

On December 15, 2005, we borrowed $1.0 million from the Fund in order to take advantage of a tax settlement with the State of New York. On January 12, 2006, we borrowed $1.0 million from the Fund for general corporate purposes. In connection with the loan, and the previous $1.0 million loan received December 15, 2005, we delivered to the Fund a promissory note bearing interest at 12% annually and due on demand and a mortgage on certain real property we own in Atmore, Alabama where we have an operations center. Under the promissory note we may be required to grant additional security to the Fund.

See Note 10 - Related Party Transactions for information related to the payoff of the Corman Elegre note payable as well as the small principal paydown on the loan payable to the Fund.

Concurrent with the sale of local access lines to Access Integrated Networks, Inc. during August 2006, Access Integrated Networks, Inc. loaned Trinsic $0.5 million in exchange for an unsecured, non-interest bearing promissory note. The note is due in August 2007.

The table below lists our current and long-term debt as of September 30, 2006 and December 31, 2005:

8. STOCK-BASED COMPENSATION

In December 2004, the FASB issued SFAS No. 123R, “Share-Based Payment” (“SFAS 123R”), which revised SFAS 123, “Accounting for Stock-Based Compensation” (“SFAS 123”). SFAS 123R requires the grant-date fair value of all stock-based payment awards, including employee stock options, to be recognized as employee compensation expense over the requisite service period. We adopted SFAS 123R on January 1, 2006 and applied the modified prospective transition method. Under this transition method, we did not restate any prior periods and we are recognizing compensation expense for all stock-based payment awards that were outstanding, but not yet vested, as of January 1, 2006.

Prior to the adoption of SFAS 123R, the Company utilized the intrinsic-value based method of accounting under APB Opinion No. 25, (“APB 25”) “Accounting for Stock Issued to Employees” and related interpretations, and adopted the disclosure requirements of SFAS 123. Under the intrinsic-value based method of accounting, no compensation expense was historically recognized in the financial statements for stock options. For additional information about our stock-based compensation and for additional disclosures required under SFAS 123R, refer to Note 20 of the Notes to Consolidated Financial Statements in our Form 10-K.

On January 20, 2006, our board of directors approved the full vesting of all of our unvested, outstanding stock options. All of the stock options were out-of-the-money and we decided to accelerate the vesting in order to avoid future administrative and other costs. As a result of this accelerated vesting, all remaining compensation costs related to our stock options were recorded in the three months ended March 31, 2006.

During the nine months ended September 30, 2006, our general and administrative expense includes $1.0 million, or $0.06 per share, in compensation expense related to our stock-based payment awards.

As noted above, we previously accounted for our stock options under APB 25. The following table illustrates the effect on net loss and net loss per share for the three and nine months ended September 30, 2005, if we had applied the fair value recognition provisions of SFAS No. 123, to stock-based employee compensation. The fair value of the options granted has been estimated at the various grant dates using the Black-Scholes option-pricing model with the following assumptions:

•	Fair market value based on our closing common stock price on the date the option is granted;
•	Expected option term of 5 years;
•	Volatility based on the historical stock price over a period consistent with the expected term;
•	No expected dividend payments on our common stock.

9. COMMITMENTS AND CONTINGENCIES

We have disputed billings and access charges from certain inter-exchange carriers ("IXCs") and incumbent local exchange carriers ("ILECs"). We contend that the invoicing and billings of these access charges are not in accordance with the interconnection, service level, or tariff agreements between us and certain IXCs and ILECs. We have not paid these disputed amounts and management believes that we will prevail in these disputes. At September 30, 2006 and 2005, the total disputed amounts were approximately $3.6 million and $18.4 million, respectively. As of September 30, 2006 and 2005, we have accrued for $1.2 million and $11.4 million, respectively, which represents the access charges that we believe are valid or that may be deemed valid.

As of September 30, 2006, we have agreements with three long-distance carriers to provide transmission and termination services for all of our long distance traffic. These agreements generally provide for the resale of long distance services on a per-minute basis and contain minimum volume commitments. As a result of not fulfilling all of our volume commitments as outlined in one of these contracts, we agreed to pay an increased per minute charge for minutes until the achievement of certain minimum minute requirements. Once we meet the new agreed upon minimum minutes we will revert to the terms of our original agreement. All other terms of the original agreement continue in full force.

In July 2004, we entered into an agreement with an Operations Support Systems services firm to outsource customer provisioning and other ordering through electronic bonding with the incumbent local exchange carriers. In November 2004, we renegotiated this agreement, resulting in a lowering of our monthly minimum payments for the six month time period beginning on July 1, 2005. In May 2005, we renegotiated this agreement once again, resulting in a minimum annual commitment of approximately $2.8 million for the year ending December 31, 2006. We made payments under the agreement totaling $0.5 million and $0.1 million during the three months ended September 30, 2006 and 2005, respectively. We paid $1.7 million and $0.2 million during the nine months ended September 30, 2006 and 2005, respectively.

On April 15, 2005, Trinsic entered into a Wholesale Advantage Services Agreement with Verizon Services Company on behalf of Verizon’s Incumbent Local Exchange Carriers (Verizon ILECs). The Wholesale Advantage Services Agreement will act as a replacement for Trinsic’s existing Interconnection Agreements for the provision of UNE-P services in Verizon service areas. As long as Trinsic meets certain volume commitments, Verizon will continue to provide a UNE-P “like” service at gradually increasing rates for a five year period. The contract contains a take-or-pay clause that is applicable for every month starting in May 2005.  The calculation is based on a snapshot of lines we had in service as of March 31, 2005 - the baseline volume.  If Trinsic is unable to replace lines generated by normal churn, this take-or-pay clause may become effective and significantly raise our cost in the Verizon footprint. In July 2006, we amended our Wholesale Advantage Services Agreement to exclude the newly acquired Sprint lines from the baseline volume. This significantly lowers our minimum volume commitments with Verizon. In exchange for the decreased minimums, we accepted a rate increase across the Verizon territory. Both the decreased volume commitment and the rate increase were effective as of January 1, 2006.

10. RELATED PARTY TRANSACTIONS

We recorded interest on our related party debt of $0.1 million and $0.5 million during the three months ended September 30, 2006 and 2005, respectively, and we recorded interest of $0.2 million and $1.6 million during the nine months ended September 30, 2006 and 2005, respectively.

In June 2006, we sold a building to a related party for cash proceeds of $0.4 million. The proceeds were used to payoff our note payable to Corman Elegre and to make a small principal paydown on our $2 million loan from the Fund mentioned above. We recorded a $0.1 million loss associated with the sale.

11. COMPUTATION OF NET LOSS PER SHARE

Basic net loss per share is computed by dividing net loss attributable to common stockholders by the weighted average number of common shares outstanding during the period. Incremental shares of common stock equivalents are not included in the calculation of diluted net loss per share as the inclusion of such equivalents would be anti-dilutive.

Net loss per share is calculated as follows:

For all periods shown, basic and diluted net loss per share are the same. The following table includes potentially dilutive items that were not included in the computation of diluted net loss per share because to do so would be anti-dilutive:

12. LEGAL AND REGULATORY PROCEEDINGS

During June and July 2001, three separate class action lawsuits were filed against us, certain of our current and former directors and officers (the “D&Os”) and firms engaged in the underwriting (the “Underwriters”) of our initial public offering of stock (the “IPO”). The lawsuits, along with approximately 310 other similar lawsuits filed against other issuers arising out of initial public offering allocations, have been assigned to a Judge in the United States District Court for the Southern District of New York for pretrial coordination. The lawsuits against us have been consolidated into a single action. A consolidated amended complaint was filed on April 20, 2002. A Second Corrected Amended Complaint (the “Amended Complaint”), which is the operative complaint, was filed on July 12, 2002.

The Amended Complaint is based on the allegations that our registration statement on Form S-1, filed with the Securities and Exchange Commission (“SEC”) in connection with the IPO, contained untrue statements of material fact and omitted to state facts necessary to make the statements made not misleading by failing to disclose that the underwriters allegedly had received additional, excessive and undisclosed commissions from, and allegedly had entered into unlawful tie-in and other arrangements with, certain customers to whom they allocated shares in the IPO. The plaintiffs in the Amended Complaint assert claims against us and the D&Os pursuant to Section 11 of the Securities Act of 1933 and Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated by the SEC there under. The plaintiffs in the Amended Complaint assert claims against the D&Os pursuant to Sections 11 and 15 of the Securities Act of 1933 and Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated by the SEC there under. The plaintiffs seek an undisclosed amount of damages, as well as pre-judgment and post-judgment interest, costs and expenses, including attorneys’ fees, experts’ fees and other costs and disbursements. Initial discovery has begun. We believe we are entitled to indemnification from our Underwriters.

A settlement has been reached by the plaintiffs, the issuers and insurers of the issuers. The principal terms of the proposed settlement are (i) a release of all claims against the issuers and their officers and directors, (ii) the assignment by the issuers to the plaintiffs of certain claims the issuers may have against the Underwriters and (iii) an undertaking by the insurers to ensure the plaintiffs receive not less than $1 billion in connection with claims against the Underwriters. Hence, under the terms of the proposed settlement our financial obligations will likely be covered by insurance. To be binding the settlement must be approved by the court. There is no assurance that the settlement will be finally approved by the court.

Susan Schad, on behalf of herself and all others similarly situated, filed a putative class action lawsuit against Trinsic Communications, Inc. (formerly known as Z-Tel Communications, Inc.), our wholly-owned subsidiary corporation, on May 13, 2004. The original complaint alleged that our subsidiary engaged in a pattern and practice of deceiving consumers into paying amounts in excess of their monthly rates by deceptively labeling certain line-item charges as government-mandated taxes or fees when in fact they were not. The original complaint sought to certify a class of plaintiffs consisting of all persons or entities who contracted with Trinsic for telecommunications services and were billed for particular taxes or regulatory fees. The original complaint asserted a claim under the Illinois Consumer Fraud and Deceptive Businesses Practices Act and sought unspecified damages, attorneys’ fees and court costs. On June 22, 2004, we filed a notice of removal in the state circuit court action, removing the case to the Federal District Court for the Northern District of Illinois, Eastern Division, C.A. No. 04 C 4187. On July 26, 2004, the plaintiff filed a motion to remand the case to the state circuit court. On January 12, 2005, the federal court granted the motion and remanded the case to the state court. On October 17, 2005, the state court heard argument on our motion to dismiss the lawsuit and granted that motion, in part with prejudice. The court dismissed with prejudice the claims relating to the “E911 Tax,” the “Utility Users Tax,” and the “Communications Service Tax.” The court found that those tax charges were specifically authorized by state law or local ordinance, and thus cannot be the basis of a Consumer Fraud claim. The court also dismissed (but with leave to replead) the claims relating to the “Interstate Recovery Fee” and the “Federal Regulatory Compliance Fee.” The court determined that the plaintiff had failed to allege how she was actually damaged by the allegedly deceptive description of the charges. On November 15, 2005, the plaintiff filed a First Amended Class Action Complaint alleging that Trinsic mislabeled its “Interstate Recovery Fee” and “Federal Cost Recovery Fee” in supposed violation of the Illinois Consumer Fraud and Deceptive Business Practices Act. As with the original complaint, the First Amended Class Action Complaint seeks damages, fees, costs, and class certification. We filed a further Motion to Dismiss which was heard by the court on April 3, 2006. The court granted our motion by dismissing the plaintiff’s claims for unfair practices under the Illinois Consumer Fraud and Deceptive Business Practices Act and dismissing in part the plaintiff’s claims for deceptive practice under the Act. The court determined that the plaintiff did not state sufficient facts indicating that her alleged damages were caused by our alleged deception. On April 24, 2006, the plaintiff filed a Second Amended Class Action Complaint again alleging that Trinsic mislabeled its “Interstate Recovery Fee” and “Federal Cost Recovery Fee” in supposed violation of the Illinois Consumer Fraud and Deceptive Business Practices Act. The Second Amended Class Action Complaint seeks damages, fees, costs, and class certification. We moved to dismiss this Second Amended Class Action Complaint, and the Court heard the motion on August 28, 2006.  On September 27, 2006, the court issued a ruling allowing the plaintiff’s remaining claims to stand and ordered us to answer the Second Amended Complaint on October 4, 2006.  We have filed an answer denying all material allegations.  Discovery has recently begun.  We believe the plaintiff’s allegations are without merit and intend to defend the lawsuit vigorously, but we cannot predict the outcome of this litigation with any certainty.

On November 19, 2004, the landlord of our principal Tampa, Florida facility sued us seeking a declaration of its rights and obligations under the lease and damages for breach of contract. We assert that the landlord has failed to provide certain services in accordance with the lease, including maintenance of air conditioning and emergency electrical generating systems crucial to our operations. We have taken steps necessary to provide this maintenance and have offset the costs of these measures against the rent, which we believe we are entitled to do under the lease. Thus far we have withheld approximately $0.3 million. We also believe we are entitled to reimbursement from the landlord for costs associated with improvements to the leased space.

On November 19, 2004, a provider of parking spaces for our Tampa facilities sued us for parking fees in excess of $0.3 million. Pursuant to our lease we are entitled to a number of free spaces and we are obligated to pay for additional usage of parking spaces. We have entered into a settlement understanding with the plaintiff. Under the settlement, we agreed to pay a total of $0.2 million, payable in installments over seven months. We made the final payment on November 1, 2006.

On August 11, 2006, Oracle sued us for payment of licensing fees alleging claims for copyright infringement, breach of contract, account stated, open book account, and goods sold and delivered based upon our license. We disagreed with the terms of our usage of the licensed software. We have entered into a settlement agreement with Oracle. Under the agreement we agree to pay $0.3 million over a 10 month period beginning November 15, 2006.

13. SEGMENT REPORTING

We have two reportable operating segments: Retail Services and Wholesale Services.

The retail services segment includes our residential and business services that offer bundled local and long-distance telephone services in combination with enhanced communication features accessible, through the telephone, the Internet and certain personal digital assistants. We offer these services in forty-nine states. This segment also includes our Touch 1 residential long-distance offering that is available nation-wide.

The wholesale services segment allows companies to offer telephone exchange and enhanced services to residential and small business customers. Sprint was our only wholesale customer during 2005 and 2006. As discussed in Note 6 above, we have acquired all of the Sprint lines for which we previously provided wholesale services.

Management evaluates the performance of each business unit based on segment results, exclusive of adjustments for unusual items and depreciation and amortization. Special items are transactions or events that are included in our reported consolidated results but are excluded from segment results due to their nonrecurring or non-operational nature. It is also important to understand when viewing our segment results that we only record direct expenses in our wholesale services and therefore, all employee benefits, occupancy, insurance, and other indirect or overhead related expenses are reflected in the retail services segment.

The following summarizes the financial information concerning our reportable segments for the three and nine months ended September 30, 2006 and 2005:

The following table reconciles our segment information to the consolidated financial information for the three and nine months ended September 30, 2006 and 2005:

14. SUBSEQUENT EVENTS

On October 23, 2006, we entered into a definitive agreement to sell approximately 300 of our VoIP-based lines to CommX Holdings, Inc., a privately-held provider of business-class voice services using VoIP, headquartered in Tampa, Florida. The lines, located in Tampa, Florida and New York City, represent all of our VoIP-based business. We are also selling portions of our VoIP network. We expect to close the sale within several months pending regulatory approvals. The total purchase price will depend upon the number of lines in service at the time of closing. As discussed above in Note 5 - Property and Equipment, we recorded an impairment charge of $2.6 million during the third quarter associated with this decision to sell our VoIP-based business.

ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

You should read the following discussion together with financial statements and related notes included in this document. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those projected in the forward-looking statements as a result of certain factors, including, but not limited to, those discussed in "Item 1. Business," as well as "Cautionary Statements Regarding Forward-Looking Statements," and "Item 1A. Risk Factors" included in our Form 10-K filed with the Securities and Exchange Commission on March 31, 2006, and other factors relating to our business and us that are not historical facts. Factors that may affect our results of operations include, but are not limited to, our limited operating history and cumulative losses, access to financing, uncertainty of customer demand, rapid expansion, potential software failures and errors, potential network and interconnection failure, dependence on local exchange carriers, dependence on third party vendors, dependence on key personnel, uncertainty of government regulation, legal and regulatory uncertainties, and competition. We disclaim any obligation to update information contained in any forward-looking statement.

OVERVIEW

We offer local and long distance telephone services in combination with enhanced communication features accessible through the telephone or the Internet. These features include Personal Voice Assistant ("PVA"), "Find-Me," "Notify-Me," caller identification, call waiting and speed dialing. PVA allows users to store contacts in a virtual address book and then access and utilize that information by voice from any telephone. PVA users can also send voice e-mails. We provide advanced, integrated telecommunications services targeted to residential and business customers. We have successfully deployed Cisco soft switches in the Tampa and New York City markets, which allows us to provision VoIP services. In addition to providing our services on a retail basis, we are also providing these services on a wholesale basis. Our wholesale services provide other companies the ability to utilize our telephone exchange services, enhanced services platform, infrastructure and back-office operations to provide services to retail and business customers on a private label basis. For management purposes, we are organized into two reportable operating segments: retail services and wholesale services. As discussed in Note 6 to the consolidated financial statements, during second quarter we substantially completed our acquisition of all of the lines for which we previously provided wholesale services. The nature of our business is rapidly evolving, and we have a limited operating history.

RESULTS OF OPERATIONS

The following discussion of results of operations is by business segment. Management evaluates the performance of each business unit based on segment results, after making adjustments for unusual items. Unusual items are transactions or events that are included in our reported consolidated results, but are excluded from segment results due to their non-recurring or non-operational nature. See our segment footnote to our consolidated financial statements for a reconciliation of segmented results to the consolidated financial information.

Revenues

Two significant drivers impact our revenues: number of lines in service and average (monthly) revenue per unit (“ARPU”). The more significant driver impacting our changes in revenue is the number of lines in service. The table below provides a detailed break-down of our lines:

Average and ending lines in service for 2006 include the lines purchased from Sprint. See Note 6 - Intangible Assets.

ARPU provides us with a business measure as to the average monthly revenue generation attributable to each line in service, by business segment. ARPU is calculated by taking total revenues over a period divided by the number of months in the period to calculate the average revenue per month and this total is divided by the average lines in service during the period. We use this measure when analyzing our retail services business, but not when assessing our wholesale services business for the reasons summarized earlier within this section. The following table provides a detail of our ARPU:

Price increases went into effect in the fourth quarter of 2005, causing the ARPU to increase for the three and nine months ended September 30, 2006 as compared to the same periods in 2005.

The company expects both its retail and wholesale revenue to decline in 2006.  The expected decrease is the result of the sale of access lines to Access Integrated Networks, Inc., termination of the company’s wholesale operations, the agreement to sell all of our VoIP-based lines and normal attrition of the remaining customer base.  The decrease should be partially offset by the acquisition of access lines from Sprint and the rate changes noted above.

Retail Segment

During the three months ended September 30, 2006, the increases in bundled residential and bundled business revenue as compared to the same period in 2005, were primarily the result of the conversion of Sprint wholesale lines to the retail segment in addition to the price increases mentioned above. The decline in 1+ long distance revenue for these same comparative periods was primarily the result of the decline in 1+ long distance lines.

During the nine months ended September 30, 2006, bundled business and bundled residential revenue increased as compared to the same period in 2005 due to the conversion of the Sprint lines as well as price increases, offset slightly by decreases in average lines in service. The decrease in 1+ long distance revenue for these same comparative periods was attributable to the decreases in average lines in service during the nine month period in 2006 as compared to 2005.

Wholesale Segment

Sprint wholesale lines have decreased from 173,460 at September 30, 2005 to zero at September 30, 2006, resulting in a significant decline in wholesale revenue. Given our decision to exit the wholesale services offering, we do not expect to have any significant wholesale revenue going forward.

Network Operations

Our network operations expense primarily consists of fixed and variable transmission expenses for the leasing of the UNE-P components from ILECs, domestic and international charges from service level agreements with IXCs, and USF and certain other regulatory charges. The following table shows the detail by segment of network operations expense:

The following table shows the detail by type of network operations expense:

During the three and nine months ended September 30, 2006, network operations expense increased as compared to the same periods in 2005 for residential and business services. This is primarily due to increases in ILEC fees as well as our acquisition of Sprint lines that we previously served on a wholesale basis. For 1+ long distance services, the increased ILEC fees were offset by the decrease in lines in service, causing network operations expense to decrease from 2005 to 2006. Network operations expense decreased significantly for wholesale services during 2006 as compared to 2005 as a result of our acquisition of Sprint lines.

We also analyze the average expense per unit (“AEPU”) for network operations, similar to the ARPU calculation for revenues. AEPU is calculated by taking total network operations expense over a period divided by the number of months in the period to calculate the average expense per month and this total is divided by the average lines in service during the period. The following details AEPU for network operations expense.

During 2006, AEPU increased because of rate increases associated with the FCC’s UNE-P ruling effective March 11, 2005 and our commercial services agreements.

We expect network operations expense to increase in 2006 as we experience rate increases associated with our commercial services agreements with ILECs.

Retail Segment

The following table provides a detail of network operations expense as a percentage of revenues by the respective revenue types. This table excludes an analysis of the wholesale services business segment because management does not evaluate this measure, given that network expenses related to wholesale services are intended to be zero-margin direct cost pass-through in nature.

During the three and nine months ended September 30, 2006 as compared to the same periods in the prior year, network operations expense as a percentage of revenues increased for bundled residential and business services. The increase is a direct result of rate increases associated with the FCC’s UNE-P ruling effective March 11, 2005 and our commercial services agreements with Qwest, Verizon, SBC Communications (now AT&T) and BellSouth.

Wholesale Segment

Network operations expense from the wholesale segment decreased significantly for the three and nine month periods ended September 30, 2006 as compared to the same periods in 2005. This was the result of the significant decrease in wholesale lines in service during 2006.

Sales and Marketing

The sales and marketing expense primarily consists of telemarketing, direct mail, brand awareness advertising and independent sales representative commissions and salaries and benefits paid to employees engaged in sales and marketing activities. The following table shows the detail by segment of sales and marketing expense:

Retail Segment

During the three and nine months of 2006, sales and marketing expense decreased significantly as compared to the same periods in 2005. This was mainly due to a decrease in sales commissions and payroll related expenses. Decreases were also experienced in direct mail expenses and marketing expenses as we have not actively marketed to VoIP or UNE-P customers in 2006.

Wholesale Segment

We are not actively seeking any new wholesale relationships at this time, therefore we have not incurred any expenses related to this segment for either period presented.

General and Administrative

General and administrative expense primarily consists of employee salaries and benefits, outsourced services, bad debt expense, billing and collection costs, occupancy costs, legal and provisioning costs. The following table shows the detail by segment of general and administrative expense:

The increase in general and administrative expenses during the three months ended September 30, 2006 as compared to the same period in 2005 is primarily attributable to increases in bad debt expenses, tax and licenses expenses and customer provisioning expenses. Taxes and licenses expense increased due to a one-time assessment we received and the customer provisioning expenses increased as a result of a lump-sum penalty charged to us by a vendor. General and administrative expenses decreased for the nine months ended September 30, 2006 as compared to the same period in 2005 due to decreases in payroll and payroll related expenses, hardware and software support expenses and collection expenses. These decreases were partially offset by increases in customer provisioning expenses and legal fees.

We have improved our operating costs and overall operations. Decreases in total lines in service have directly impacted our general and administrative needs, causing a significant reduction in many of the expense items listed above. We anticipate general and administrative expenditures will decrease in total into the future as management continues to rationalize its operating cost structure. We will continue to evaluate our operations for efficiencies and our employee staffing requirements as they relate to increased efficiencies or needs to expand or outsource services.

Retail Segment

The increases and decreases in general and administrative expenses for the retail segment are explained above.

Included in the retail services general and administrative expense are all employee benefits expenses, occupancy, insurance, and other indirect or overhead-related expenses as only direct costs are recorded within our wholesale services business segment.

Wholesale Segment

The decreases in general and administrative expense for the three and nine months ended September 30, 2006 as compared to the same periods in 2005 are a direct result of our acquisition of the Sprint wholesale lines.

Loss on Impairment of Assets

As a result of the decision to sell our VoIP-based business and various portions of our VoIP network as discussed in Note 14 - Subsequent Events, management performed an assessment of the value of our VoIP assets, which include computer equipment, software, software development, switching equipment and leasehold improvements. In the third quarter of 2006, it was determined that, based upon the undiscounted future cash flows, the carrying amount of the VoIP assets would not be recoverable.
The carrying value of the VoIP assets exceeded the fair value by $2.6 million, resulting in an impairment charge. We calculated the fair value of the assets to be sold to CommX Holdings, Inc. by using the estimated sales price as stated in the agreement. The fair value of the remaining assets was determined based upon market prices for similar assets advertised for sale. The $2.6 million impairment charge was recorded in our retail segment.

Depreciation and Amortization

Depreciation and amortization expense increased for the three and nine months ended September 30, 2006 as compared to the prior year periods. The increase was the result of the amortization expense related to our customer list intangible that was created upon the acquisition of the Sprint lines in 2006.

Interest and Other Income

Interest and other income primarily consists of interest charged to our bundled residential and business customers for not paying their bills on time and income from interest earned on our cash balances.

During the three and nine months ended September 30, 2006, interest and other income includes an $8.2 million gain from a legal settlement and $2.6 million of proceeds from the sale of access lines to Access Integrated Networks, Inc.

During the nine months ended September 30, 2005, interest and other income includes $5.8 million of lawsuit proceeds from a legal settlement.

Interest and Other Expense

Interest and other expense includes late fees for vendor payments, discount fees related to our accounts receivable financing agreement, interest related to the asset based loan with Textron and our standby credit facility, capital leases and our other debt obligations.

The decreases in interest and other expense during the three and nine months ended September 30, 2006 as compared to the same periods in 2005 were primarily attributable to the decrease in the outstanding balance of our loan payable to The 1818 Fund, L.P.

LIQUIDITY AND CAPITAL RESOURCES

Our inability to operate profitably and to consistently generate cash flows from operations and our reliance therefore on external funding either from loans or equity raise substantial doubt about our ability to continue as a going concern.

The accompanying consolidated financial statements were prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The realization of assets and the satisfaction of liabilities in the normal course of business is dependent upon, among other things, our ability to operate profitably, to generate cash flow from operations and to obtain funding adequate to fund its business.

Our operations are subject to certain risks and uncertainties, particularly related to the evolution of the regulatory environment, which impacts our access to and cost of the network elements that we utilize to provide services to our customers.

We have incurred significant losses since our inception as a result of developing our business, performing ongoing research and development, building and maintaining our network infrastructure and technology, the sale and promotion of our services, and ongoing administrative expenditures. As of September 30, 2006, we had an accumulated deficit of approximately $432.2 million and $0.4 million in cash and cash equivalents. We have funded our expenditures primarily through operating revenues, private securities offerings, our asset based loan, our standby credit facility, a sale-leaseback credit facility, an accounts receivable factoring facility and an initial public offering.

For the nine months ended September 30, 2006, net cash provided by operating activities was $4.9 million as compared to $2.1 million used in operating activities for the same period in the prior year.

On April 4, 2005, we entered into an accounts receivable financing agreement with Thermo Credit, LLC (“Thermo”). The agreement provides for the sale of up to $33 million of our accounts receivable on a continuous basis to Thermo, subject to selection criteria as defined in the contract.

On December 15, 2005, we borrowed $1.0 million from the 1818 Fund III, L.P. (“the Fund”) in order to take advantage of a tax settlement with the State of New York. On January 12, 2006, we borrowed $1.0 million from the Fund for general corporate purposes. In connection with the loan, and the previous $1.0 million loan received December 15, 2005, we delivered to the Fund a promissory note bearing interest at 12% annually and due on demand and a mortgage on certain real property we own in Atmore, Alabama where we have an operations center. Under the promissory note we may be required to grant additional security to the Fund.

Our net cash used in investing activities was $2.9 million for the nine months ended September 30, 2006, compared to $2.2 million for the same period in the prior year. The increase was attributable to purchasing local access lines from Sprint in 2006, offset by a reduction in our capital expenditures.

For the nine months ended September 30, 2006, net cash used in financing activities was $1.7 million as compared to $3.1 million provided by financing activities for the same period in 2005. This decrease in 2006 is primarily the result of the purchase of local access lines from Sprint in 2006 and the issuance of preferred stock in 2005.

Over the course of the first five months in 2006, we acquired 111,697 UNE-P local access lines from Sprint for which we previously provided services on a wholesale basis. We acquired the lines pursuant to a definitive agreement dated October 25, 2005. Under the agreement we purchased the lines for $11.2 million, $5.5 million of which has been paid as of September 30, 2006. The total purchase price includes $1.3 million that was escrowed during the latter part of 2005. The remaining purchase price will be paid in monthly installments through July 2007.

On March 3, 2006 we initiated a reduction in force which terminated the employment of approximately 118 employees. All post termination wages and salaries were paid out as of April 7, 2006. In association with the reduction in force we have ceased actively marketing our IP telephony services.

In June 2006, we sold a building to a related party for cash proceeds of $0.4 million. The proceeds were used to payoff our note payable to Corman Elegre and to make a small principal paydown on our $2 million loan from the Fund mentioned above. We recorded a $0.1 million loss associated with the sale.

Effective July 27, 2006, we finalized a settlement with an ILEC over disputed balances that reduced our accounts payable balance by $12.1 million. We paid a total of $3.9 million. The settlement resulted in a net gain of approximately $8.2 million that is included in interest and other income in our third quarter statement of operations.

On August 8, 2006 and September 6, 2006, we completed the sale of 13,439 and 13,923 local access lines to Access Integrated Networks, Inc., a privately-held telephone company headquartered in Macon, Georgia. The sale was pursuant to an Agreement for Purchase and Sale of Customer Access Lines that we entered into with Access Integrated Networks, Inc. on February 13, 2006. The sales price for these lines was $2.6 million. In addition, Access loaned to us $0.5 million for which we delivered a one-year, non-interest bearing promissory note.

On October 23, 2006, we entered into a definitive agreement to sell approximately 300 of our VoIP-based lines to CommX Holdings, Inc., a privately-held provider of business-class voice services, headquartered in Tampa, Florida. The lines, located in Tampa, Florida and New York City, represent all of our VoIP-based business. We are also selling portions of our VoIP network. We expect to close the sale within several months pending regulatory approvals. The total purchase price will depend upon the number of lines in service at the time of closing. As a result of this agreement to sell our VoIP-based lines, we expect our VoIP revenues to decline during the fourth quarter of 2006 and to cease sometime during the first half of 2007. As discussed below in Note 5 - Property and Equipment, we recorded an impairment charge of $2.6 million during the third quarter associated with this decision to sell our VoIP-based business.

DEBT INSTRUMENTS

Accounts Receivable Financing

On April 4, 2005, we entered into an accounts receivable financing agreement with Thermo Credit, LLC (“Thermo”). The agreement provides for the sale of up to $22 million of our accounts receivable on a continuous basis to Thermo, subject to selection criteria as defined in the contract.

During October 2005, we signed an amendment to our accounts receivable financing agreement with Thermo.  The amendment increases the amount of accounts receivable that we can sell to Thermo from $22 million to $26 million, subject to selection criteria as defined in the original contract.  The discount rate also increases from 2.5% to 2.75%.  On February 1, 2006, we amended our accounts receivable financing facility once more by increasing the facility to $33 million.

ILEC, IXC AND RELATED DISPUTED CHARGES

Since our existence we have disputed and continue to dispute significant charges from the various ILECs, IXCs, and certain other carriers providing us services. We have a policy of treating all charges that we believe are without merit, but are still being presented on a bill to us as disputes, regardless of the age of the dispute. Our outstanding disputes at September 30, 2006 and 2005 are summarized in the following table:

The late fees are accumulating from all of our disputes as we do not pay for disputed items and therefore incur and accumulate late fees for these disputed billings.

We believe that we have adequately accrued for our disputes and we believe our maximum exposure for these charges is $3.6 million. However, we do not believe that all of these charges are valid and intend to continue our dispute and non-payment of these charges.

Effective July 27, 2006, we finalized a settlement with an ILEC over disputed balances that reduced our accounts payable balance by $12.1 million. We paid a total of $3.9 million. The settlement, which was contingent upon final payment of the full $3.9 million, resulted in a net gain of approximately $8.2 million that is reflected in our third quarter statement of operations.

RELATED PARTY TRANSACTIONS

We recorded interest on our related party debt of $0.1 million and $0.5 million during the three months ended September 30, 2006 and 2005, respectively, and we recorded interest of $0.2 million and $1.6 million during the nine months ended September 30, 2006 and 2005, respectively.

In June 2006, we sold a building to a related party for cash proceeds of $0.4 million. The proceeds were used to payoff our note payable to Corman Elegre and to make a small principal paydown on our $2 million loan from the Fund mentioned above. We recorded a $0.1 million loss associated with the sale.

SIGNIFICANT ACCOUNTING POLICIES AND RECENT ACCOUNTING PRONOUNCEMENTS

See Note 3 “Significant Accounting Policies and Recent Accounting Pronouncements” and Note 8 “Stock-Based Compensation.”

ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We do not enter into financial instruments for trading or speculative purposes and do not currently utilize derivative financial instruments. Our operations are conducted primarily in the United States and as such are not subject to material foreign currency exchange rate risk.

The fair value of our investment portfolio or related income would not be significantly impacted by either a 100 basis point increase or decrease in interest rates due mainly to the short-term nature of the major portion of our investment portfolio.

We have no material future earnings or cash flow exposures from changes in interest rates on our long-term debt obligations, as substantially all of our long-term debt obligations are fixed rate obligations.

ITEM 4. CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

We maintain disclosure controls and procedures designed to ensure that material information related to us, including our consolidated subsidiaries, is recorded, processed, summarized and reported in accordance with SEC rules and forms.  Our management, with the participation of Chief Executive Officer, Horace J. Davis, III and Chief Financial Officer, Donald C. Davis, has evaluated the effectiveness of our disclosure controls and procedures as of the end of the period covered by this report. Based on their evaluation as of the end of the period covered by this report, Mr. Davis and Mr. Davis have concluded that, as a result of the material weakness discussed below, our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended) were not sufficiently effective to ensure that the information required to be disclosed by us in our SEC reports was recorded, processed, summarized and reported so as to ensure the quality and timeliness of our public disclosures in compliance with SEC rules and forms. The areas of the internal controls that are deemed by our management to contain material weaknesses surround the failure during the nine months ended September 30, 2006 to retain financial reporting personnel necessary to properly identify, research, review and conclude in a timely fashion, related to certain non-routine or complex accounting issues and related disclosures timely, and the failure during the nine months ended September 30, 2006 to appropriately and accurately document the Company’s processes and procedures over the revenue and accounts receivable cycles, which could affect the reported results for the accounting period.

The certifications attached as Exhibits 31.1 and 31.2 hereto should be read in conjunction with the disclosures set forth herein.

Changes in Internal Control over Financial Reporting

As disclosed in the Company’s 2005 Annual Report on Form 10-K, the Company reported material weaknesses in the Company’s internal controls surrounding the failure during the year ended December 31, 2005 to retain financial reporting personnel necessary to properly identify, research, review and conclude in a timely fashion, related to certain non-routine or complex accounting issues and related disclosures timely, and the failure during the year ended December 31, 2005 to appropriately and accurately document the Company’s processes and procedures over the revenue and accounts receivable cycles, which could affect the reported results for the accounting period.

During the third quarter of 2006, the existing CFO resigned to pursue other matters and was replaced. Despite the change in responsibility over our financial reporting that occurred during our most recent fiscal quarter we do not believe that the change has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

Remediation of Material Weaknesses

The material weaknesses in our disclosure controls and procedures stated above in “Evaluation of Disclosure Controls and Procedures” require us to make changes in internal controls over financial reporting. As a result, we continue to build within departmental personnel the requisite skills necessary to properly identify, research, review and conclude related to non-routine or complex accounting issues and related disclosures timely.  We also have initiated a structured process to appropriately and accurately document our processes and procedures related to the revenue and accounts receivable cycles.  Our management believes that these changes in review procedures and the continued building of necessary skill sets within financial reporting personnel will ensure that the disclosed material weaknesses in reporting procedures no longer should have a material effect on financial reporting

Part II

ITEM 1. LEGAL PROCEEDINGS

1.	Master File Number 21 MC 92; In re Initial Public Offering Securities Litigation., in the United States District Court for the Southern District of New York (filed June 7, 2001)

During June and July 2001, three separate class action lawsuits were filed against us, certain of our current and former directors and officers (the “D&Os”) and firms engaged in the underwriting (the “Underwriters”) of our initial public offering of stock (the “IPO”). The lawsuits, along with approximately 310 other similar lawsuits filed against other issuers arising out of initial public offering allocations, have been assigned to a Judge in the United States District Court for the Southern District of New York for pretrial coordination. The lawsuits against us have been consolidated into a single action. A consolidated amended complaint was filed on April 20, 2002. A Second Corrected Amended Complaint (the “Amended Complaint”), which is the operative complaint, was filed on July 12, 2002.

The Amended Complaint is based on the allegations that our registration statement on Form S-1, filed with the Securities and Exchange Commission (“SEC”) in connection with the IPO, contained untrue statements of material fact and omitted to state facts necessary to make the statements made not misleading by failing to disclose that the underwriters allegedly had received additional, excessive and undisclosed commissions from, and allegedly had entered into unlawful tie-in and other arrangements with, certain customers to whom they allocated shares in the IPO. The plaintiffs in the Amended Complaint assert claims against us and the D&Os pursuant to Section 11 of the Securities Act of 1933 and Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated by the SEC there under. The plaintiffs in the Amended Complaint assert claims against the D&Os pursuant to Sections 11 and 15 of the Securities Act of 1933 and Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated by the SEC there under. The plaintiffs seek an undisclosed amount of damages, as well as pre-judgment and post-judgment interest, costs and expenses, including attorneys’ fees, experts’ fees and other costs and disbursements. Initial discovery has begun. We believe we are entitled to indemnification from our Underwriters.

A settlement has been reached by the plaintiffs, the issuers and insurers of the issuers. The principal terms of the proposed settlement are (i) a release of all claims against the issuers and their officers and directors, (ii) the assignment by the issuers to the plaintiffs of certain claims the issuers may have against the Underwriters and (iii) an undertaking by the insurers to ensure the plaintiffs receive not less than $1 billion in connection with claims against the Underwriters. Hence, under the terms of the proposed settlement our financial obligations will likely be covered by insurance. To be binding the settlement must be approved by the court. There is no assurance that the settlement will be finally approved by the court.

2.
C.A. No. 04CH07882, Susan Schad, on behalf of herself and all others similarly situated, v. Z-Tel Communications, Inc., in the Circuit Court of Cook County, Illinois, Illinois County Department, Chancery Division, filed May 13, 2004

Susan Schad, on behalf of herself and all others similarly situated, filed a putative class action lawsuit against Trinsic Communications, Inc. (formerly known as Z-Tel Communications, Inc.), our wholly-owned subsidiary corporation, on May 13, 2004. The original complaint alleged that our subsidiary engaged in a pattern and practice of deceiving consumers into paying amounts in excess of their monthly rates by deceptively labeling certain line-item charges as government-mandated taxes or fees when in fact they were not. The original complaint sought to certify a class of plaintiffs consisting of all persons or entities who contracted with Trinsic for telecommunications services and were billed for particular taxes or regulatory fees. The original complaint asserted a claim under the Illinois Consumer Fraud and Deceptive Businesses Practices Act and sought unspecified damages, attorneys’ fees and court costs. On June 22, 2004, we filed a notice of removal in the state circuit court action, removing the case to the Federal District Court for the Northern District of Illinois, Eastern Division, C.A. No. 04 C 4187. On July 26, 2004, the plaintiff filed a motion to remand the case to the state circuit court. On January 12, 2005, the federal court granted the motion and remanded the case to the state court. On October 17, 2005, the state court heard argument on our motion to dismiss the lawsuit and granted that motion, in part with prejudice. The court dismissed with prejudice the claims relating to the “E911 Tax,” the “Utility Users Tax,” and the “Communications Service Tax.” The court found that those tax charges were specifically authorized by state law or local ordinance, and thus cannot be the basis of a Consumer Fraud claim. The court also dismissed (but with leave to replead) the claims relating to the “Interstate Recovery Fee” and the “Federal Regulatory Compliance Fee.” The court determined that the plaintiff had failed to allege how she was actually damaged by the allegedly deceptive description of the charges. On November 15, 2005, the plaintiff filed a First Amended Class Action Complaint alleging that Trinsic mislabeled its “Interstate Recovery Fee” and “Federal Cost Recovery Fee” in supposed violation of the Illinois Consumer Fraud and Deceptive Business Practices Act. As with the original complaint, the First Amended Class Action Complaint seeks damages, fees, costs, and class certification. We filed a further Motion to Dismiss which was heard by the court on April 3, 2006. The court granted our motion by dismissing the plaintiff’s claims for unfair practices under the Illinois Consumer Fraud and Deceptive Business Practices Act and dismissing in part the plaintiff’s claims for deceptive practice under the Act. The court determined that the plaintiff did not state sufficient facts indicating that her alleged damages were caused by our alleged deception. On April 24, 2006, the plaintiff filed a Second Amended Class Action Complaint again alleging that Trinsic mislabeled its “Interstate Recovery Fee” and “Federal Cost Recovery Fee” in supposed violation of the Illinois Consumer Fraud and Deceptive Business Practices Act. The Second Amended Class Action Complaint seeks damages, fees, costs, and class certification. We moved to dismiss this Second Amended Class Action Complaint, and the Court heard the motion on August 28, 2006.  On September 27, 2006, the court issued a ruling allowing the plaintiff’s remaining claims to stand and ordered us to answer the Second Amended Complaint on October 4, 2006.  We have filed an answer denying all material allegations.  Discovery has recently begun.  We believe the plaintiff’s allegations are without merit and intend to defend the lawsuit vigorously, but we cannot predict the outcome of this litigation with any certainty.

3.
Case. No. 0410453, Wilder Corporation of Delaware, Inc. v. Trinsic Communications, Inc., In the Circuit Court of the Thirteenth Judicial Circuit in and for Hillsborough County, Florida, Civil Division, Division G, filed November 19, 2004

On November 19, 2004, the landlord of our principal Tampa, Florida facility sued us seeking a declaration of its rights and obligations under the lease and damages for breach of contract. We assert that the landlord has failed to provide certain services in accordance with the lease, including maintenance of air conditioning and emergency electrical generating systems crucial to our operations. We have taken steps necessary to provide this maintenance and have offset the costs of these measures against the rent, which we believe we are entitled to do under the lease. Thus far we have withheld approximately $0.3 million. We also believe we are entitled to reimbursement from the landlord for costs associated with improvements to the leased space.

4.
Case. No. 0410441, Beneficial Management Corporation of America. v. Trinsic Communications, Inc., In the Circuit Court of the Thirteenth Judicial Circuit in and for Hillsborough County, Florida, Civil Division, Division F, filed November 19, 2004

On November 19, 2004, a provider of parking spaces for our Tampa facilities sued us for parking fees in excess of $0.3 million. Pursuant to our lease we are entitled to a number of free spaces and we are obligated to pay for additional usage of parking spaces. We have entered into a settlement understanding with the plaintiff. Under the settlement, we agreed to pay a total of $0.2 million, payable in installments over seven months. We made the final payment on November 1, 2006.

5.
Case. No. 3:06-CV-4858-EDL Oracle USA, Inc. and Oracle International Corporation v. Trinsic Communications, Inc. In the United States District Court for the Northern District of California, filed August 11, 2006.

On August 11, 2006, Oracle sued us for payment of licensing fees alleging claims for copyright infringement, breach of contract, account stated, open book account, and goods sold and delivered based upon our license. We disagreed with the terms of our usage of the licensed software. We have entered into a settlement agreement with Oracle. Under the agreement we agree to pay $0.3 million over a 10 month period beginning November 15, 2006.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

At the Annual Meeting of Shareholders held on September 28, 2006, the following proposal was adopted by the margins indicated:

1. To elect the following individuals to the Board of Directors to hold office until their successors are elected and qualified:

	Number of Shares
Nominee	For	Withheld
Lawrence C. Tucker	14,592,428
Roy Neel	14,592,428

The terms of office of the following other directors continued after the meeting:

Andrew C. Cowen
Raymond L. Golden
W. Andrew Krusen
Richard F. LaRoche, Jr.

ITEM 6. EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

3.1
Amended and Restated Certificate of Incorporation of Trinsic, Inc. as amended. Incorporated by reference to the correspondingly numbered exhibit to our Annual Report on Form 10-K for the year ended December 31, 2004 filed April 15, 2005.

3.2
Amended and Restated Bylaws of Trinsic, as amended. Incorporated by reference to the correspondingly numbered exhibit to our Quarterly report on Form 10-Q for the quarter ended September 30, 2004 filed November 15, 2004.

3.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Trinsic, Inc. Incorporated by reference to Exhibit 3.3 to our Form 8-K filed September 28, 2005.

4.1	Form of Common Stock Certificate. Incorporated by reference to the correspondingly numbered exhibit to our Annual Report on Form 10-K for the year ended December 31, 2004 filed April 15, 2005.

4.2	See Exhibits 3.1, 3.2 and 3.3. of this report for provisions of the Amended and Restated Certificate of Incorporation, as amended, and our Bylaws, as amended, defining rights of security holders.

4.9
Registration Rights Agreement between and among us and The 1818 Fund III, L.P. Incorporated by reference to the correspondingly numbered exhibit to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2000, filed on November 14, 2000.

4.11
Certificate of Designation of Series F Junior Participating Preferred Stock. Incorporated by reference to the correspondingly numbered exhibit to our Annual Report on Form 10-K for the year ended December 31, 2000, filed on March 30, 2001.

4.12
Rights Agreement dated as of February 19, 2001 between Z-Tel Technologies, Inc. and American Stock Transfer & Trust Company, as Rights Agent, as amended July 2, 2001. Incorporated be reference to the correspondingly numbered exhibit to our quarterly report on Form 10-Q for the quarter ended June 30, 2001.

4.13
Amendment No. 1 to Rights Agreement dated as of November 19, 2004 between Z-Tel Technologies, Inc. and American Stock Transfer & Trust Company, as Rights Agent. Incorporated by reference to Exhibit 4.1 to our registration statement on form 8-A/A filed on December 6, 2004.

4.14
Amendment No. 2 to Rights Agreement dated as of July 19, 2005, between Trinsic, Inc. and American Stock Transfer & Trust Company, as Rights Agent. Incorporated by reference to Exhibit 4.1 to our registration statement on form 8-A/A filed on July 21, 2005.

4.15
Stock and Warrant Purchase Agreement, dated as of July 2, 2001, by and between us, D. Gregory Smith, and others. Incorporated by reference to Exhibit 1 to Amendment No. 1 of the Schedule 13D filed July 12, 2001 with respect to our common stock by, among other persons, The 1818 Fund III, L.P.

4.20	Exchange and Purchase Agreement dated July 15, 2005 between Trinsic, Inc. and The 1818 Fund III, L.P. Incorporated by reference to Exhibit A to our Form 8-K filed July 20, 2005.

10.1	Employment Agreement of Horace J. “Trey” Davis III, dated August 15, 2005, as amended January 30, 2006. Incorporated by reference to Exhibits A and B of our Form 8-K filed April 20, 2006.

10.2.1
1998 Equity Participation Plan. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-89063), originally filed October 14, 1999, as amended and as effective December 14, 1999.

10.2.2
2000 Equity Participation Plan, as amended. Incorporated by reference to the correspondingly numbered exhibit to our Annual Report on Form 10-K for the year ended December 31, 2004 filed April 15, 2005.

10.2.3	2004 Stock Incentive Plan. Incorporated by reference to Exhibit 4.1 to our Registration Statement on Form S-8 filed May 8, 2005.

10.3	Employment Agreement of Donald C. Davis dated August 15, 2005, as amended June 1, 2006 and October 10, 2006.

10.4	Employment Agreement of Michael M. Slauson dated August 15, 2005. Incorporated by reference to Exhibit E of our Form 8-K filed April 20, 2006

10.5
Form of Indemnification Agreement for our executive officers and directors. Incorporated by reference to the correspondingly numbered exhibit to our Annual Report on Form 10-K for the year ended December 31, 2000, filed on March 30, 2001.

10.6	Employment Agreement of Paul T. Kohler dated August 15, 2005. Incorporated by reference to Exhibit F of our Form 8-K filed April 20, 2006.

10.11
Promissory Note, dated September 10, 1999, from Touch 1 Communications, Inc. to William F. Corman (First Revocable Trust). Incorporated by reference to the correspondingly numbered exhibits to our Annual Report on Form 10-K for the year ended December 31, 2000, filed on March 30, 2001.

10.14
Receivables Sales Agreement, dated as of March 28, 2005, by and between Trinsic Communications Inc. and Touch 1 Communications s Inc., collectively as Seller and Subservicer, and Thermo Credit, LLC, as Purchaser and Master Servicer. Incorporated by reference to Exhibit 10.1 to our o Form 8-K filed April 5, 2005.

10.15	Promissory Note, dated December 15, 2005, from Trinsic, Inc. to The 1818 Fund III, L.P. Incorporated by reference to Exhibit A to Form 8-K filed December 21, 2005.

10.16
Agreement for Purchase and Sale of Customer Access Lines, dated October 25, 2005, by and among Sprint Communications Company L.P., Sprint Communications Company of Virginia, Inc. and Trinsic, Inc. Incorporated by reference to the correspondingly numbered exhibit to our Form 10-K filed March 31, 2006.

10.17
Agreement for Purchase and Sale of Customer Access Lines, dated as of February 10, 2006, between Trinsic Communications, Inc. and Access Integrated Networks, Inc. Incorporated by reference to the correspondingly numbered exhibit to our Form 10-Q filed May 15, 2006.

10.18	Promissory Note, dated August 8, 2006, from Trinsic Communications, Inc. to Access Integrated Networks, Inc. Incorporated by reference to Exhibit 99.1 to Form 8-K filed August 16, 2006.

10.19	Agreement for Purchase and Sale of Assets, dated October 23, 2006, between Trinsic Communications, Inc. and CommX Holdings, Inc.

31.1	Certification of the Chief Executive Officer

31.2	Certification of the Chief Financial Officer

32.1	Written Statement of the Chief Executive Officer Pursuant to 18 U.S.C.ss.1350

32.2	Written Statement of the Chief Financial Officer Pursuant to 18 U.S.C.ss.1350

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized, as of the 21st day of December 2006.

TRINSIC, INC.

By:	/s/ HORACE J. DAVIS, III
Horace J. Davis, III
Chief Executive Officer

By:	/s/ DONALD C. DAVIS
Donald C. Davis
Chief Financial Officer

A signed original of this report has been provided to Trinsic, Inc. and will be retained by the Trinsic, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

EXHIBIT 31.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, Horace J. Davis III, certify that—
     1. I have reviewed this Quarterly Report on Form 10-Q of Trinsic, Inc.;
     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
     3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;
     4. The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and we have—
          a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;
          b) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures as the end of the period covered by this report based on such evaluation; and
          c) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and
     5. The registrant’s other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons fulfilling the equivalent function)—
          a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and
          b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: December 21, 2006

/s/ HORACE J. DAVIS III
Horace J. Davis
Chief Executive Officer

     A signed original of this certifiction has been provided to Trinsic, Inc. and will be retained by Trinsic, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

EXHIBIT 31.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

I, Donald C. Davis, certify that—
     1. I have reviewed this Quarterly Report on Form 10-Q of Trinsic, Inc.;
     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
     3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;
     4. The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and we have—
          a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;
          b) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures as the end of the period covered by this report based on such evaluation; and
          c) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and
     5. The registrant’s other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons fulfilling the equivalent function)—
          a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and
          b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: December 21, 2006

/s/ DONALD C. DAVIS.
Donald C. Davis
Chief Financial Officer

     A signed original of this certification has been provided to Trinsic, Inc. and will be retained by Trinsic, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

EXHIBIT 32.1

WRITTEN STATEMENT OF THE CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SS.1350

     Solely for the purposes of complying with 18 U.S.C. ss.1350, I, the undersigned Chief Executive Officer of Trinsic, Inc. (the “Company”), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarterly period ended September 30, 2006 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ HORACE J. DAVIS III
Horace J. Davis III
December 21, 2006

     A signed original of this written statement has been provided to Trinsic, Inc. and will be retained by Trinsic, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

EXHIBIT 32.2

WRITTEN STATEMENT OF THE CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SS.1350

     Solely for the purposes of complying with 18 U.S.C. ss.1350, I, the undersigned Acting Chief Financial Officer of Trinsic, Inc. (the “Company”), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarterly period ended September 30, 2006 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ DONALD C. DAVIS
 Donald C. Davis.
December 21, 2006

     A signed original of this written statement has been provided to Trinsic, Inc. and will be retained by Trinsic, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.